UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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FirstEnergy Corp.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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FirstEnergy

Our Mission

Our Core Values

What Matters to Us

Safety • Customers • Diversity & Inclusion
Innovation • Performance
Social Responsibility • Teamwork

Behaviors

How Employees Contribute to Our Success

Courage • Integrity • Openness
Ownership • Trust

76 South Main Street

Akron, Ohio 44308

Ketan K. Patel

Vice President, Corporate Secretary & Chief Ethics Officer

March 31, 2017

Dear Shareholder:

You are cordially invited to attend the 2017 FirstEnergy Corp. Annual Meeting of Shareholders on Tuesday, May 16, 2017, at 8:00 a.m., Eastern time, at the John S. Knight Center, 77 E. Mill Street, Akron, Ohio. If you plan to attend this meeting, you must register in advance. For information on how to register, see the “Attending the Annual Meeting” section of the “Questions and Answers about the Annual Meeting” in the accompanying proxy statement.

The notice and proxy statement contain important information about proxy voting and the business to be conducted at the meeting. We encourage you to read it carefully before voting. Then, whether or not you plan to attend the meeting in person, please vote by following the voting instructions described in the accompanying materials to ensure that your shares are represented at the meeting. We encourage you to take advantage of our Internet or telephone voting options. Your Board of Directors recommends that you vote “FOR” the election of the nominees in Item 1, “FOR” Items 2, 3 and 5 through 8, for “EVERY YEAR” in Item 4 and “AGAINST” each of the shareholder proposals, which are Items 9 through 11.

The proxy statement demonstrates our ongoing commitment to provide a clear and detailed discussion of matters that will be addressed at the meeting. It includes a proxy statement summary starting on page (i) which summarizes the matters to be voted on and provides a high level overview of some of the important corporate governance and executive compensation matters discussed in more detail in the proxy statement. We encourage you to read the proxy statement summary with the more detailed information elsewhere in the proxy statement.

Online proxy delivery and voting: We are pleased to again take advantage of the Securities and Exchange Commission’s “notice and access” rules that permit us to deliver proxy materials to some of our shareholders over the Internet. This delivery method provides our shareholders with the information they need and allows us to lower our printing and mailing costs, reduce the impact on the environment by decreasing the amount of paper needed to print the materials, and reduce the resources required to deliver these materials.

The accompanying notice and proxy statement are being mailed to shareholders on or about March 31, 2017.

Your vote and support are important to us. Thank you in advance for voting promptly.

Sincerely,

Important Note Regarding Voter Participation. Please take time to vote your shares!

Pursuant to applicable rules, if your shares are held in a broker account, you must provide your broker with voting instructions for all matters to be voted on at the Annual Meeting of Shareholders except for the ratification of PricewaterhouseCoopers LLP as FirstEnergy Corp.’s independent registered public accounting firm and the proposal to amend the Company’s Amended Articles of Incorporation to increase the number of shares of authorized common stock. Your broker does not have the discretion to vote your shares on any other matters without the specific instruction from you to do so.

Notice of Annual Meeting of Shareholders

Date and Time	Location	Record Date
Tuesday, May 16, 2017 8:00 a.m. ET	John S. Knight Center 77 E. Mill Street Akron, OH 44308	March 20, 2017

Annual Meeting of Shareholders Agenda

●	Elect the 13 nominees to the Board of Directors named in the accompanying proxy statement to hold office until the 2018 Annual Meeting of Shareholders and until their successors shall have been elected;
●	Ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for 2017;
●	Approve, on an advisory basis, named executive officer compensation;
●	Approve, on an advisory basis, the frequency of future advisory votes to approve named executive officer compensation;
●	Approve a management proposal to amend the Company’s Amended Articles of Incorporation to increase the number of shares of authorized common stock from 490,000,000 to 700,000,000;
●	Approve a management proposal to amend the Company’s Amended Articles of Incorporation and Amended Code of Regulations to replace existing supermajority voting requirements with a majority voting power threshold;
●	Approve a management proposal to amend the Company’s Amended Articles of Incorporation and Amended Code of Regulations to implement majority voting for uncontested director elections;
●	Approve a management proposal to amend the Company’s Amended Code of Regulations to implement proxy access;
●	Vote on three shareholder proposals, if properly presented at the Annual Meeting; and
●	Take action on other business that may come properly before the Annual Meeting and any adjournment or postponement thereof.

Please carefully review this notice, the annual report and the accompanying proxy statement and vote your shares by following the instructions on your proxy card/voting instruction form or Notice of Internet Availability of Proxy Materials to ensure your representation at the Annual Meeting. Only shareholders of record as of the close of business on March 20, 2017, or their proxy holders, may vote at the Annual Meeting. If you plan to attend the Annual Meeting, you must register in advance. See the “Attending the Annual Meeting” section of the “Questions and Answers about the Annual Meeting” in the accompanying proxy statement for instructions on how to register.

On behalf of the Board of Directors,

Ketan K. Patel

Vice President, Corporate Secretary & Chief Ethics Officer

Akron, Ohio

    The notice and accompanying proxy statement are being mailed to shareholders on or about March 31, 2017.

Important Note Regarding Availability of Proxy Materials

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Shareholders to be held on May 16, 2017. This proxy statement and the annual report are available at www.ReadMaterial.com/FE.

  Appendices

Utility and General Industry Peer Groups	A-1

Proposed Amendment to Amended Articles of Incorporation to increase the number of shares of authorized common stock	B-1

Proposed Amendments to Amended Articles of Incorporation and Amended Code of Regulations relating to the replacement of existing supermajority voting requirements with a majority voting power threshold	C-1

Proposed Amendments to Amended Articles of Incorporation and Amended Code of Regulations to implement majority voting for uncontested director elections	D-1

Proposed Amendment to Amended Code of Regulations to implement proxy access	E-1

Proxy Summary

2017 Annual Meeting of Shareholders

●	Time and Date: 8:00 a.m., Eastern time, on Tuesday, May 16, 2017

●	Location: John S. Knight Center, 77 E. Mill Street, Akron, Ohio

●	Record Date: March 20, 2017

●	Voting: Shareholders of record of FirstEnergy Corp. common stock as of the Record Date are entitled to receive the Notice of Annual Meeting of Shareholders and they or their proxy holders may vote their shares at the Annual Meeting.

●	Admission: If you plan to attend the Annual Meeting, you must register in advance. For instructions on how to register, see the “Attending the Annual Meeting” section of the “Questions and Answers about the Annual Meeting” below.

Voting Matters

		Board Vote Recommendation		Page Reference (for more detail)
		FOR	AGAINST
Item 1	Election of 13 Director Nominees named in this proxy statement	✓		27
Item 2	Ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for 2017	✓		28
Item 3	Approve, on an advisory basis, named executive officer compensation	✓		28
Item 4	Approve, on an advisory basis, the frequency of future advisory votes to approve named executive officer compensation	EVERY YEAR		29
Item 5	Approve a management proposal to amend the Company’s Amended Articles of Incorporation to increase the number of shares of authorized common stock from 490,000,000 to 700,000,000	✓		30
Item 6	Approve a management proposal to amend the Company’s Amended Articles of Incorporation and Amended Code of Regulations to replace existing supermajority voting requirements with a majority voting power threshold	✓		32
Item 7	Approve a management proposal to amend the Company’s Amended Articles of Incorporation and Amended Code of Regulations to implement majority voting for uncontested director elections	✓		34
Item 8	Approve a management proposal to amend the Company’s Amended Code of Regulations to implement proxy access	✓		35
Items 9 to 11	Shareholder Proposals		✓	38

i

How to Cast Your Vote

Your vote is important! Even if you plan to attend our Annual Meeting in person, please cast your vote as soon as possible by:

Internet (or by scanning the QR Code if provided on your proxy card/voting instruction form)	Telephone	Mail by returning your proxy card/voting instruction form

Please follow the instructions provided on your proxy card/voting instruction form (later referred to as the proxy card), Notice of Internet Availability of Proxy Materials, or electronic or other communications included with your proxy materials. Also refer to the “How You Can Vote” section of the “Questions and Answers about the Annual Meeting” below for more details.

Board Nominees

Thirteen members of your Board of Directors (later referred to as your Board) are standing for election. Each member stands for election annually. The following table provides summary information about each director nominee standing for election to your Board.

				Committee Memberships
Name	Age	Director Since	Independent	Audit	Compensation	Corporate Governance	Finance	Nuclear	# of Other Public Company Boards [1]
Paul T. Addison	70	2003	Yes	●			Chair		0
Michael J. Anderson	65	2007	Yes			Chair	●		1
William T. Cottle	71	2003	Yes			●		Chair	0
Steven J. Demetriou	58	2017[2]	Yes						2[3]
Julia L. Johnson	54	2011[4]	Yes			●		●	3
Charles E. Jones	61	2015	No						0
Donald T. Misheff	60	2012	Yes	Chair	●				2
Thomas N. Mitchell	61	2016	Yes					●	0
James F. O’Neil III	58	2017[2]	Yes						0
Christopher D. Pappas	61	2011[4]	Yes		Chair		●		2
Luis A. Reyes	65	2013	Yes			●		●	0
George M. Smart	71	1997[5]	Yes	●		●			1
Dr. Jerry Sue Thornton	70	2015	Yes		●		●		3
[1]	As defined under New York Stock Exchange Listed Company Manual Section 303A Corporate Governance Standards Frequently Asked Questions.
[2]	Messrs. Demetriou and O’Neil were elected to your Board effective January 17, 2017 and are nominees for election by shareholders at the Annual Meeting.
[3]	Mr. Demetriou has notified Kraton Corporation’s (Kraton) board of directors that he is resigning as a director of Kraton effective immediately following Kraton’s 2017 annual general meeting of stockholders, currently scheduled for May 25, 2017. Accordingly, at that time Mr. Demetriou will be a member of one other public company board.
[4]	Ms. Johnson and Mr. Pappas were previously directors of Allegheny Energy Inc., which merged with your Company in 2011.
[5]	Mr. Smart was previously a director of Ohio Edison Company, which merged with Centerior Energy Corporation to form your Company in 1997.

As previously disclosed, Messrs. Ted J. Kleisner and Ernest J. Novak, Jr. will retire from your Board as of the date of the Annual Meeting in accordance with the mandatory retirement age provisions of our Corporate Governance Policies and were not nominated by your Board for election at this Annual Meeting. Mr. Robert B. Heisler, Jr. was not nominated by your Board for election at this Annual Meeting for health reasons. The size of your Board, which is currently set at 16, will be reduced to 13 as of the Annual Meeting.

Key Facts About Your Board

We seek to maintain a well-rounded and diverse Board representing a wide breadth of experience and perspectives that balances the institutional knowledge of longer-tenured directors with the fresh perspectives brought by newer directors. Below are highlights regarding Board meetings and the composition of our 13 director nominees standing for election to your Board.

[1]	Includes years that Ms. Johnson and Mr. Pappas served on the board of directors of Allegheny Energy, Inc. and Mr. Smart served on the board of directors of Ohio Edison Company.

Corporate Governance Highlights

Your Company is committed to good corporate governance, which we believe is important to the success of our business and in advancing shareholder interests. Highlights include:

✓	The positions of Chairman of the Board and Chief Executive Officer (later referred to as our CEO) are separated
✓	Annual election of all directors
✓	All directors are independent, other than the CEO
✓	Board committees are comprised entirely of independent directors
✓	Director Resignation Policy requiring any director nominee in an uncontested director election who receives a majority withheld votes to tender his or her resignation
✓	Diversity reflected in Board composition
✓	Independent directors regularly meet without management present at Board and committee meetings
✓	Corporate Governance Committee and Board engage in rigorous director succession planning
✓	Mandatory retirement age of 72 for our directors per our Corporate Governance Policies
✓	Consideration of your Board’s diversity, age, business or administrative experience and skills and other attributes when evaluating nominees for your Board
✓	Risk oversight by full Board and its committees
✓	The Board conducts a three-part annual evaluation process: full Board evaluation; committee evaluations; and evaluation of each director
✓	Ongoing active shareholder engagement and outreach
✓	Shareholders of 25 percent or more of our shares outstanding and entitled to vote have the right to call a special meeting
✓	Robust stock ownership guidelines
✓	Policy prohibiting short sales, hedging, margin accounts and pledging by our directors and executive officers
✓	Robust director orientation and continuing education

Our corporate governance practices are described in greater detail in the “Corporate Governance and Board of Directors Information” section.

Executive Compensation Highlights

What we do	What we DON’T do
✓ Pay-for-performance	× Reprice stock options

✓    Consider peer groups in establishing compensation

✓    Review tally sheets

✓    Robust stock ownership guidelines

✓    Clawback policy

✓    Retain an independent compensation consultant

✓    Annual advisory vote to approve named executive officer compensation and recommending to maintain annual advisory votes going forward

× Allow hedging or pledging of Company stock by our directors and executive officers × Provide excise tax gross-ups × Pay tax gross-ups on our limited perquisites × Provide excessive perquisites

Our executive compensation practices are described in greater detail in the “Executive Compensation” section.

Note About Forward Looking Statements

Certain of the matters discussed in this proxy statement are forward-looking statements, within the meaning of the Private Securities Litigation Reform Act of 1995, that are subject to risks and uncertainties. These statements include declarations regarding management’s intents, beliefs and current expectations, including regarding future financial and operational performance (whether associated with compensation arrangements or otherwise), and typically contain, but are not limited to, the terms “anticipate,” “potential,” “expect,” “forecast,” “goal,” “target,” “will,” “intend,” “believe,” “project,” “estimate,” “plan” and similar words. Forward-looking statements involve estimates, assumptions, known and unknown risks, uncertainties and other factors that may cause actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. These forward-looking statements are qualified by, and should be read together with, the risk factors included in (a) Item 1A Risk Factors and Item 7 Management’s Discussion and Analysis of Financial Condition and Results of Operations in our most recent Annual Report on Form 10-K and (b) other factors discussed in our other filings with the Securities and Exchange Commission. We expressly disclaim any current intention to update, except as required by law, any forward-looking statements contained herein as a result of new information, future events or otherwise. Except as otherwise noted, the information herein is as of March 22, 2017, the date we commenced printing in order to commence mailing on or about March 31, 2017.

Questions and Answers about the Annual Meeting

Proxy Materials

1	Q:	Why did I receive these proxy materials?

A:

You received these proxy materials because you were a shareholder of record or beneficial owner (as defined below) of shares of common stock of FirstEnergy Corp. (later referred to as FirstEnergy, the Company, we, us or our) as of the close of business on March 20, 2017, the record date (later referred to as the Record Date). Your Company’s Annual Meeting of Shareholders (later referred to as the Annual Meeting or the Meeting) will be held on Tuesday, May 16, 2017. We began distributing these proxy materials to shareholders on or about March 31, 2017.

2	Q:	Can I view future FirstEnergy proxy materials and annual reports on the Internet instead of receiving paper copies?

A:

Yes. If you received paper copies of this proxy statement and the annual report and you are a shareholder of record, you can elect to view future proxy statements and annual reports on the Internet by marking the designated box on your proxy card or by following the instructions when voting by Internet or by telephone. If you choose this option, prior to the next annual meeting, you will be mailed a paper copy of the proxy card along with instructions on how to access the proxy statement and annual report using the Internet unless applicable regulations require delivery of printed proxy materials. Your choice will remain in effect until you notify us that you wish to resume mail delivery of these documents.

If you previously elected to access your proxy materials over the Internet, you will not receive the Notice of Internet Availability of Proxy Materials (later referred to as a Notice of Internet Availability) or paper copies of proxy materials in the mail unless applicable regulations require delivery of printed proxy materials. Instead, you will receive a paper copy of the proxy card along with instructions on how to access the proxy statement and annual report using the Internet.

If you received a Notice of Internet Availability, you may not receive printed copies of proxy statements and annual reports in the future unless applicable regulations require delivery of printed proxy materials. However, you may elect to be mailed a paper proxy card with instructions on how to access proxy statements and annual reports using the Internet for future meetings by following the instructions when voting. The Notice of Internet Availability also contains instructions on how you may request delivery of proxy materials in printed form for the Meeting or on an ongoing basis, if desired.

If you are a beneficial owner, refer to the information provided by your broker, bank or other nominee for instructions on how to elect to view future FirstEnergy proxy statements and annual reports on the Internet instead of receiving paper copies.

1  |  FirstEnergy Corp. 2017 Proxy Statement

3	Q:	Why did I receive a one-page notice in the mail regarding the Internet availability of proxy materials instead of receiving a full set of printed proxy materials?

A:

To reduce the environmental impact and related costs of the Meeting, we are pleased to again furnish the proxy materials over the Internet. As a result, we are sending a number of our shareholders a Notice of Internet Availability instead of a printed copy of the proxy materials. All shareholders receiving the Notice of Internet Availability will have the ability to access the proxy materials and vote via the Internet and to request a printed copy of the proxy materials by mail, if desired. Instructions on how to access the proxy materials over the Internet, to vote online, and to request a printed copy may be found in the Notice of Internet Availability. In addition, the Notice of Internet Availability contains instructions on how you may request delivery of proxy materials in printed form for this Meeting or on an ongoing basis, if desired.

4	Q:	Can I vote my shares by filling out and returning the Notice of Internet Availability, if I received such notice?

A:

No. The Notice of Internet Availability identifies the items to be voted on at the Meeting, but you cannot vote by marking the Notice of Internet Availability and returning it. The Notice of Internet Availability provides instructions on how to vote via the Internet, how to request proxy materials in printed form so that you can vote by telephone or by returning a paper proxy card by mail, and how to submit a ballot in person at the Meeting.

5	Q:	Why did we receive just one copy of the proxy statement and annual report when we have more than one stock account in our household?

A:

Where applicable, we follow the Securities and Exchange Commission (later referred to as the SEC) rule that permits us to send one copy each of this proxy statement and the annual report to a household if shareholders provide written or implied consent. We previously mailed a notice to eligible registered shareholders stating our intent to use this rule unless a shareholder provided an objection. Using this rule reduces unnecessary publication and mailing costs. Shareholders continue to receive a separate proxy card or opportunity to vote via the Internet, as applicable, for each stock account. If you are a registered shareholder and received only one copy each of the proxy statement and the annual report in your household, you can request additional copies of the proxy statement and the annual report for some or all accounts for this year or in the future, either by calling Shareholder Services at 1-800-736-3402 or by writing to FirstEnergy Corp., c/o American Stock Transfer & Trust Company, LLC, P.O. Box 2016, New York, NY 10272-2016, and we will promptly deliver the requested copies. You also may contact us in the same manner if you are receiving multiple copies of this proxy statement and/or the annual report in your household and desire to receive one copy. If you are not a registered shareholder and your shares are held by a bank, broker, or other nominee you will need to contact such bank, broker, or other nominee to revoke your election and receive multiple copies of these documents.

2  |  FirstEnergy Corp. 2017 Proxy Statement

6	Q:	What is the difference between holding shares as a “shareholder of record” and holding shares in “street name” or as a “beneficial owner”?

A:

Shareholder of Record: If your shares are registered directly in your name with our transfer agent, American Stock Transfer & Trust Company, LLC (later referred to as AST), you are a shareholder of record of the shares. As the shareholder of record, you have the right to vote your shares directly or to grant a proxy to vote your shares to a representative of your Company or to another person. As a record holder you have received either a proxy card to use in voting your shares or a Notice of Internet Availability which instructs you how to vote.

Beneficial Owner: If your shares are held through a bank, broker or other nominee, it is likely that they are registered in the name of such bank, broker or other nominee and you are the beneficial owner of shares, meaning that you hold shares in “street name.” You are also a beneficial owner if you own shares through the FirstEnergy Corp. Savings Plan.

As a beneficial owner of shares, you have the right to direct the registered holder to vote your shares, and you may attend the Meeting (please see the “Attending the Annual Meeting” section of the “Questions and Answers about the Annual Meeting” below for instructions on how to register in advance). Your bank, broker or other nominee has provided a voting instruction form for you to use in directing how your shares are to be voted. However, since a beneficial owner is not the shareholder of record, you may not vote your shares in person at the Meeting unless you obtain a legal proxy from the registered holder of the shares giving you the right to do so. If you are a FirstEnergy Corp. Savings Plan participant, because the Savings Plan’s Trustee is the only one who can vote your Savings Plan shares, you cannot vote your Savings Plan shares in person at the Meeting (although you may attend the Meeting by following the instructions on how to register in advance in the “Attending the Annual Meeting” section of the “Questions and Answers about the Annual Meeting” below).

7	Q:	Who is soliciting my vote, how are proxy cards being solicited, and what is the cost?

A:

Your Board is soliciting your vote. We have arranged for the services of Morrow Sodali LLC to solicit votes personally or by telephone, mail, or other electronic means for a fee not expected to exceed $19,250, plus reimbursement of expenses. Votes also may be solicited in a similar manner by officers and employees of your Company on an uncompensated basis. Your Company will pay all solicitation costs and will reimburse banks, brokers or other nominees for postage and expenses incurred by them for sending proxy materials to beneficial owners.

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Voting Matters

8	Q:	What items of business will be voted on at the Meeting and how does the Board recommend that I vote?

A:		Board Vote Recommendation
		FOR	AGAINST

Item 1	Election of 13 Director Nominees named in this proxy statement	✓
Item 2	Ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for 2017	✓
Item 3	Approve, on an advisory basis, named executive officer compensation	✓
Item 4	Approve, on an advisory basis, the frequency of future advisory votes to approve named executive officer compensation	EVERY YEAR
Item 5	Approve a management proposal to amend to the Company’s Amended Articles of Incorporation to increase the number of shares of authorized common stock from 490,000,000 to 700,000,000	✓
Item 6	Approve a management proposal to amend the Company’s Amended Articles of Incorporation and Amended Code of Regulations to replace existing supermajority voting requirements with a majority voting power threshold	✓
Item 7	Approve a management proposal to amend the Company’s Amended Articles of Incorporation and Amended Code of Regulations to implement majority voting for uncontested director elections	✓
Item 8	Approve a management proposal to amend the Company’s Amended Code of Regulations to implement proxy access	✓
Item 9 to 11	Shareholder proposals		✓

9	Q:	What is a quorum and what other voting information should I be aware of?
A:

As of the Record Date, 443,696,843 shares of our common stock were outstanding. A majority of these shares represented at the Meeting either in person or by proxy constitutes a quorum. A quorum is required to conduct business at the Meeting. All shares represented at the Meeting are counted for the purpose of determining a quorum. A broker non-vote occurs when an entity holding shares in street name, such as a bank or broker, submits a proxy for your shares but does not indicate a vote for a particular “non-routine” proposal (such as Items 1, 3, 4 and 6 – 11) because your broker does not have the authority to vote on that proposal and has not received specific voting instructions. You are entitled to one vote for each share of common stock you owned on the Record Date.

4  |  FirstEnergy Corp. 2017 Proxy Statement

If you are a beneficial owner, we encourage you to provide instructions to your bank, broker, or other nominee by executing the voting form supplied to you by that entity. A broker will be permitted to vote your shares on Items 2 and 5 without your instructions because Items 2 and 5 are considered “routine” matters under applicable New York Stock Exchange (later referred to as NYSE) rules; however, your broker cannot vote your shares on any other items unless you provide instructions because these are deemed to be “non-routine” matters under NYSE rules. Therefore, your failure to give voting instructions means that your shares will not be voted on these “non-routine” items and, as applicable, your unvoted shares will be broker non-votes. An item to be voted on may require a percentage of votes cast, rather than a percentage of shares outstanding, to determine passage or failure. Votes cast is defined to include both “For” and “Against” votes and excludes abstentions and broker non-votes. If your proxy card is not completed properly, such as marking more than one box for an item, your vote for that particular item will be treated as an abstention.

10	Q:	What is the vote required for each item to be voted on?

A:

Item 1	For the election of directors, the 13 nominees receiving the most “For” votes (among votes properly cast in person or by proxy) will be elected. As further described in Item 1 below, any nominee for director who receives a greater number of votes “Withheld” from his or her election than votes “For” his or her election must promptly tender his or her resignation to the Corporate Governance Committee following certification of the shareholder vote. Abstentions and broker non-votes will have no effect.
Item 2	With respect to the ratification of the appointment of PricewaterhouseCoopers LLP as your Company’s independent registered public accounting firm for 2017, the proposal requires the affirmative vote of a majority of votes cast. This proposal is considered a “routine” matter that brokers may vote on without instruction from beneficial owners. As a result, a broker non-vote cannot occur with respect to this proposal. Abstentions will have no effect.
Item 3	The affirmative vote of a majority of the votes cast is required to approve, on an advisory basis, named executive officer compensation. Abstentions and broker non-votes will have no effect.
Item 4	The alternative receiving the greatest number of votes will be considered the recommendation, on an advisory basis, by the shareholders of the frequency of future advisory votes to approve named executive officer compensation. Abstentions and broker non-votes will have no effect.
Item 5	With respect to the management proposal requesting approval to amend the Company’s Amended Articles of Incorporation to increase the number of shares of authorized common stock from 490,000,000 to 700,000,000, the proposal requires the affirmative vote of a majority of the voting power of the Company (i.e., outstanding shares). Abstentions will have the same effect as votes “AGAINST” this proposal. This proposal is considered a “routine” matter that brokers may vote on without instruction from beneficial owners. As a result, a broker non-vote cannot occur with respect to this proposal.

5  |  FirstEnergy Corp. 2017 Proxy Statement

Item 6	With respect to the management proposal requesting approval to amend the Company’s Amended Articles of Incorporation and Amended Code of Regulations relating to the replacement of existing supermajority voting requirements with a majority voting power threshold, the proposal requires the affirmative vote of at least 80 percent of the voting power of the Company (i.e., outstanding shares). Accordingly, abstentions and broker non-votes will be counted and have the same effect as an “AGAINST” vote.
Item 7	With respect to the management proposal requesting approval to amend the Company’s Amended Articles of Incorporation and Amended Code of Regulations to implement majority voting for uncontested director elections, the proposal requires the affirmative vote of at least 80 percent of the voting power of the Company (i.e., outstanding shares). Accordingly, abstentions and broker non-votes will be counted and have the same effect as an “AGAINST” vote.
Item 8	With respect to the management proposal requesting approval to amend the Company’s Amended Code of Regulations to implement proxy access, the proposal requires the affirmative vote of at least 80 percent of the voting power of the Company (i.e., outstanding shares). Accordingly, abstentions and broker non-votes will be counted and have the same effect as an “AGAINST” vote.
Items 9 to 11	The non-binding shareholder proposals must receive the affirmative vote of a majority of votes cast. Abstentions and broker non-votes will have no effect. Notwithstanding the results of the shareholder vote, the ultimate adoption of any measures called for by these shareholder proposals is at the discretion of your Board.

11	Q:	Will any other matters be voted on other than those described in this proxy statement?

A:

We do not know of any business that will be considered at the Meeting other than the matters described in this proxy statement. However, if other matters are presented properly, your executed appointment of a proxy will give authority to the appointed proxies to vote on those matters at their discretion, unless you indicate otherwise in writing.

12	Q:	Where can I find the voting results of the Meeting?
A:

We will announce preliminary voting results at the Meeting. Final voting results will be set forth in a Current Report on Form 8-K, which is required to be filed with the SEC within four business days after the date of the Meeting and will be posted on our website at www.firstenergycorp.com under the tab “Investors,” then by selecting “SEC Filings & Reports.” You may also automatically receive your Company’s SEC filings (which include alerts for the filing of Form 8-Ks by your Company with the SEC) via e-mail by visiting that same website and clicking on “Investors,” “SEC Filings & Reports,” the “E-mail Alert” icon, then selecting “Enable Document Alerts.”

6  |  FirstEnergy Corp. 2017 Proxy Statement

How You Can Vote

13	Q:	Who is entitled to vote at the Meeting?
A:

Shareholders of record of FirstEnergy common stock as of the Record Date are entitled to receive notice of the Meeting and vote their shares. If you plan to attend the Meeting, please see the “Attending the Annual Meeting” section below of these “Questions and Answers about the Annual Meeting” for instructions on how to register in advance.

14	Q:	How do I vote?
A:

As further described below, if you are voting by Internet, telephone or mail, your vote must be received by 7:00 a.m., Eastern time, on Tuesday, May 16, 2017, to be counted in the final tabulation, except for shares held by participants in the FirstEnergy Corp. Savings Plan. If you are a participant in the FirstEnergy Corp. Savings Plan, your vote on shares held through the FirstEnergy Corp. Savings Plan must be received by 6:00 a.m., Eastern time, on Monday, May 15, 2017, to be counted in the final tabulation.

If you are a shareholder of record or an employee who holds unvested restricted stock, you can vote your shares using one of the following methods. Whether you plan to attend the Meeting or not, we encourage you to vote as soon as possible.

● By Internet - Go to the website indicated on your proxy card or Notice of Internet Availability and follow the instructions.

● By telephone - Call the toll-free number indicated on your proxy card using a touch-tone telephone and follow the instructions.

● By mail

- Complete, date and sign the proxy card that you received in the mail. If you properly sign your proxy card but do not mark your choices, your shares will be voted as recommended by your Board.

-     Mail your proxy card in the enclosed postage-paid envelope. If your envelope is misplaced, send your proxy card to Corporate Election Services, Inc., your Company’s independent proxy tabulator and Inspector of Election. The address is FirstEnergy Corp., c/o Corporate Election Services, P.O. Box 3230, Pittsburgh, PA 15230.

● At the Meeting - You may vote in person at the Meeting, even if you previously appointed a proxy by Internet, telephone, or mail.

If you received a Notice of Internet Availability and would like to vote by telephone or mail, please follow the instructions on your notice to request a paper copy of the proxy materials and proxy card.

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If you are a participant in the FirstEnergy Corp. Savings Plan, your proxy card will include the shares of common stock held for your account in the FirstEnergy Corp. Savings Plan and any other shares registered with our transfer agent, AST, as of the Record Date. You can vote shares allocated to your Savings Plan account by submitting your voting instructions by telephone or through the Internet as instructed on your proxy card or by completing, signing, and dating the proxy card and returning the form in the enclosed postage-prepaid envelope. Subject to the Employee Retirement Income Security Act of 1974, as amended, and pursuant to the Savings Plan provisions, the Savings Plan’s Trustee will vote all shares as instructed by Savings Plan participants, and shares for which the Savings Plan’s Trustee does not receive timely voting instructions will be voted in the same proportion as the shares held under the Savings Plan for which the Savings Plan’s Trustee receives timely voting instructions. Because the Savings Plan Trustee is the only one who can vote your FirstEnergy Corp. Savings Plan shares, you may not vote such shares at the Meeting.

Beneficial owners (other than participants in the FirstEnergy Corp. Savings Plan) will receive instructions from the holder of record (the bank, broker or other nominee that holds your shares) that you must follow in order for your shares to be voted. Also, please note that if you wish to vote in person at the Meeting, you must request a legal proxy from your bank, broker, or other nominee that holds your shares and present that legal proxy identifying you as the beneficial owner of your shares of FirstEnergy common stock and authorizing you to vote those shares at the Meeting.

15	Q:	How may I revoke my proxy?
	A:	You may revoke your appointment of a proxy or change your related voting instructions one or more times by:

● Mailing a proxy card that revises your previous appointment and voting instructions;

● Voting by Internet or telephone after the date of your previous appointment and voting instructions;

● Voting in person at the Meeting (other than participants in the FirstEnergy Corp. Savings Plan); or

● Notifying the Corporate Secretary of your Company in writing prior to the commencement of the Meeting.

The proxy tabulator will treat the last instructions it receives from you as final. For example, if a proxy card is received by the proxy tabulator after the date that a telephone or Internet appointment is made, the tabulator will treat the proxy card as your final instruction. For that reason, it is important to allow sufficient time for your voting instructions on a mailed proxy card to reach the proxy tabulator before changing them by telephone or Internet. Please note that unless you are voting in person at the Meeting, in order to be counted, the revocation or change must be received by the applicable dates and times, discussed above in Question 14, which also includes instructions on how to vote.

If you are a beneficial owner of shares, you must follow the directions you receive from your bank, broker, or other nominee in order to change your vote.

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Attending the Annual Meeting

16	Q:	Do I need to register in advance to attend the Meeting?
	A:	Yes. In accordance with our security procedures, if you plan to attend the Meeting, you will need to register in advance by following the advance registration instructions below.

Attendance at the Meeting will be limited to your Company’s invited guests and to persons owning FirstEnergy Corp. shares as of the Record Date of March 20, 2017, who register in advance of the Meeting as described below and present:

(i) an admission card (refer to further instructions below); and

(ii) a valid form of government-issued photo identification.

The admission card admits only the named shareholder(s) and is not transferable. If you are a beneficial owner of shares (other than being a participant in the FirstEnergy Corp. Savings Plan), to attend the meeting you will also need an original copy of a letter or legal proxy from your bank, broker or other nominee or your account statement showing proof that you own FirstEnergy shares as of the Record Date.

Advance Registration

If you are a shareholder of record, participant in the FirstEnergy Corp. Savings Plan or an employee who holds unvested restricted stock and you are voting by Internet or telephone, or by mail: To register to attend the Meeting, please indicate that you will attend the Meeting when voting by Internet or telephone, or check the appropriate registration box on your proxy card if voting by mail.

All other shareholders: To register to attend the Meeting and, as applicable, have an admission card mailed to you, please send a request containing all of the following information by mail to: FirstEnergy Corp. Annual Meeting Registration — A-GO-16, 76 South Main Street, Akron, OH 44308-1890; by email to: Registration@FirstEnergyCorp.com or by fax: 330-777-6519:

1. Your name, mailing address and telephone number; and

2.    If you are a beneficial owner (other than participants in the FirstEnergy Corp. Savings Plan), proof that you own FirstEnergy shares (such as a photocopy of a letter or legal proxy from your bank, broker, or other nominee or a photocopy of your account statement redacting certain information) as of the Record Date of March 20, 2017.

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Admission Card

If you plan to attend the Meeting, please follow the advance registration instructions above and bring the admission card with you to the Meeting. If you are a shareholder of record, participant in the FirstEnergy Corp. Savings Plan or an employee who holds unvested restricted stock, the admission card portion of your proxy card or one-page Notice of Internet Availability that was included with your proxy material mailing will serve as your admission card. All other shareholders must follow the instructions above to receive an admission card.

Other Related Matters

If you desire to have one representative attend the Meeting on your behalf or one representative designated to present a shareholder proposal properly brought before the Meeting, please follow the process under “All other shareholders” above and include the name, mailing address and telephone number of that representative.

Cameras, recording equipment, computers, large bags and items such as briefcases, backpacks and packages will not be permitted in the Meeting room. No individual may use communication devices, take photographs, or use audio or video recording equipment in the Meeting facilities without the express written permission of your Company. No firearms or weapons will be allowed in the Meeting facilities. Signage and other inappropriate items are likewise prohibited.

17	Q:	What are the directions to the Meeting location?
	A:	John S. Knight Center, 77 E. Mill Street, Akron, Ohio

●    From Ohio Turnpike Via Route 8: Take I-80 East to Exit 180 (Route 8 South). Follow Route 8 South to the Perkins Street exit. Exit right onto Perkins Street. Proceed on Perkins Street until reaching High Street. Turn left onto High Street. Proceed on High Street, passing over East Market Street. The John S. Knight Center is located on the left at the corner of High & Mill Streets.

●   From North Via I-77 & West Via I-76: Take I-77/I-76 (they run concurrently briefly) to Exit 22A. Merge with a one-way side street (South Street). Follow South Street to the 2nd light—At that point all traffic must turn left onto Broadway. Follow Broadway to Mill Street. The John S. Knight Center is located at the corner of Broadway & Mill Streets.

● From North and South via I-71: Take I-71 to I-76 East to Exit 22A (Main/Broadway/Downtown) then follow directions above.

● From South: Take I-77 to Exit 22A. Take Broadway and follow Broadway to Mill Street. The John S. Knight Center is located on the left at the corner of Broadway & Mill Streets.

Parking is available next to and near the John S. Knight Center.

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Shareholder Proposals For 2018

18	Q:	When are shareholder proposals due for the 2018 Annual Meeting?
A:

Under the rules of the SEC, a shareholder who wishes to offer a proposal for inclusion in your Company’s proxy statement and proxy card for the 2018 annual meeting of shareholders must submit the proposal and any supporting statement by December 1, 2017, to the Corporate Secretary, FirstEnergy Corp., 76 South Main Street, Akron, OH 44308-1890. Any proposal received after that date will not be eligible for inclusion in the 2018 proxy statement and proxy card.

Under our Amended Code of Regulations, a shareholder who wishes to properly introduce an item of business before an annual meeting of shareholders must follow the applicable rules and procedures. The procedures provide that we must receive the notice of intention to introduce an item of business, including nominations of candidates for election to your Board, at an annual meeting not less than 30 nor more than 60 calendar days prior to the annual meeting. In the event public announcement of the date of the annual meeting is not made at least 70 calendar days prior to the date of the meeting, notice must be received not later than the close of business on the 10th calendar day following the day on which the public announcement is first made. Accordingly, if a public announcement of the date of the 2018 annual meeting of shareholders is made at least 70 calendar days prior to the date of the meeting and assuming that our 2018 annual meeting of shareholders is held on the third Tuesday of May, we must receive any notice of intention to introduce an item of business at that meeting no earlier than March 16, 2018 and no later than April 15, 2018; otherwise, we must receive any notice of intention to introduce an item of business at that meeting no later than the close of business on the 10th calendar day following the day on which the public announcement is first made. If we do not receive notice as set forth above or if certain other requirements of applicable law are met, the persons named as proxies in the proxy materials relating to that meeting will use their discretion in voting the proxies when these matters are raised at the meeting. Our Amended Code of Regulations is available on the SEC website and upon written request to the Corporate Secretary, FirstEnergy Corp., 76 South Main Street, Akron, OH 44308-1890. The management proposal to be considered as Item 8 below addresses proxy access for shareholders and, if approved, would impact these procedures.

Obtaining Additional Information

19	Q:	How can I learn more about FirstEnergy’s operations?
A:

If you received a paper copy of this proxy statement, you can learn more about our operations by reviewing the annual report to shareholders for the year ended December 31, 2016, that is included with the mailing of this proxy statement. If you did not receive a paper copy of this proxy statement, you can view the annual report and other information by visiting our website at www.firstenergycorp.com/financialreports or www.ReadMaterial.com/FE.

A copy of our latest Annual Report on Form 10-K for the year ended December 31, 2016 filed with the SEC, including the financial statements and the financial statement schedules, will be sent to you, without charge, upon written request to the Corporate Secretary, FirstEnergy Corp., 76 South Main Street, Akron, Ohio 44308-1890. You also can view the Form 10-K by visiting your Company’s website at www.firstenergycorp.com/financialreports. Information contained on any of the Company or third-party websites referenced above or later in this proxy statement is not deemed to be part of this proxy statement.

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Corporate Governance and Board of Directors Information

Board Leadership Structure

Your Board separated the positions of CEO and Chairman of the Board in 2004 and such separation has continued except for a brief transition period from January 1, 2015, to April 30, 2015, when your former CEO served as Executive Chairman and Mr. George M. Smart served as your Lead Independent Director. Following the transition period, Mr. Smart returned to his prior role, and continues to serve as your independent Chairman. Mr. Smart presides at all executive sessions of the independent directors.

Our Amended Code of Regulations and Corporate Governance Policies do not require that your Chairman of the Board of Directors and CEO positions be separate, and your Board has not adopted a specific policy or philosophy on whether the role of the CEO and Chairman of the Board of Directors should be separate. However, having a separate Chairman of the Board and CEO has typically allowed your CEO to focus more time on our day-to-day operations and is appropriate at this time.

As required by the NYSE listing standards, FirstEnergy schedules regular executive sessions for your independent directors to meet without management participation. Because an independent director is required to preside over each such executive session of independent directors, we believe it is more efficient to have your independent Chairman preside over all such meetings as opposed to rotating that function among all of your Company’s independent directors.

Director Independence

Your Board annually reviews the independence of each of its members to make the affirmative determination of independence that is called for by our Corporate Governance Policies and required by the SEC and the listing standards of the NYSE, including certain independence requirements of Board members serving on the Audit Committee, the Compensation Committee and the Corporate Governance Committee.

Your Board adheres to the definition of an “independent” director as established by the NYSE and the SEC. The definition used by your Board to determine independence is included in our Corporate Governance Policies and can be viewed by visiting our website at www.firstenergycorp.com/charters.

Director Independence Review Process

Each year, our directors complete a questionnaire that elicits information to assist the Corporate Governance Committee in assessing, on a preliminary basis, whether the director meets the NYSE’s independence standards and the Company’s Corporate Governance Policies. Each director lists all the companies and charitable organizations that he or she, or an immediate family member, has a relationship with as a partner, trustee, director or officer, and indicates whether that entity made or received payments from the Company. The Company reviews its financial records to determine the amounts paid to or received from those entities. A list of the entities and the amounts the Company paid to or received from those entities is provided to the Corporate Governance Committee. Utilizing this information, the Corporate Governance Committee evaluates, with regard to each director, whether the director has any material relationship with the Company or any of its subsidiaries. The Corporate Governance Committee determines whether the amount of any payments between those entities and the Company could interfere with a director’s ability to exercise independent judgment. The Corporate Governance Committee also reviews any other relevant facts and circumstances regarding the nature of these relationships, to determine whether other factors, regardless of the categorical standards the Board has adopted or under the NYSE’s independence standards, might impede a director’s independence. Based on a review of information concerning each of its non-employee directors and the recommendation of the Corporate Governance Committee, the Board will affirmatively determine whether a director may be considered “independent.”

12  |  FirstEnergy Corp. 2017 Proxy Statement

Additionally, your Board recognizes that in the ordinary course of business, relationships and transactions may occur between your Company and its subsidiaries and entities with which some of our directors are or have been affiliated. Accordingly, our Corporate Governance Policies provide categorical standards to assist your Board in determining what constitutes a material relationship for purposes of determining a director’s independence. The following commercial and charitable relationships will not be considered to be a material relationship that would impair a director’s independence: (i) if the director, an immediate family member or a person or organization with which the director has an affiliation purchases electricity or related products or services from the Company or its subsidiaries in the ordinary course of business and the rates or charges involved in the transaction are fixed in conformity with law or governmental authority or otherwise meet the requirements of Regulation S-K Item 404(a) Instruction 7 and (ii) the aggregate charitable contributions made by the Company to an organization with which a director, an immediate family member or a person or organization with which the director has an affiliation were less than $100,000 in each of the last three fiscal years. Notwithstanding the foregoing, the Board will not treat a director’s relationship with the Company as categorically immaterial if the relationship otherwise conflicts with the NYSE corporate governance listing standards or is required to be disclosed by the Company pursuant to Item 404 of Regulation S-K.

In making such determinations, your Board considered the fact that certain directors are executive officers of companies with which we conducted business. In addition, many of our directors are or were directors, trustees, or similar advisors of entities with which we conducted business or of non-profit organizations with which we conducted business and/or made contributions. Outside of their service as a Company director, none of your Company’s independent directors currently provide professional or other services to your Company, its affiliates or any officer of your Company and none of your Company’s directors are related to any executive officer of your Company.

Specifically, your Board considered the following relationships and transactions, which occurred in the ordinary course of business, between your Company and its subsidiaries and certain entities some of our directors have been affiliated with that existed or occurred during the preceding three years:

●	Non-regulated electric services and related non-electric products and services purchased from your Company (by companies where Ms. Johnson, Dr. Thornton and Messrs. Anderson and Pappas serve as directors, by a community college where Dr. Thornton is a president emeritus, and by a company where Mr. Reyes serves as a chairman of a nuclear safety review board);
●	Regulated electric services purchased from your Company (by a company where Mr. Anderson serves as a director);
●	Purchases by your Company of electric power generation related products and services (from companies where Dr. Thornton, Ms. Johnson, and Messrs. Anderson, O’Neil and Pappas serve as directors and from a company where Mr. Reyes serves as a chairman of a nuclear safety review board);
●	Purchases by your Company of public utility water services (from a company where Ms. Johnson serves as a director);
●	Purchases by your Company for employee physicals and related services (from a hospital where Mr. Heisler serves as a director of its foundation);
●	Purchases by your Company of electrical distribution and transmission services, engineering services, offsite records storage, and mutual emergency assistance (from a company where Ms. Johnson serves as a director and from a company where Mr. O’Neil previously served as chairman, chief executive officer and director);
●	Purchases by your Company of non-audit related services (from an accounting firm that is not our independent accountant where family members of Messrs. Cottle and Misheff are employed);
●	Purchases by your Company for information technology related services (from a company where Dr. Thornton serves as a director and from a company where a family member of Mr. Heisler is employed); and

13  |  FirstEnergy Corp. 2017 Proxy Statement

●	Payments by your Company relating to charitable contributions, membership fees/dues, outings and sponsorships, tuition for employee training and related expenses (to organizations where Dr. Thornton and Messrs. Heisler, Misheff and Reyes serve as directors, and to a community college where Dr. Thornton is a president emeritus).

In all cases, your Board determined that the nature of the business conducted and any interest of the applicable director in that business were immaterial both to your Company and to the director. Pursuant to your Company’s Corporate Governance Policies, your Board also determined that the amounts paid to or received from the other entity affiliated with the applicable director in connection with the applicable transactions in each of the last three years did not exceed the greater of $1 million or two percent of the consolidated gross revenue of that entity, which is the threshold set forth in the NYSE listing standards and our Corporate Governance Policies. The Corporate Governance Committee determined that none of the relationships described above constituted a related person transaction requiring disclosure under the heading “Certain Relationships and Related Person Transactions” in this proxy statement. Also, in each case where the director is a current executive officer of another company, any transactions constituted less than one percent of your Company’s and the other company’s consolidated gross revenues in each of the last three completed fiscal years.

Based on the February 2017 independence review, your Board affirmatively determined, with the exception of our CEO, Mr. Charles E. Jones, that all nominees (Paul T. Addison, Michael J. Anderson, William T. Cottle, Steven J. Demetriou, Julia L. Johnson, Donald T. Misheff, Thomas N. Mitchell, James F. O’Neil III, Christopher D. Pappas, Luis A. Reyes, George M. Smart and Dr. Jerry Sue Thornton) are independent, in each case under these independence standards. Mr. Jones is not considered an independent director because of his employment with your Company. Additionally, Messrs. Robert B. Heisler, Jr., Ted J. Kleisner and Ernest J. Novak, Jr. who were not nominated for election to the Board at the Meeting, were considered independent directors.

Board’s Function

Although your Board has the responsibility for establishing broad corporate policies and our overall performance, your Board is not involved in day-to-day operations of your Company. Management keeps the directors informed of our business and operations with various reports and documents that are sent to them each month. Management also makes operating and financial presentations at Board and committee meetings. Your Board established the committees described below to assist in performing its responsibilities.

Board Refreshment

Your Board is comprised of individuals who are highly-qualified, diverse, and independent (other than Mr. Jones, who is not considered independent because of his role as your CEO). Your Board’s succession planning takes into account the importance of Board refreshment and having an appropriate balance of experience and perspectives on your Board.

We have regularly added directors which we believe infuse new ideas and fresh perspectives into the boardroom and maintain appropriate diversity. Since the beginning of 2011, your Board has added nine new Board members who are currently standing for election as director nominees, including one former Allegheny Energy, Inc. (later referred to as AYE) director that joined your Board at the completion of the merger with AYE in 2011 and an additional former AYE director that joined your Board later in 2011. The result is more than half of your Board’s director nominees have tenure of six years or less. Also, in connection with our mandatory retirement age of 72 for outside directors described below, four of our nominees for director (including three of our longest tenured directors) are expected to retire within the next three years.

Board Evaluations

Your Board has a three-part annual evaluation process that is coordinated by the Corporate Governance Committee: a full Board evaluation; committee evaluations; and the evaluation of each director.

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The Board and each committee evaluation includes comprehensive questions designed to provide a wholistic evaluation of the performance of the Board and each committee in light of our current needs. Individual director performance assessments are more specifically tailored to each member by your Board’s Chairman, in consultation with the Chair of the Corporate Governance Committee, in order to consider and review the individual director’s performance, as well as their continued qualifications. These evaluations, which are shared as needed with the applicable directors, committee members, and the full Board, lead to discussions to determine which areas the Board would like to focus on during the coming year to enhance its effectiveness.

Board’s Role in Risk Oversight

Your Company faces a variety of risks and recognizes that the effective management of those risks contributes to the overall success of your Company. Your Company has implemented a process to identify, prioritize, report, monitor, manage, and mitigate its significant risks. A Risk Policy Committee, consisting of the Chief Risk Officer and senior executive officers, provides oversight and monitoring to ensure that appropriate risk policies are established and carried out and processes are executed in accordance with selected limits and approval levels. Other management committees exist to address topical risk issues. Timely reports on significant risk issues are provided as appropriate to employees, management, senior executive officers, respective Board committees, and the full Board. The Chief Risk Officer also prepares enterprise-wide risk management reports that are presented to the Audit Committee, the Finance Committee and your Board.

Your Board administers its risk oversight function through the full Board, as well as through the various Board committees. Specifically, the full Board considers applicable risks of your Company at each meeting in connection with its consideration of significant business and financial developments of your Company. Also, the Audit Committee Charter requires the Audit Committee to oversee, assess, discuss, and generally review your Company’s policies with respect to the assessment and management of risks, including risks related to the financial statements and financial reporting process of the Company, credit risk, liquidity and commodity market risks, and risks related to cybersecurity. The Audit Committee also reviews and discusses with management the steps taken to monitor, control, and mitigate such exposures. Through this oversight process, your Board obtains an understanding of significant risk issues on a timely basis, including the risks inherent in your Company’s strategy. In addition, while your Company’s Chief Risk Officer administratively reports to the Chief Financial Officer (later referred to as your CFO), he also has full access to the Audit Committee and Finance Committee and is scheduled to attend each of their committee meetings.

In addition to the Audit Committee’s role in risk oversight, our other Board committees also play a role in risk oversight within each of their areas of responsibility. Specifically, the Compensation Committee reviews, discusses, and assesses risk related to compensation programs, including incentive compensation and equity-based plans, as well as the relationship between our risk management policies and practices and compensation. See also, “Risk Assessment of Compensation Programs” found in the Compensation Discussion and Analysis (later referred to as the CD&A) section in this proxy statement. The Corporate Governance Committee considers risk related to corporate governance, including Board and committee membership, Board effectiveness, and related party transactions. The Finance Committee evaluates risk relating to financial resources and strategies, including capital structure policies, financial forecasts, budgets and financial transactions, commitments, expenditures, long and short-term debt levels, dividend policy, issuance of securities, exposure to fluctuation in interest rates, share repurchase programs and other financial matters deemed appropriate by your Board. The Nuclear Committee considers the risks associated with the safety, reliability, and quality of our nuclear operations. Further, day-to-day risk oversight is conducted by our Corporate Risk department and our senior management and is shared with your Board or Board committees, as appropriate. We believe that your Board’s role in risk oversight is consistent with and complemented by your Board’s leadership structure. In addition, the section above in this proxy statement entitled “Board Leadership Structure” provides information relating to our general separation of the Chairman of the Board and CEO positions.

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Director Orientation and Continuing Education

Your Board recognizes the importance of its members to keep current on Company, industry and governance issues and their responsibilities as directors. All new directors participate in orientation soon after being elected to your Board. Also, your Board makes available and encourages continuing education programs for Board members, which may include internal strategy meetings, third-party presentations, and externally offered programs.

Attendance at the Annual Meeting of Shareholders and Board and Committee Meetings

Our Corporate Governance Policies provide that directors are expected to attend all scheduled Board and committee meetings and your Company’s annual meetings of shareholders. All Board members who were directors at that time attended your Company’s 2016 annual meeting of shareholders, except for Mr. Heisler due to health reasons.

Your Board held 13 meetings during 2016. All directors attended at least 75 percent or more of the meetings of your Board and of the committees on which they served in 2016, except for Mr. Heisler due to health reasons. Non-management directors, who are all independent directors, are required to meet as a group in executive sessions without the CEO or any other non-independent director or management at least six times in each calendar year. George M. Smart, our independent Chairman of the Board, presides over all executive sessions. During 2016, the non-management directors held 11 meetings in executive sessions.

Members of the Nuclear Committee and other Board members also participate in regular site visits to your Company’s operating locations, including visits to our nuclear sites annually.

Shareholder Outreach & Engagement

We believe that it is important for us to communicate regularly with shareholders regarding topics of interest or concern so we maintain an active shareholder engagement program. Shareholder feedback and suggestions that we receive are reported to the Compensation Committee, Corporate Governance Committee and/or your entire Board for its consideration.

Our Approach to Shareholder Engagement

As part of our commitment and in an effort to continue to understand our investors’ perspective, we generally engage in governance and executive compensation related discussions with our shareholders. During the spring of last year, we reached out to our shareholders representing approximately 54% of our outstanding shares and, in

16  |  FirstEnergy Corp. 2017 Proxy Statement

the fall, we also reached out to our shareholders representing approximately 42% of our outstanding shares to discuss governance-related issues and executive compensation. Our outreach gave us the chance to discuss our continuing goal of implementing corporate governance measures that are in the best interest of our shareholders and to convey our commitment to align pay and performance. For further insight on our outreach related to executive compensation, see the “Shareholder Outreach and Consideration of Say-on-Pay Vote Results” section below in the CD&A.

In furtherance of the above, with the support from your Board, your Company’s CEO and management team also focused significant efforts on engaging our major shareholders and the investment community.

Corporate Governance Documents

Your Board believes that your Company’s policies and practices should enhance your Board’s ability to represent your interests as shareholders. Your Board established Corporate Governance Policies which, together with Board committee charters, serve as a framework for meeting your Board’s duties and responsibilities with respect to the governance of your Company. Our Corporate Governance Policies and Board committee charters can be viewed by visiting our website at www.firstenergycorp.com/charters. Any amendments to these documents will promptly be made available on our website.

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Committees of your Board of Directors

Your Board established the standing committees listed below. All committees are comprised solely of independent directors as determined by your Board in accordance with our Corporate Governance Policies, which incorporate the NYSE listing standards and applicable SEC rules. All members of the Audit Committee, Compensation Committee and the Corporate Governance Committee are independent based on the definition applicable to such committee in the NYSE listing standards and SEC rules. Mr. Jones, your only director who is not considered independent because of his employment with your Company, does not serve on any Board committee.

Audit Committee	8 meetings in fiscal year 2016

Donald T. Misheff * (Chair) Paul T. Addison * Robert B. Heisler, Jr. Ernest J. Novak, Jr.* George M. Smart * Financial Experts	The purpose of the Audit Committee is to assist your Board with oversight of: the integrity of your Company’s financial statements; your Company’s compliance with legal, risk management and oversight, and regulatory requirements; the independent auditor’s qualifications and independence; the performance of your Company’s internal audit function and independent auditor; and your Company’s systems of internal control with respect to the accuracy of financial records, adherence to Company policies, and compliance with legal and regulatory requirements. The Audit Committee prepares the Audit Committee Report that SEC rules require be included in this proxy statement and performs such other duties and responsibilities enumerated in the Audit Committee

Charter. The Audit Committee’s function is one of oversight, recognizing that your Company’s management is responsible for preparing your Company’s financial statements, and the independent auditor is responsible for auditing those statements. In adopting the Audit Committee Charter, your Board acknowledges that the Audit Committee members are not employees of your Company and are not providing any expert or special assurance as to your Company’s financial statements or any professional certification as to the independent auditor’s work or auditing standards. Each member of the Audit Committee shall be entitled to rely on the integrity of those persons and organizations within and outside your Company who provide information to the Audit Committee and the accuracy and completeness of the financial and other information provided to the Audit Committee by such persons or organizations absent actual knowledge to the contrary. For a complete list of responsibilities and other information, please refer to the Audit Committee Charter available on our website at www.firstenergycorp.com/charters.

All members of the Audit Committee are financially literate. Your Board appoints at least one member of the Audit Committee who, in your Board’s business judgment, is an “Audit Committee Financial Expert,” as such term is defined by the SEC. Your Board determined in February 2017 that Messrs. Addison, Misheff and Novak meet this definition. As required by the applicable NYSE listing standards, to the extent any member of your Company’s Audit Committee simultaneously serves on the audit committee of more than three public companies, your Company will disclose on its website (www.firstenergycorp.com under the tab “Investors”, “Corporate Governance” and “Board of Directors”) the Board’s determination whether such simultaneous service impairs the ability of that individual to serve effectively on your Company’s Audit Committee. See the Audit Committee Report in this proxy statement for additional information regarding the Audit Committee.

Our Corporate Governance Policies require that to facilitate transition, your Board shall not designate any director to serve as a Chair of a committee as of the date of the annual meeting that immediately precedes his or her 72nd birthday, nor will your Board nominate for election at any annual meeting of shareholders a non-employee director following his or her 72nd birthday. Accordingly, Mr. Novak transitioned off as Chair of the Audit Committee in May 2016 and will retire from your Board in May 2017. Mr. Misheff was appointed as the Chair of the Audit Committee in May 2016. As discussed above, Mr. Heisler was not nominated by your Board for election and his term ends in May 2017.

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Compensation Committee	6 meetings in fiscal year 2016

Christopher D. Pappas (Chair) Robert B. Heisler, Jr. Ted J. Kleisner Donald T. Misheff Dr. Jerry Sue Thornton	The purpose of the Compensation Committee is to discharge the responsibilities of your Board as specified in the Compensation Committee Charter relating to the compensation of certain senior-level officers of your Company, including your CEO, your Company’s other non-CEO executive officers, the Chairman of the Board, if the Chairman of the Board is not an employee, and other individuals named in your Company’s annual proxy statement; review, discuss, and endorse a compensation philosophy and objectives that support competitive pay-for-performance and are consistent with the corporate strategy; assist your Board in establishing the appropriate incentive compensation and equity-based plans for your Company’s executive officers and other senior-level officers; administer such plans in order to attract, retain, and motivate skilled and talented executives and to align such plans with Company and business unit performance, business strategies, and growth in shareholder value; review and discuss with your Company’s management the disclosures in the CD&A required by applicable rules and regulations and, based upon such review and discussions, recommend to your Board whether the CD&A should be included in your Company’s Annual Report on Form 10-K and proxy statement; produce the Compensation Committee Report to be included in your Company’s Annual Report on Form 10-K and proxy statement, in accordance with applicable rules and regulations; and perform such other duties and responsibilities enumerated in and consistent with the Compensation Committee Charter. The Compensation Committee, in accordance with applicable law, has delegated authority to your CEO to establish the compensation of senior-level officers other than our executive officers. Also, to the extent permitted under NYSE Listing Standards and applicable law, the Compensation Committee is authorized to delegate to one or more subcommittees. For a complete list of responsibilities and other information, refer to the Compensation Committee Charter available on our website at www.firstenergycorp.com/charters. In addition, refer to the CD&A that can be found later in this proxy statement.

Our Corporate Governance Policies require that to facilitate transition, your Board shall not designate any director to serve as a Chair of a committee as of the date of the annual meeting that immediately precedes his or her 72nd birthday, nor will your Board nominate for election at any annual meeting of shareholders a non-employee director following his or her 72nd birthday. Accordingly, Mr. Kleisner transitioned off as Chair of the Compensation Committee in May 2016 and will retire from your Board in May 2017. Mr. Pappas was appointed as the Chair of the Compensation Committee in May 2016. As discussed above, Mr. Heisler was not nominated by your Board for election and his term ends in May 2017.

19  |  FirstEnergy Corp. 2017 Proxy Statement

Corporate Governance Committee	5 meetings in fiscal year 2016

Michael J. Anderson (Chair) William T. Cottle Julia L. Johnson Luis A. Reyes George M. Smart	The purpose of the Corporate Governance Committee is to develop, recommend to your Board, and periodically review the corporate governance principles applicable to your Company; recommend Board candidates for all directorships by identifying individuals qualified to become Board members in a manner that is consistent with criteria approved by your Board; recommend that your Board select the director nominees for the next annual meeting of shareholders and recommend to your Board nominees to fill any vacancies and/or newly created directorships on your Board; and oversee the evaluation of your Board, each committee thereof, and management.

In consultation with the CEO, the Chairman of the Board and the full Board, the Corporate Governance Committee has primary responsibility to search for, recruit, screen, interview, and recommend prospective directors, as required, who will provide an appropriate balance of knowledge, experience, and capability on your Board. The process for board succession planning and identifying potential candidates for nomination by your Board is ongoing. The Corporate Governance Committee has actively engaged in director succession planning and regularly evaluates the addition of a director or directors with particular attributes with an appropriate mix of long-, medium-, and short-term tenured directors in its succession planning. Your Board did not use a third party to assist with the identification and evaluation of potential nominees. The Corporate Governance Committee is guided by its charter, the Corporate Governance Policies, and other applicable laws and regulations in recruiting and selecting director candidates. Refer to the “Review of Director Nominees” below for more details.

The Corporate Governance Committee considers suggestions for candidates for membership on your Board, including shareholder nominations for your Board. Provided that shareholders nominating director candidates have complied with the procedural requirements set forth in the Corporate Governance Committee Charter and Amended Code of Regulations, the Corporate Governance Committee applies the same criteria and employs substantially similar procedures for evaluating nominees suggested by shareholders for your Board as it would for evaluating any other Board nominee. The Corporate Governance Committee will give due consideration to all shareholder nominations that are submitted in writing to the Corporate Governance Committee, in care of the Corporate Secretary, FirstEnergy Corp., 76 South Main Street, Akron, Ohio 44308-1890, received at least 120 days before the publication of your Company’s annual proxy statement from a shareholder or group of shareholders owning one half of one percent (0.5 percent) or more of your Company’s voting stock for at least one year, and accompanied by a description of the proposed nominee’s qualifications and other relevant biographical information, together with the written consent of the proposed nominee to be named in the proxy statement and to serve on your Board. For a complete list of responsibilities and other information, refer to the Corporate Governance Committee Charter available on our website at www.firstenergycorp.com/charters.

Finance Committee	7 meetings in fiscal year 2016

Paul T. Addison (Chair) Michael J. Anderson Ernest J. Novak, Jr. Christopher D. Papas Dr. Jerry Sue Thornton	The purpose of the Finance Committee is to monitor and oversee your Company’s financial resources and strategies, with emphasis on those issues that are long-term in nature. For a complete list of responsibilities and other information, refer to the Finance Committee Charter available on website at www.firstenergycorp.com/charters. Our Corporate Governance Policies require that your Board shall not nominate for election at any annual meeting of shareholders a non-employee director following his or her 72nd birthday. Accordingly, Mr. Novak will retire from your Board in May 2017.

20  |  FirstEnergy Corp. 2017 Proxy Statement

Nuclear Committee	6 meetings in fiscal year 2016

William T. Cottle (Chair) Julia L. Johnson Ted J. Kleisner Thomas N. Mitchell Luis A. Reyes

The purpose of the Nuclear Committee is to monitor and oversee your Company’s nuclear program and the operation of all nuclear units in which your Company or any of its subsidiaries has an ownership or leasehold interest. For a complete list of responsibilities and other information, refer to the Nuclear Committee Charter available on our website at www.firstenergycorp.com/charters.

Our Corporate Governance Policies require that to facilitate transition, your Board shall not designate any director to serve as a Chair of a committee as of the date of the annual meeting that immediately precedes his or her 72nd birthday. Accordingly, Mr. Cottle is expected to transition off as Chair of the Nuclear Committee in May 2017 and it is expected that the Board will appoint a new chair of the Nuclear Committee at its May 2017 meeting.

Non-Affiliated Board Membership

Our Corporate Governance Policies provide that the expectation is that directors will not, without your Board’s approval, serve on the board of directors of more than three other public companies. Further, without the Board’s approval, no director who serves as an executive officer of any public company may serve on a total of more than two public company boards of directors.

Communications with your Board of Directors

Your Board provides a process for shareholders and interested parties to send communications to your Board and non-management directors, including our Chairman of the Board. As set forth in your Company’s Corporate Governance Policies, shareholders and interested parties may send written communications to your Board or a specified individual director by mailing any such communications to the FirstEnergy Board of Directors at your Company’s principal executive office, c/o Corporate Secretary, FirstEnergy Corp., 76 South Main Street, Akron, OH 44308-1890. Our Corporate Governance Policies can be viewed by visiting our website at www.firstenergycorp.com/charters.

The Corporate Secretary or a member of his staff reviews all such communications promptly and relays them directly to a Board member or a specified individual director, provided that such communications: (i) bear relevance to your Company and the interests of the shareholder, (ii) are capable of being implemented by your Board, (iii) do not contain any obscene or offensive remarks, (iv) are of a reasonable length, and (v) are not from a shareholder who already has sent two such communications to your Board in the last year. Your Board may modify procedures for sorting shareholders’ and interested parties’ communications or adopt any additional procedures, provided they are approved by a majority of the independent directors.

Codes of Business Conduct

Your Company’s Code of Business Conduct applies to all employees, including the CEO, CFO, and Chief Accounting Officer. In addition, your Board has a separate Director Code of Ethics and Business Conduct. Both codes can be viewed on our website at www.firstenergycorp.com/charters. Any substantive amendments to, or waivers of, the provisions of these documents will be disclosed and made available on our website. Both codes are available, without charge, upon written request to the Corporate Secretary, FirstEnergy Corp., 76 South Main Street, Akron, Ohio 44308-1890 or may be viewed on our website at www.firstenergycorp.com/charters.

21  |  FirstEnergy Corp. 2017 Proxy Statement

Audit Committee Report

The Audit Committee (later referred to in this section as the Committee) of your Board is charged with assisting the full Board in fulfilling their oversight responsibility with respect to the quality and integrity of the accounting, auditing, and financial reporting practices of your Company. The Committee acts under a written charter that is reviewed annually, revised as necessary, and is approved by your Board. In fulfilling its oversight responsibilities, the Committee reviewed and discussed with management the audited financial statements included in your Company’s Annual Report on Form 10-K for the year ended December 31, 2016. In performing its review, the Committee discussed the propriety of the application of accounting principles by your Company, the reasonableness of significant judgments and estimates used in the preparation of the financial statements, and the clarity of disclosures in the financial statements.

The Committee reviewed and discussed with your Company’s independent registered public accounting firm, PricewaterhouseCoopers LLP, their opinion on the conformity of the audited financial statements with accounting principles generally accepted in the United States. This discussion covered the matters required by Auditing Standard No. 1301, “Communications with Audit Committees,” as adopted by the Public Company Accounting Oversight Board, including its judgments as to the propriety of the application of accounting principles by your Company.

The Committee received the written disclosures and the letter from the independent registered public accounting firm regarding their independence from your Company as required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the audit committee concerning independence and discussed with the independent registered public accounting firm such firm’s independence.

The Committee discussed with your Company’s internal auditors and independent registered public accounting firm the overall scope, plans, and results of their respective audits. The Committee met with the internal auditors and independent registered public accounting firm, with and without management present, to discuss the results of their examinations, their evaluations of your Company’s internal controls, and the overall quality of your Company’s financial reporting process.

Based on the above reviews and discussions conducted, the Committee recommended to your Board that the audited financial statements be included in your Company’s Annual Report on Form 10-K for the year ended December 31, 2016, for filing with the SEC.

Audit Committee Members: Donald T. Misheff (Chair), Paul T. Addison, Robert B. Heisler, Jr., Ernest J. Novak, Jr. and George M. Smart.

22  |  FirstEnergy Corp. 2017 Proxy Statement

Matters Relating to the

Independent Registered Public Accounting Firm

Audit Fees

The following is a summary of the fees paid by your Company to its independent registered public accounting firm, PricewaterhouseCoopers LLP, for services provided to your Company and its reporting subsidiaries during the years 2016 and 2015.

PricewaterhouseCoopers LLP billed your Company an aggregate of $7,710,800 in 2016 and $7,787,000 in 2015 in fees for professional services rendered for the audit of your Company’s financial statements and the review of the financial statements included in each of your Company’s Quarterly Reports on Form 10-Q, services that are normally provided in connection with statutory and regulatory filings or engagements, audit-related services and non-audit-related services as noted below.

	Fees for Audit Year 2016	Fees for Audit Year 2015
Audit Fees(1)	$7,370,000	$7,622,000
Audit Related Fees(2)	335,000	150,000
Tax Fees	- 0 -	- 0 -
All Other Fees(3)	5,800	15,000
	$7,710,800	$7,787,000

(1)	Professional services rendered for the audits of your Company’s and certain of its subsidiaries’ annual financial statements and reviews of unaudited financial statements included in your Company’s and its SEC reporting subsidiary’s Quarterly Reports on Form 10-Q and for services in connection with statutory and regulatory filings or engagements, including comfort letters, agreed upon procedures and consents for financings and filings made with the SEC.
(2)	Professional services rendered in 2016 and 2015 related to SEC Regulation AB. Also in 2016, professional services rendered related to additional agreed upon procedures for the audit of The Potomac Edison Company’s cost allocation manual and the attestation of the Penn Power Company’s Net Earnings certificate.
(3)	Non-audit-related software subscription fees to PricewaterhouseCoopers LLP.

The Committee has considered whether any non-audit services rendered by the independent registered public accounting firm are compatible with maintaining its independence. The Committee, in accordance with its charter and in compliance with all applicable legal and regulatory requirements promulgated from time to time by the NYSE and SEC, has a policy under which the independent registered public accounting firm cannot be engaged to perform non-audit services that are prohibited by these requirements. The policy further states that any engagement of the independent registered public accounting firm to perform other audit-related or any non-audit services must have approval in advance by the Chair of the Committee upon the recommendation of the Vice President, Controller and Chief Accounting Officer. Such approved engagement is then presented to the Committee at its next regularly scheduled meeting. All audit and non-audit services provided by PricewaterhouseCoopers LLP in 2016 and 2015 were pre-approved.

23  |  FirstEnergy Corp. 2017 Proxy Statement

Director Compensation in Fiscal Year 2016

Name (1)	Fees Earned or Paid in Cash ($)(2)	Stock Awards ($)(3)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)(4)	All Other Compensation ($)(5)	Total ($)
Paul T. Addison	$110,000	$134,922	$3,698	$0	$248,620
Michael J. Anderson	$111,359	$134,922	$2,386	$4,000	$252,667
William T. Cottle	$113,000	$134,922	$13,684	$0	$261,606
Steven J. Demetriou(6)	$0	$0	$0	$0	$0
Robert B. Heisler, Jr.	$95,000	$134,922	$1,177	$500	$231,599
Julia L. Johnson	$98,000	$134,922	$0	$2,000	$234,922
Ted J. Kleisner	$100,646	$134,922	$0	$5,000	$240,568
Donald T. Misheff	$107,473	$134,922	$0	$500	$242,895
Thomas N. Mitchell	$93,302	$128,219(7)	$67	$0	$221,588
Ernest J. Novak, Jr.	$105,399	$134,922	$3,553	$8,500	$252,374
James F. O’Neil III(6)	$0	$0	$0	$0	$0
Christopher D. Pappas	$104,354	$134,922	$0	$8,000	$247,276
Luis A. Reyes	$97,973	$134,922	$0	$0	$232,895
George M. Smart	$246,500	$134,922	$17,104	$14,688	$413,214
Dr. Jerry Sue Thornton	$95,000	$134,922	$0	$5,000	$234,922

(1)	Charles E. Jones, President and CEO, is not included in this table because during 2016 he was an employee of your Company and therefore received no compensation for his service as director. The compensation received by Mr. Jones is shown in the 2016 Summary Compensation Table (later referred to as SCT) below.

(2)	The amounts set forth in the Fees Earned or Paid in Cash column include fees earned in cash whether paid in cash, deferred into the FirstEnergy Corp. Deferred Compensation Plan for Outside Directors (later referred to as the Director’s Plan) or elected to be received in stock.

(3)	The amounts set forth in the Stock Awards column include the equity retainer received under the FirstEnergy Corp. 2015 Incentive Compensation Plan (later referred to as the 2015 Incentive Plan) in the form of shares of common stock. Each amount constitutes the aggregate grant date fair value of stock awards for fiscal 2016 calculated in accordance with Financial Accounting Standards Board (FASB) ASC Topic 718. The equity retainer is typically paid in quarterly installments; the fair value on the grant dates were $33,744 on February 22, 2016; $33,720 on May 2, 2016; $33,724 on August 3, 2016; and $33,734 on November 9, 2016. Share amounts are rounded down. There were no option awards or stock awards outstanding as of December 31, 2016.

(4)	The amounts set forth in the Change in Pension Value and Nonqualified Deferred Compensation Earnings column reflect the aggregate increase in actuarial value to the director of all defined benefit and actuarial plans accrued during the year and above-market earnings on nonqualified deferred compensation. The formula used to determine the above market earnings equals 2016 total interest multiplied by the difference between 120 percent of the Applicable Federal Rate for long-term rates (AFR) and the plan rate and divided by the plan rate.

(5)	The amounts set forth in the All Other Compensation column include compensation not required to be included in any other column. Charitable matching contributions made on behalf of our directors represent the entire amount in the column, other than for Mr. Smart. For Mr. Smart, $5,000 is included for a charitable matching contribution, $9,667 for personal use of the aircraft, and $21 for gifts. The FirstEnergy Foundation supports the charitable matching contributions under the Matching Gifts Program.

(6)	Mr. Demetriou and Mr. O’Neil were elected to your Board effective January 17, 2017.

(7)	The amount paid to Mr. Mitchell for the first quarter installment was prorated based on his election date of January 19, 2016.

24  |  FirstEnergy Corp. 2017 Proxy Statement

Compensation of Directors

We use a combination of cash and equity-based incentive compensation in order to attract and retain qualified candidates to serve on your Board. Equity compensation provides incentives to directors linking their personal interests to our long-term financial success and to increases in shareholder value. In setting director compensation, we take into consideration the significant amount of time that directors spend in fulfilling their duties to us as well as the skill level required of members of your Board. Only non-employee directors receive the compensation described below for their service on your Board. Since Mr. Jones was an employee, he was not eligible to receive any additional compensation for his service on your Board in 2016.

Fee Structure

In 2016, each non-employee director received a cash retainer of $95,000 and an equity retainer valued at $135,000 and paid in the form of our common stock. The Chairs of the Corporate Governance, Compensation, Finance, and Nuclear Committees each received an additional $15,000 cash retainer in 2016 for serving as a committee chairperson, and the Chair of the Audit Committee received an additional $20,000 cash retainer in 2016. The amounts paid to directors for 2016 were prorated accordingly based on the duration of their service. Directors are also paid meeting fees of $1,500, but only for in-person committee meetings and/or site visits held off-cycle. Mr. Smart, the non-executive Chairman of the Board, received an additional $150,000 cash retainer in 2016 for serving in that capacity.

Equity and cash retainers, and chairperson retainers were paid in quarterly installments. Any equity compensation and any compensation deferred into equity was granted under the 2015 Incentive Plan. Directors are responsible for paying all taxes associated with cash and equity retainers. We do not gross up equity grants to directors to cover tax obligations.

We believe it is critical that the interests of directors and shareholders be clearly aligned. As such, similar to the Named Executive Officers (later referred to as the NEOs), directors are also subject to share ownership guidelines. Within 90 days of their election to your Board, a director must own a minimum of 100 shares of our common stock. Within five years of joining your Board, each director is required to own shares of our common stock with an aggregate value of at least six times the annual cash retainer (currently $570,000 in common stock). Each director has either attained the required share ownership guideline or it is anticipated that the director will attain the required share ownership guideline within the allotted amount of time. The share ownership guidelines are reviewed by the Compensation Committee for competitiveness on an annual basis and were last reviewed at the Compensation Committee’s February 2017 meeting.

For 2016, the following directly and indirectly held shares were included in determining whether a non-employee director met his/her ownership guidelines:

●	Shares directly or jointly owned in certificate form or in a stock investment plan,

●	Shares held individually or jointly by a broker, or, in certain circumstances, held in trust, or in an individual retirement account (“IRA”), shares held by a spouse, or other beneficially owned shares, to the extent known by the Company, and

●	All units held in the Director’s Plan, and units held in the Allegheny Energy, Inc. Non-Employee Director Stock Plan (later referred to as AYE Director’s Plan) or the Allegheny Energy Inc. Amended and Restated Revised Plan for Deferral of Compensation of Directors (later referred to as the AYE DCD) which are payable in shares.

Director’s Plan

The Director’s Plan is a nonqualified deferred compensation plan that provides directors the opportunity to defer compensation. Directors may defer up to 100 percent of their cash retainer into either the cash or stock accounts.

25  |  FirstEnergy Corp. 2017 Proxy Statement

Deferrals into the cash account can be invested in one of nine funds, similar to the investment funds available to all of our employees through the FirstEnergy Corp. Savings Plan, or in a Company-paid annually adjusted fixed income account. The Company paid interest at an annual rate of 7.27 percent on funds deferred into cash accounts prior to 2013 and 5.27 percent on funds deferred into cash accounts beginning in 2013. The interest rate received by the directors is the same rate received by the NEOs under the FirstEnergy Corp. Amended and Restated Executive Deferred Compensation Plan (later referred to as the EDCP).

For stock accounts, dividend equivalent units are accrued quarterly and applied to the directors’ accounts on each dividend payment date using the closing price of our common stock on that date. Payments made with respect to any dividend equivalent units that accrue after January 21, 2014, will be paid in cash.

Other Payments or Benefits Received by Directors

The corporate aircraft is available, when appropriate, for transportation to and from Board and committee meetings and training seminars. Mr. Smart had the use of an office and administrative support with respect to carrying out his duties as non-executive Chairman of the Board in 2016. We pay all fees associated with director and officer insurance and business travel insurance for our directors. In 2016, our directors were eligible to receive perquisites including limited personal use of the corporate aircraft, matching charitable contributions and gifts, the collective value of which was less than $10,000 for each director other than Mr. Smart. Directors are responsible for paying all taxes associated with perquisites and personal benefits.

It is critically important to us and our shareholders, especially in these times of volatility and uncertainty, that we be able to attract and retain the most capable persons reasonably available to serve as our directors. As such, all directors have entered into written indemnification agreements, which are intended to secure the protection for our directors contemplated by our Amended Code of Regulations and Ohio law.

Each indemnification agreement provides, among other things, that we will, subject to the agreement terms, indemnify a director if by reason of their corporate status as a director, the person incurs losses, liabilities, judgments, fines, penalties, or amounts paid in settlement in connection with any threatened, pending, or completed proceeding, whether of a civil, criminal, administrative, or investigative nature. In addition, each indemnification agreement provides for the advancement of expenses incurred by a director, subject to certain exceptions, in connection with proceedings covered by the indemnification agreement. As a director and officer, the agreement for Mr. Jones addresses indemnity in both roles.

26  |  FirstEnergy Corp. 2017 Proxy Statement

Items to Be Voted On

Item 1 — Election of Directors

You are being asked to vote for the following 13 nominees to serve on your Board for a term expiring at the annual meeting of shareholders in 2018 and until their successors shall have been elected: Paul T. Addison, Michael J. Anderson, William T. Cottle, Steven J. Demetriou, Julia L. Johnson, Charles E. Jones, Donald T. Misheff, Thomas N. Mitchell, James F. O’Neil III, Christopher D. Pappas, Luis A. Reyes, George M. Smart and Dr. Jerry Sue Thornton. Messrs. Demetriou and O’Neil were elected to your Board effective January 17, 2017 and are nominees for election by shareholders at the Annual Meeting. Messrs. Demetriou and O’Neil were recommended as directors by the members of our Corporate Governance Committee.

The “Biographical Information and Qualifications of Nominees for Election as Directors” section of this proxy statement provides information for all nominees for election at the Meeting. The “Review of Director Nominees” section of this proxy statement provides information relating to your Board’s and Corporate Governance Committee’s review of nominees. Your Board has no reason to believe that the persons nominated will not be available to serve after being elected. If any of these nominees would not be available to serve for any reason, shares represented by the appointed proxies will be voted either for a lesser number of directors or for another person selected by your Board. However, if the inability to serve is believed to be temporary in nature, the shares represented by the appointed proxies will be voted for that person who, if elected, will serve when able to do so.

Pursuant to your Company’s Amended Code of Regulations, at any election of directors, the persons receiving the greatest number of votes are elected to the vacancies to be filled. Our Corporate Governance Policies also provide that in an uncontested election of directors (i.e., an election where the only nominees are those recommended by your Board), any nominee for director who receives a greater number of votes “Withheld” from his or her election than votes “For” his or her election will promptly tender his or her resignation to the Corporate Governance Committee following certification of the shareholder vote. The Corporate Governance Committee will promptly consider the tendered resignation and will recommend to your Board whether to accept or reject the tendered resignation no later than 60 days following the date of the shareholders’ meeting at which the election occurred. In considering whether to recommend acceptance or rejection of the tendered resignation, the Corporate Governance Committee will consider factors deemed relevant by the committee members, including the director’s length of service, the director’s particular qualifications and contributions to your Company, the reasons underlying the majority withheld vote, if known, and whether these reasons can be cured, and compliance with stock exchange listing standards and the Corporate Governance Policies. In considering the Corporate Governance Committee’s recommendation, your Board will consider the factors considered by the Corporate Governance Committee and any such additional information and factors your Board believes to be relevant. Your Board will act on the Corporate Governance Committee’s recommendation no later than at its next regularly scheduled board meeting.

Your Board Recommends That You Vote “For” All Nominees in Item 1.

27  |  FirstEnergy Corp. 2017 Proxy Statement

Item 2 — Ratification of the Appointment of the Independent Registered Public Accounting Firm

You are being asked to ratify the Audit Committee’s appointment of PricewaterhouseCoopers LLP as your Company’s independent registered public accounting firm to examine the books and accounts of your Company for the fiscal year ending December 31, 2017. While our Amended Code of Regulations do not require shareholders to ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm, we are submitting the proposal for ratification as a matter of good corporate governance. However, if shareholders do not ratify the appointment, the Audit Committee will reconsider retaining PricewaterhouseCoopers LLP. Even if the appointment is ratified, the Audit Committee, at its discretion, may change the appointment at any time during the year if it determines that such a change would be in the best interests of your Company and its shareholders. A representative of PricewaterhouseCoopers LLP is expected to attend the Meeting and will be available to respond to appropriate questions, and have an opportunity to make a statement if he or she wishes to do so. We refer you to the “Matters Relating to the Independent Registered Public Accounting Firm” section of this proxy statement for information regarding services performed by, and fees paid to, PricewaterhouseCoopers LLP during the years 2015 and 2016.

Your Board Recommends That You Vote “For” Item 2.

Item 3 — Approve, on an Advisory Basis, Named Executive Officer Compensation

The following proposal provides shareholders the opportunity to cast an advisory, non-binding vote on compensation for the NEOs, as further described in the CD&A. This resolution is required pursuant to Section 14A of the Securities Exchange Act of 1934. Currently, the advisory vote is held every year and Item 4 outlines the Board’s recommendation to maintain an annual advisory vote going forward. The Board strongly supports your Company’s executive pay practices and asks shareholders to support its executive compensation program by adopting the following resolution:

“RESOLVED, that the shareholders approve, on an advisory basis, the compensation of the FirstEnergy Corp. Named Executive Officers, as such compensation is disclosed pursuant to the compensation disclosure rules of the SEC, including the Compensation Discussion and Analysis, the compensation tables, and the other related narrative executive compensation disclosure contained in the proxy statement.”

The primary objectives of your Company’s executive compensation program are to attract, motivate, retain, and reward the talented executives who we believe can provide the performance and leadership we need to achieve success in the highly complex energy industry. Our executive compensation program is centered on a pay-for-performance philosophy and is aligned with the long-term interests of our shareholders. In 2016, compensation adjustments were provided to some of our NEOs, positioning the total annual compensation opportunities provided to our NEOs, in the aggregate, at 4 percent above the average of the revenue-regressed 50th percentile of our peer group of utility and general industry companies.

The Compensation Committee completed a detailed review of your Company’s peer group as outlined in detail in the “Benchmarking” section of the CD&A. After reviewing market competitive practices provided by the Compensation Committee’s independent compensation consultant Meridian Compensation Partners, LLC (later referred to as Meridian), the Compensation Committee did not make any substantive adjustments to our executive compensation programs in 2016.

28  |  FirstEnergy Corp. 2017 Proxy Statement

However, in February 2017, taking into consideration the strategic review for the competitive generation business, the Compensation Committee and your Board approved a number of key changes effective for 2017.

In deciding how to vote on this proposal, we encourage you to read the CD&A for a more detailed discussion of our executive compensation programs and practices, including page 55.

Your Board strongly believes that our compensation philosophy, in conjunction with continued shareholder outreach, is in the best interests of shareholders and addresses the financial and operational concerns raised in previous shareholders’ advisory vote results. Annual review of all compensation plans and programs will continue to ensure that your Company’s compensation programs are in alignment with market practice and in the best interest of our shareholders.

Although this advisory vote is non-binding, your Board and the Compensation Committee value the views of our shareholders and will consider the voting results when considering future executive compensation practices.

Your Board Recommends That You Vote “For” Item 3.

Item 4 — Approve, on an Advisory Basis, the Frequency of Future Advisory Votes to Approve Named Executive Officer Compensation

In accordance with Section 14A of the Exchange Act and related SEC rules, your Company is providing its shareholders an opportunity to cast an advisory vote on how frequently the Company should hold future votes on NEO compensation (“Say-on-Pay Votes”). By voting on this proposal, shareholders may indicate whether they would prefer to have future Say-on-Pay Votes “EVERY YEAR”, “EVERY 2 YEARS” or “EVERY 3 YEARS.” You may also “ABSTAIN” from voting. This is a non-binding, advisory vote that is required to be submitted to shareholders at least once every six years.

After careful consideration, the Board and the Compensation Committee believe that conducting a Say-on-Pay vote every year is currently appropriate for your Company so that our shareholders may annually express their views on the Company’s executive compensation program. An annual Say-on-Pay vote is consistent with our policy of regularly seeking input from, and engaging in discussions with, our shareholders on corporate governance matters and our executive compensation program.

While the Board and the Compensation Committee believe that their recommendation of annual Say-on-Pay votes is appropriate at this time, shareholders are not voting to approve or disapprove the adoption of annual Say-on-Pay votes, but are instead being asked to recommend their view as to how frequently the Company should conduct future Say-on-Pay votes.

Although this advisory vote is non-binding, your Board and the Compensation Committee value the views of our shareholders and will consider the alternative receiving the greatest number of votes when establishing the frequency with which Say-on-Pay Votes will be held in the future.

Your Board Recommends That You Vote to Hold Future Advisory Votes to Approve Named Executive Officer Compensation “Every Year.”

29  |  FirstEnergy Corp. 2017 Proxy Statement

Item 5 — Approve a Management Proposal to Amend the Company’s Amended Articles of Incorporation to Increase the Number of Shares of Authorized Common Stock

We are asking shareholders to amend your Company’s Amended Articles of Incorporation to increase the number of authorized shares of common stock, par value $0.10 per share, from 490 million to 700 million shares. Your Company’s strategy is to be a fully regulated utility focusing on stable and predictable earnings and cash flow from its regulated business units. In order to execute on this strategy, your Company is carrying out a strategic review of its competitive operations. Your Company’s business is capital intensive, requiring significant resources to fund operating expenses, construction expenditures, transmission growth, scheduled debt maturities and interest payments, dividend payments, and contributions to its pension plan. In addition to internal sources to fund liquidity and capital requirements for 2017 and beyond, your Company expects to rely on external sources of funds, including, but not limited to, equity financings such as the previously announced expected yearly issuance of $500 million of equity each year from 2017 through 2019, subject to market and other conditions to meet long-term cash needs, including cash requirements to fund the capital requirements of your Company’s Regulated Transmission Segment’s capital program and for other general and corporate purposes.

Your Board believes that the proposed increase in authorized common shares is desirable to facilitate the capital flexibility necessary to accomplish, in a timely manner, the types of strategic actions that are generally contemplated as well as other ordinary-course corporate actions that may not be specifically contemplated at present but are likely in the future. For example, the increase in authorized common shares may enable the Company to issue shares from time to time for advantageous business purposes like equity financings, corporate mergers, acquisitions, stock splits, stock dividends and equity compensation awards. Your Board determines whether, when and on what terms to issue common shares without further shareholder approval, except as may be required by law, regulation or the rules of any national securities exchange on which the common shares are then traded. Except as discussed herein, your Company has no present plans, proposals, or arrangements with respect to the issuance of any additional shares of common stock authorized upon approval of the proposed amendment.

The additional common shares to be authorized will have rights identical to our currently outstanding common shares. As of March 15, 2017, there were approximately 443.7 million common shares outstanding and approximately 20 million common shares reserved for issuance under equity compensation and other benefit plans and the Stock Investment Plan. Approximately 26.3 million shares remained available for issuance as of March 15, 2017.

The proposed amendment could, under certain circumstances, have an anti-takeover effect or delay or prevent a change in control of your Company by providing the Company the capability to engage in actions that would be dilutive to a potential acquiror, pursue alternative transactions or otherwise increase the potential cost to acquire control of your Company. For example, without further shareholder approval, your Board could sell shares of common stock in a private transaction to purchasers who would oppose a takeover or favor the Board. Thus, while your Company currently has no intent to employ the additional authorized common shares as an anti-takeover device, the proposed amendment may have the effect of discouraging future unsolicited takeover attempts. Your Board is not aware of any such attempt to take control of your Company.

Additionally, your Company’s Amended Articles of Incorporation and Amended Code of Regulations presently contain other provisions which could have anti-takeover effects. Some of the supermajority and advance notice provisions of your Company’s Amended Articles of Incorporation and Amended Code of Regulations and the rights or the provisions of Ohio law, individually or collectively, may discourage, deter, delay or impede a tender offer or other attempt to acquire control of your Company even if the transaction would result in the shareholders receiving a premium for their shares over current market prices or if the shareholders otherwise believe the transaction would be in their best interests.

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Our Amended Articles of Incorporation also give your Board authority to issue preferred stock from time to time in one or more classes or series and to fix the designations, powers, preferences, limitations and relative rights of any series of preferred stock that we choose to issue, including, without limitation, dividend rates, conversion rights, voting rights, terms of redemption and liquidation preferences and the number of shares constituting each such series. Such preferred stock could be issued with terms that could delay, defer or prevent a change of control of your Company.

Your Company’s Amended Articles of Incorporation provide that shareholders do not have preemptive rights to subscribe to additional securities that we may issue. While the adoption of the amendment would not have any immediate dilutive effect on the proportional voting power of your Company’s present shareholders, any future issuances of additional common shares or other securities convertible into common shares in the future could dilute the voting rights, equity, earnings per share and book value per share attributable to present shareholders and could have a negative effect on the market price of your Company’s common stock.

The proposed amendment to the Amended Articles of Incorporation is set forth in Appendix B, marked with underlining to indicate additions and strike-throughs to indicate deletions.

The above discussion is qualified in its entirety by reference to the full text of the proposed amendment in Appendix B.

Effectiveness and Vote Required

Your Board has adopted resolutions approving and recommending that shareholders approve the amendment to the Amended Articles of Incorporation reflected in Appendix B, which is subject to the approval of the amendment by shareholders at the Annual Meeting, and authorizing the preparation and filing of any document necessary or advisable to implement such amendment. The amendment, if approved, would be expected to become effective prior to the next annual shareholder meeting. Approval of this proposal requires the affirmative vote of a majority of the voting power of the Company.

Abstentions will have the same effect as votes “against” this proposal. Because this proposal is a “routine” matter, brokers are permitted to vote shares that they hold in “street name” and for which they do not receive instructions. Therefore, no broker non-votes are expected with respect to this proposal.

Your Board Recommends That You Vote “For” Item 5.

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Item 6 — Approve a Management Proposal to Amend the Company’s Amended Articles of Incorporation and Amended Code of Regulations to Replace Existing Supermajority Voting Requirements with a Majority Voting Power Threshold as Permitted under Ohio Law

We are asking shareholders to consider amendments to your Company’s Amended Articles of Incorporation and Amended Code of Regulations to implement a majority voting power threshold for shareholder voting. If the proposal is approved, all shareholder voting requirements in the Company’s Amended Articles of Incorporation and Amended Code of Regulations that are described below would provide for a majority voting power threshold as permitted under Ohio law.

Background and Governance Considerations

This proposal is a result of an ongoing review of corporate governance matters by your Board and its Corporate Governance Committee. In connection with these reviews, your Company continued to conduct shareholder outreach discussions with shareholders owning a significant aggregate ownership interest in your Company to solicit input about possible amendments to its governing documents, including a majority voting power threshold for shareholder voting. In addition, your Board and its Corporate Governance Committee considered the response to simple majority voting power shareholder proposals presented at our 2015 and 2016 annual meetings of shareholders, which received a majority of votes cast.

In 2013 and 2016, your Company presented management proposals to adopt a majority voting power threshold under certain circumstances and it received the support of a majority of votes cast each time. However, these proposals did not receive the requisite percentage of the voting power to amend your Company’s Amended Articles of Incorporation and Amended Code of Regulations. Consistent with its strong commitment to monitoring evolutions in governance practices and in light of the benefits of broad shareholder consensus and input from our shareholder engagement efforts, your Board has elected to again submit to a shareholder vote a proposal on this topic as described below. Your Board cannot unilaterally adopt the following proposed amendments because a shareholder vote is necessary under our governing documents.

Proposed Amendments

Your Board is proposing that voting requirements in your Company’s Amended Articles of Incorporation and Amended Code of Regulations, that require a supermajority vote to take certain actions be changed to a majority of the voting power of the Company as permitted by Ohio law. Ohio law permits a corporation to elect to use a vote standard of greater or less than two-thirds, but not less than a majority of the voting power.

Ohio law establishes a default two-thirds voting power requirement for corporations relating to the following provisions: amending the articles of incorporation; reducing or eliminating stated capital; applying capital surplus to dividend payments; authorizing share repurchases; authorizing sales of all or substantially all the Company’s assets; adopting a merger agreement or other merger-related actions; authorizing a combination or majority share acquisition; dissolving the Company; releasing pre-emptive rights; or authorizing a dividend to be paid in shares of another class. Ohio law also permits corporations to elect to be subject to not less than a majority voting power requirement with respect to such provisions. Article IX of the Amended Articles of Incorporation currently authorizes your Board to reduce this voting requirement to a majority of the voting power of the Company in its discretion. Your Board proposes to amend Article IX of the Amended Articles of Incorporation to provide for a majority of the voting power of the Company on these matters.

Article X of the Amended Articles of Incorporation establishes an 80 percent supermajority voting requirement to amend or repeal the following provisions of the Amended Articles of Incorporation: Article V — the fixing or

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changing of the terms of unissued or treasury shares; Article VI — the absence of cumulative voting rights in the election of directors; Article VII — the absence of preemptive rights to acquire unissued shares; Article VIII — the ability of the company to repurchase its shares and Article X — the supermajority voting requirement. Given the proposed change to Article IX, which already governs amending the Amended Articles of Incorporation, Article X would be eliminated.

Similarly, Regulation 36 of the Amended Code of Regulations establishes an 80 percent supermajority voting requirement to amend or repeal certain regulations: Regulation 1 — the time and place of shareholder meetings; Regulation 3(a) — the calling of special shareholder meetings; Regulation 9 — the order of business at shareholder meetings; Regulation 11 — the number, election and term of directors; Regulation 12 — the manner of filling vacancies on the board of directors; Regulation 13 — the removal of directors; Regulation 14 — the nomination of directors and elections; Regulation 31 — the indemnification of directors and officers; and Regulation 36 — amendments to the Code of Regulations. Regulation 36 would be amended to lower the vote requirement to a majority of the voting power of the Company.

In addition, your Board proposes to change the 80 percent supermajority voting requirement in Regulations 11 and 13 of the Amended Code of Regulations. Currently, Regulation 11 of the Amended Code of Regulations enables a change in the number of directors of the Company, and Regulation 13 provides that any director or the entire Board of Directors may be removed, in each case only by the affirmative vote of the holders of at least 80 percent of the voting power of the Company, voting together as a single class. Your Board proposes to reduce this 80 percent supermajority voting requirement in both cases to a majority of the voting power.

The proposed amendments to the Amended Articles of Incorporation and Amended Code of Regulations are set forth in Appendix C, with deletions indicated by strike-throughs and additions indicated by underlining. The summary above is qualified in its entirety by reference to the full text of the proposed amendments in Appendix C.

Effectiveness and Vote Required

Your Board has adopted resolutions approving and recommending that shareholders approve the amendments to the Amended Articles of Incorporation and Amended Code of Regulations reflected in Appendix C, which are subject to the approval of the amendments by shareholders at the Annual Meeting, and authorizing the preparation and filing of any document necessary or advisable to implement such amendments. The amendments, if approved, would be expected to become effective prior to the next annual shareholder meeting. Approval of this proposal requires the affirmative vote of at least 80 percent of the voting power of the Company. Abstentions and broker non-votes will be counted and have the same effect as a vote “against” this item.

Your Board Recommends That You Vote “For” Item 6.

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Item 7 — Approve a Management Proposal to Amend the Company’s Amended Articles of Incorporation and Amended Code of Regulations to Implement a Majority Voting Standard for Uncontested Director Elections

We are asking shareholders to consider amendments to your Company’s Amended Articles of Incorporation and Amended Code of Regulations to implement a majority voting standard in uncontested director elections. Our Amended Code of Regulations currently provides for the election of directors by a plurality of votes cast, and our Corporate Governance Policies include a director resignation policy. The plurality voting standard is also the default voting standard for the election of directors under Ohio law.

Background and Governance Considerations

Your Board and its Corporate Governance Committee has concluded that the adoption of the proposed majority voting standard in uncontested elections will give shareholders a greater voice in determining the composition of your Board by requiring support of a majority of shareholder votes cast for a candidate to obtain or retain a seat on our Board, and by giving greater effect to shareholder votes “against” a director candidate. These conclusions were the result of an ongoing review of corporate governance matters by your Board and its Corporate Governance Committee, including the merits, risks and uncertainties relating to the use of a majority vote standard in uncontested elections, and input from our shareholders, including the response to a shareholder proposal presented at our 2016 Annual Meeting, which was approved by a majority of the votes cast. Your Board is proposing these amendments in response to stated shareholder preferences and to reinforce our commitment to accountability and strong corporate governance practices.

The transition from plurality voting to majority voting in the election of directors is a current trend in corporate governance, with a significant majority of the companies in the S&P 500 having adopted the majority vote standard. Your Board and the Corporate Governance Committee are also aware of a number of public companies that, although they already had majority voting policies, have subsequently taken the additional actions to amend their governing documents to provide for majority voting in uncontested director elections. Accordingly, consistent with your Board’s strong commitment to monitoring evolutions in governance practices and in light of the benefits of broad shareholder consensus and input from our shareholder engagement efforts, your Board has elected to submit the proposal described below to a shareholder vote. Your Board cannot unilaterally adopt the following proposed amendments because a shareholder vote is necessary under our governing documents.

Proposed Amendments

Your Board is proposing to change director election voting requirements in your Company’s Amended Code of Regulations, which currently provide for a plurality voting standard, to provide for a majority voting standard for uncontested director elections and a plurality voting standard in contested elections and to provide for such in your Company’s Amended Articles of Incorporation.

Under the proposed majority voting standard, for a candidate to be elected to your Board in an uncontested election, the number of votes cast “for” the candidate’s election must exceed the number of votes cast “against” his or her election and abstentions and broker non-votes would not be considered votes “for” or “against” a candidate. An “uncontested election” means an election in which the number of Director candidates does not exceed the number of Directors to be elected. In all other director elections, which we refer to as “contested elections,” a plurality voting standard would apply. If adopted by shareholders at this Annual Meeting of Shareholders, the majority voting standard would apply to all future uncontested director elections.

Your Board believes that a plurality voting standard should still apply in contested director elections. If the plurality voting standard did not apply in contested elections, it is possible that more candidates could be elected than the number of director seats up for election because the proposed majority voting standard simply compares

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the number of “for” votes with the number of “against” votes for each director candidate without regard to voting for other candidates. Accordingly, the proposed majority voting standard retains plurality voting in contested director elections to avoid such results.

Under Ohio law and your Company’s Amended Code of Regulations, an incumbent director who is not re-elected remains in office until his or her successor is elected, continuing as a “holdover” director. If this proposal is approved, we will make conforming revisions to the existing director resignation policy (discussed on p. 27) in your Company’s Corporate Governance Policies to reflect that an incumbent director who does not receive more votes “for” than “against” his or her election in an uncontested election will promptly submit a written offer of resignation to the Corporate Governance Committee, which will make a recommendation to your Board within 60 days following the date of the election as to whether or not it should be accepted. Your Board will consider the recommendation and decide whether to accept the resignation, as described in more detail in our Corporate Governance Policies. Furthermore, if one or more directors standing for election does not receive a majority of the votes cast and his or her resignation is accepted by your Board, your Board may fill the vacancy without any further shareholder vote.

Your Company’s Amended Code of Regulations provides for a plurality voting standard in the election of directors. To implement a majority voting standard, Ohio law requires the Amended Articles of Incorporation to be amended. Additionally, your Company’s Amended Code of Regulations requires a conforming amendment. The actual text of the proposed amendment to your Company’s Amended Articles of Incorporation, including a new Article XII, and amendment to Regulation 11 of your Company’s Amended Code of Regulations, marked with underlining to indicate additions and strike-throughs to indicate deletions, are attached to this Proxy Statement as Appendix D. The amendment to the Amended Articles of Incorporation will become effective upon filing the Amendment to the Amended Articles of Incorporation with the Secretary of State of Ohio.

The above disclosure is qualified in its entirety by reference to the full text of the proposed amendments in Appendix D.

Effectiveness and Vote Required

Your Board has adopted resolutions approving and recommending that shareholders approve the amendments to the Amended Articles of Incorporation and Amended Code of Regulations reflected in Appendix D, which are subject to the approval of the amendments by shareholders at the Annual Meeting, and authorizing the preparation and filing of any document necessary or advisable to implement such amendments. The amendments, if approved, would be expected to become effective prior to the next annual shareholder meeting. Approval of this proposal requires the affirmative vote of at least 80 percent of the voting power of the Company. Abstentions and broker non-votes will be counted and have the same effect as a vote “against” this item.

Your Board Recommends That You Vote “For” Item 7.

Item 8 — Approve a Management Proposal to Amend the Company’s Amended Code of Regulations to Implement Proxy Access

We are asking shareholders to consider an amendment to your Company’s Amended Code of Regulations to implement “proxy access.” Proxy access, as further described below, allows eligible shareholders to include their own nominee or nominees for election to the Board in our proxy materials, along with your Board-nominated candidates.

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Background and Governance Considerations

This proposal is a result of an ongoing review of corporate governance matters by your Board and its Corporate Governance Committee and input from our shareholders. Your Board and the Corporate Governance Committee have considered the advantages and disadvantages of providing proxy access rights to shareholders, including the view expressed by a number of our shareholders during our outreach that proxy access rights would increase the accountability of directors to shareholders and would allow shareholders to express preferences in director nominations more easily. This proxy access proposal addresses our outreach findings and is in line with market practices.

In 2016, your Company presented a management proposal to implement proxy access that received the shareholder support of a majority of votes cast; however, the proposal did not receive the requisite percentage of the voting power needed to amend the Amended Code of Regulations. Your Company did not receive a shareholder proposal on this subject for this year; however, based on our outreach and consistent with your Company’s strong commitment to good corporate governance, your Board has decided again to submit a proxy access proposal, which is described below, to a shareholder vote. Your Board cannot unilaterally adopt the following proposed amendment to the Amended Code of Regulations because a shareholder vote is necessary under our governing documents.

Proposed Amendment

Your Board is proposing an amendment to your Company’s Amended Code of Regulations that permit certain shareholders to include a specified number of director nominees in our proxy materials for our annual meeting of shareholders.

The proposed amendment would permit a single shareholder, or group of up to 20 shareholders, holding full voting and investment rights and the full economic interest, that has maintained continuous ownership of at least 3 percent of the Company’s outstanding common stock for at least the previous three years to include a specified number of director nominees for election to the Board in the proxy statement for the Company’s annual meeting of shareholders.

Number of Shareholder-Nominated Candidates

The maximum number of shareholder-nominated candidates would be equal to 20 percent of the directors in office as of the last day a shareholder nomination may be delivered or received or, if the 20 percent calculation does not result in a whole number, the closest whole number below 20 percent and in any event, not less than two shareholder nominated candidates. If your Board decides to reduce the size of the Board after the nomination deadline due to director retirement, resignation or otherwise, the 20 percent calculation will be applied to the reduced size of the Board, with the potential result that a shareholder-nominated candidate may be disqualified. Shareholder-nominated candidates that your Board determines to include in the proxy materials as Board-nominated candidates will be counted against the maximum.

Procedure for Selecting Candidates in the Event the Number of Nominees Exceeds the Maximum

Nominating shareholders are required to provide a list of their proposed nominees in rank order. If the number of shareholder-nominated candidates exceeds the maximum number of permitted shareholder candidates, the highest ranked nominee from the nominating shareholder or group of nominating shareholders, as the case may be, with the largest qualifying ownership will be selected for inclusion in the proxy materials first followed by the highest ranked nominee from the nominating shareholder or group of shareholders, as the case may be, with the next largest qualifying ownership, and continuing on in that manner, until the maximum number of nominees is reached.

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Nominating Procedure

Requests to include shareholder-nominated candidates in your Company’s proxy materials must be received, under most circumstances, no earlier than 150 days and no later than 120 days before the anniversary of the date that your Company issued its proxy statement for the previous year’s annual meeting of shareholders. Each shareholder or shareholder group seeking to include a shareholder nominee in your Company’s proxy materials is required to provide certain information, including, but not limited to, the verification of share ownership, biographical information about the nominee and certain representations, as set forth in the proposed amendment attached hereto as Appendix E.

Independence and Other Qualifications of Shareholder Nominees

A shareholder nominee would not be eligible for inclusion if your Board determines that he or she is not independent under the listing standards of the principal U.S. exchange upon which the common stock of your Company is listed (which is the NYSE), any applicable rules of the SEC, or any publicly disclosed standards used by your Board in determining and disclosing the independence of your Company’s directors.

Furthermore, a shareholder nominee would not be qualified to be a director of your Company if, among other things: (i) his or her election would cause your Company to be in violation of its governing documents, the listing standards of the principal U.S. exchange upon which the common stock of your Company is listed, any applicable federal law, rule or regulation or your Company’s publicly disclosed policies and procedures; (ii) he or she has been an officer or director of a competitor, as defined in Section 8 of the Clayton Antitrust Act of 1914, within the past three years; (iii) he or she is a named subject of a pending criminal proceeding or has been convicted in a criminal proceeding within the past 10 years (excluding traffic violations and other minor offenses); (iv) he or she is subject to certain enforcement orders related to the regulation of securities; or (v) he or she has provided, or his or her nominating shareholder or group of nominating shareholders has provided, information to us that is not accurate, truthful and complete in all material respects, or that otherwise contravenes certain specified agreements, representations or undertakings.

The proposed amendment to the Amended Code of Regulations is set forth in Appendix E, with deletions indicated by strike-throughs and additions indicated by underlining.

The above disclosure is qualified in its entirety by reference to the full text of the proposed amendment in Appendix E.

Effectiveness and Vote Required

Your Board has adopted a resolution approving and recommending that shareholders approve the amendment to the Amended Code of Regulations reflected in Appendix E, which are subject to the approval of the amendment by shareholders at the Annual Meeting, and authorizing the preparation and filing of any documents necessary or advisable to implement such amendment. The amendment, if approved, would be expected to become effective prior to the next annual shareholder meeting. Approval of this proposal requires the affirmative vote of at least 80 percent of the voting power of the Company. Abstentions and broker non-votes will be counted and have the same effect as a vote “against” this item.

Your Board Recommends That You Vote “For” Item 8.

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Shareholder Proposals

Three shareholder proposals have been submitted for consideration and action by the shareholders.

The shareholder resolutions and proposals, for which your Company and your Board accept no responsibility, are set forth below and are reproduced verbatim in accordance with the applicable rules and regulations.* These shareholder resolutions and proposals may contain assertions that we believe are factually incorrect. We have not attempted to refute all of the inaccuracies. After careful consideration, your Board recommends that you vote “AGAINST” these shareholder proposals in Items 9 through 11 for the reasons noted in your Company’s response following each shareholder proposal.

*	The inclusion of a hyperlink to any third-party Internet site is not and does not imply any endorsement, approval, investigation, verification or monitoring by FirstEnergy of any information contained in such a third-party site (other than information prepared by FirstEnergy). In no event shall FirstEnergy be responsible for the information (other than information prepared by FirstEnergy) contained on any such third-party site or your use of such third-party site.

Item 9 — Shareholder Proposal Requesting an Annual Report on Lobbying Policies and Payments

The Nathan Cummings Foundation, 475 Tenth Avenue, 14th Floor, New York, New York 10018, plans to introduce the following resolution at the Annual Meeting. We have been notified that The Nathan Cummings Foundation is the beneficial owner of no less than 824 shares of your Company’s common stock.

Whereas, we believe full disclosure of our company’s direct and indirect lobbying activities and expenditures is required to assess whether FirstEnergy’s lobbying is consistent with its expressed goals and in the best interests of shareholders.

Resolved, the shareholders of FirstEnergy request the preparation of a report, updated annually, disclosing:

1.	Company policy and procedures governing lobbying, both direct and indirect, and grassroots lobbying communications.
2.	Payments by FirstEnergy used for (a) direct or indirect lobbying or (b) grassroots lobbying communications, in each case including the amount of the payment and the recipient.
3.	FirstEnergy’s membership in and payments to any tax-exempt organization that writes and endorses model legislation.
4.	A description of the decision making process and oversight by management and the Board for making payments described in section 2 and 3 above.

For purposes of this proposal, a “grassroots lobbying communication” is a communication directed to the general public that (a) refers to specific legislation or regulation, (b) reflects a view on the legislation or regulation and (c) encourages the recipient of the communication to take action with respect to the legislation or regulation. “Indirect lobbying” is lobbying engaged in by a trade association or other organization of which FirstEnergy is a member.

Both “direct and indirect lobbying” and “grassroots lobbying communications” include efforts at the local, state and federal levels.

The report shall be presented to the Audit Committee or other relevant oversight committee and posted on FirstEnergy’s website.

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Supporting Statement

As shareholders, we encourage transparency and accountability in FirstEnergy’s use of corporate funds to influence legislation and regulation, both directly and indirectly. FirstEnergy spent approximately $4.05 million in 2014 and 2015 on direct federal lobbying activities (opensecrets.org). These figures do not include lobbying expenditures to influence legislation in states, where FirstEnergy also lobbies but disclosure is uneven or absent. For example, FirstEnergy spent $1.07 million on lobbying in New Jersey for 2014 and 2015, and FirstEnergy’s lobbying on energy rates in West Virginia has drawn media attention (“FirstEnergy Asking for Surcharge to Fund Improvements,” Charleston Gazette-Mail, August 25, 2016).

FirstEnergy is listed as a member of the Edison Electric Institute and Nuclear Energy Institute, which together spent $21.32 million lobbying in 2014 and 2015. However, FirstEnergy does not disclose its memberships in, or payments to, trade associations, or the amounts used for lobbying, despite a 2007 agreement with shareholders to annually disclose trade association payments used for political purposes (“More Firms to Make Political Disclosures,” CFO, April 4, 2007). Nor does FirstEnergy disclose membership in or contributions to tax exempt organizations that write and endorse model legislation, such as the American Legislative Exchange Council.

We are concerned that FirstEnergy’s current lack of trade association disclosure presents reputational risk. Absent a system of accountability, company assets could be used for objectives contrary to FirstEnergy’s long-term interests.

Your Company’s Response — Shareholder Proposal Requesting an Annual Report on Lobbying Policies and Payments

Your Company believes that it has a responsibility to participate in the legislative, regulatory and political process. Sharing its views and educating officeholders, regulators, community and business leaders, and the public on key issues helps your Company promote effective government and the interests of key stakeholder groups including our shareholders, employees and the communities we serve. By engaging with elected officials, regulators, community and business leaders, and other decision makers, your Company strives to conduct its business as transparently as possible to serve customers effectively and help build public trust.

In addition to the existing extensive framework of laws and public disclosure, your Company adopted a Political Activity Policy, which was most recently updated in October 2016. The Political Activity Policy addresses your Company’s participation in the political process and political contributions and lobbying expenses.

Such policy can be found at: https://www.firstenergycorp.com/investor/corporate_governance/policies_charters/corporate_political_activity_policy.html.

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The Political Activity Policy also provides links to access your Company’s federal lobbying reports. Your Company complies with all federal and state lobbying registration and disclosure requirements, which include filing all required reports with the U.S. Congress and applicable state agencies.

These reports detail information such as the particular bills and issues on which individual lobbyists had activity on behalf of your Company, as well as the total lobbying expenses for specific time periods. As set forth in the Political Activity Policy, your Company maintains and files Lobbying Disclosure Act Reports (Form LD-2) with the U.S. Congress. These reports detail the particular bills and issues on which individual lobbyists had activity on behalf of your Company, as well as the total lobbying expenses, including payments made to trade associations. These reports may be found at: http://www.senate.gov/legislative/Public_Disclosure/LDA_reports.htm.

Additionally, as described in the Political Activity Policy, your Company and its registered federal lobbyists must also file semi-annual reports detailing, among other things, disbursements and personal and/or direct contributions to federal candidates and national party committees. These forms (LD-203) may be found at: http://www.senate.gov/legislative/Public_Disclosure/LDA_reports.htm.

State reports disclosing activity at the state and local levels, if required, are also made publicly available for review on the applicable state agency Internet website.

Your Company is committed to providing appropriate information and disclosures to its investors concerning its lobbying activities. Additionally, your Company believes that its current procedures and policies promote transparency and compliance with law and addresses the concerns identified in the proposal. Preparation of reports beyond what is already produced would be a duplicative and onerous task that would divert important resources from alternative efforts that your Company’s Board and management deem to be in the best interests of your Company and its shareholders. Substantially similar shareholder proposals did not receive a majority of the votes cast in 2015 and 2016.

Your Board recommends that you

vote “AGAINST” this shareholder proposal (Item 9).

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Item 10 — Shareholder Proposal Requesting a Report on Climate Change Strategy

As You Sow, 1611 Telegraph Ave, Suite 1450, Oakland, CA 94612, acting on behalf of Mr. Andrew Behar and Ms. Adelaide Gomer, plans to introduce the following resolution at the Annual Meeting. We have been notified that Mr. Behar is the beneficial owner of no less than 70 shares of your Company’s common stock and Ms. Gomer is the beneficial owner of no less than 124 shares of your Company’s common stock.

WHEREAS: The use of coal, the most carbon intensive fossil fuel, is a key driver of climate change; its use must be dramatically reduced to meet carbon reduction goals set forth in the 2015 Paris Agreement to 2 degrees Celsius. In addition to global carbon reduction commitments, coal is becoming uncompetitive due to other climate-related factors:

●	Lower carbon technology deployed at scale. “Gas-fired power plants and wind farms have pushed prices down on regional wholesale markets in which [FirstEnergy’s] power plants must compete.” (“FirstEnergy to sell or close power plants if Ohio, Pennsylvania do not return to regulated rates”, Cleveland.com, November 2016)

●	Large utility customers moving to clean energy. As of November 2016, 83 companies including Apple, GM, and Walmart made commitments to achieve 100% renewable energy use, creating pressure on utilities to meet demand for clean energy or lose large customers. (RE100)

●	Environmental and public health consequences. Fossil-fuel emissions, especially from coal-based power, create many negative environmental and health impacts. Further, coal waste, known as “coal ash”, is laced with heavy metals that can leach and spill from disposal sites, contaminating water supplies. These concerns add to coal’s cost.

Across the U.S., these market forces have caused coal assets to lose value. For example, in 2016 AEP posted a $2.3 billion write down, and NRG reported a $6.4 billion dollar loss, both related to unprofitable coal plants.

FirstEnergy itself posted a $1.1 billion loss on its Ohio coal plants, even after waging a lengthy campaign pushing for billions of dollars in government subsidies to “bail out” the plants. In November 2016, FirstEnergy’s CEO told analysts that its coal plants could not compete in current energy markets and would likely be shuttered or sold. (Cited above, Cleveland.com, November 2016)

FirstEnergy’s commitment to coal has destroyed shareholder value for years. By December 2016, FirstEnergy’s stock value had dropped over 35% from its 2008 peak, and Moody’s downgraded two of its subsidiaries’ credit ratings in July 2016. Despite such stark financial red flags, FirstEnergy subsidiaries, MonPower and Potomac Edison, disclosed plans to buy a new coal plant. (“First Energy being questioned about future plans”, Charleston Gazette-Mail, March 2016).

FirstEnergy had launched an environmental campaign focused on a cleaner energy future called “The Switch Is On”, but in July 2016 ended the campaign, took down the website, and removed the only chart showing its annual carbon emissions from its 2016 Sustainability Report. FirstEnergy adopted a commendable carbon target, but has not identified a path to achieving it, and its management remains focused on coal.

THEREFORE BE IT RESOLVED: Shareholders request that FirstEnergy prepare a report, at reasonable cost and omitting proprietary information, disclosing its strategy for aligning business operations with the 2015 Paris Agreement’s goal of limiting global warming to a maximum of 2 degrees Celsius, while maintaining the provision of safe, affordable, reliable energy.

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Your Company’s Response — Shareholder Proposal Requesting a Report on Climate Change Strategy

This shareholder proposal requests that your Company prepare a report disclosing its strategy for aligning business operations with the 2015 Paris Agreement’s goal of limiting global warming to a maximum of 2 degrees Celsius, while maintaining the provision of safe, affordable, reliable energy.

Your Company complies with the laws and regulations of the areas in which we operate and unilaterally setting emissions targets could subject your Company to a competitive disadvantage. Although your Board shares some of the proponent’s concerns about potential climate change risks, we believe this proposal is based upon the flawed premise that a global agreement to limit warming to 2 degrees Celsius requires each individual Company to curtail development of resources proportionately. Your Board believes that taking prudent, practical and cost-effective actions to address climate change risks on the societal level is the right thing to do. Mitigation of greenhouse gas emissions, adaptation to climate change, and continuation of scientific and technological research should all be considered.

Your Board also believes that your Company’s current environmental policies and thorough efforts to communicate those policies to regulators, shareholders and the public as generally described below accomplish the essential objectives of the proposal and that requests to set specific targets and prepare the related report are unnecessary and an inefficient use of Company resources. Additionally, your Company publicly discloses historical financial statements and other information on a quarterly and annual basis in compliance with SEC requirements that includes numerical and narrative disclosure and that typically provides certain forward-looking information.

Your Company has been forthcoming in its disclosures about environmental matters. Your Company has expanded its disclosure on how we are managing regulatory and environmental issues relating to electrical power generation operations, climate change and energy efficiency. Your Company actively pursues opportunities to meet customers’ needs in an environmentally sound way.

Your Company has made available on our internet website its Sustainability Report (publicly available at www.firstenergycorp.com/environmental/sustainability) that describes the steps that have been taken by your Company to address the challenge of climate change. The Sustainability Report discloses how we are working to minimize the environmental impact of our operations while meeting our customers’ needs for safe, reliable, clean and affordable electricity. The report, most recently updated in May 2016, conveys an ambitious goal to reduce carbon dioxide (“CO2”) emissions companywide by at least 90 percent below 2005 levels by 2045. The Sustainability Report further provides an update to shareholders regarding your Company’s efforts related to emissions reductions.

Further, in our Sustainability Report, your Company describes the energy efficiency and smart grid technology mandates in the states where our generating companies operate and provides a discussion regarding research and development within the electric industry. Such research and development discussions address the actions that your Company expects to take to reduce risk in the future. For example, your Company reports on the long history of supporting research and demonstration projects through the Electric Power Research Institute and other industry organizations in the areas of fuel cells, solar and wind generation and energy storage technologies.

Due to the nature of your Company’s business, preparation of reports beyond what is already produced would be an onerous task. Such an undertaking would necessarily encompass your Company’s financial and capital expenditure plans, production plans and short-and long-term business strategies. In addition, preparing a report in such detail would necessarily divert important resources from alternate endeavors that your Board and management deem to be in the best interests of the Company and its shareholders.

42  |  FirstEnergy Corp. 2017 Proxy Statement

We believe existing disclosures of our sustainability initiatives are comprehensive, and while your Company places great value on shareholder input, your Board believes that generating a report that discloses strategy for aligning business operations with the goals of the 2015 Paris Agreement is not prudent. Disclosing such a strategy could put the Company at a competitive disadvantage as we strive to meet the ongoing energy needs of our customers. Your Board and management will continue to share information on your Company’s environmental efforts, financial performance and results, and accomplish the fundamental objectives of the proposal without undertaking duplicative efforts and needlessly increasing expenses.

Your Board recommends that you

vote “AGAINST” this shareholder proposal (Item 10).

Item 11 — Shareholder Proposal Requesting Steps to Implement Simple Majority Voting

John Chevedden, 2215 Nelson Avenue, No. 205, Redondo Beach, California 90278, plans to introduce the following resolution at the Annual Meeting. We have been notified that Mr. Chevedden is the beneficial owner of no less than 90 shares of your Company’s common stock.

Proposal 11 - Simple Majority Vote

RESOLVED, Shareholders request that our board take the steps necessary (no less) so that each voting requirement in our charter and bylaws that calls for a greater than simple majority vote be eliminated, and replaced by a requirement for a majority of the votes cast for and against applicable proposals, or a simple majority in compliance with applicable laws. If necessary this means the closest standard to a majority of the votes cast for and against such proposals consistent with applicable laws.

This proposal topic, that our board take the steps necessary for adoption, won our impressive shareholder support, based on yes and no votes, at our previous annual meetings:

2005 -71%

2006 -73%

2007 -76%

2008 -78%

2015 -69%

2016 -62%

Our management failed to take the steps necessary to adopt this proposal as recently as our 2016 annual meeting. Plus our 2016 annual meeting proxy failed to give any management analysis of any special effort that might be needed to adopt the management version of this proposal or commit to any special effort that management would take to adopt their own proposal.

In other words our management failed to disclose in our 2016 annul meeting proxy any special necessary steps that it would take to ensure that their proposal on this topic would be adopted - especially since there was a risk (that turned into reality) that our management’s half-hearted efforts to adopt this proposal could result in ballot failure. Our management even said they were against their own proposal in the proxy.

Shareowners are willing to pay a premium for shares of companies that have excellent corporate governance. Supermajority voting requirements have been found to be one of 6 entrenching mechanisms that are negatively related to company performance according to “What Matters in Corporate Governance” by Lucien Bebchuk, Alma Cohen and Allen Ferrell of the Harvard Law School. Supermajority requirements are used to block initiatives supported by most shareowners but opposed by a status quo management.

43  |  FirstEnergy Corp. 2017 Proxy Statement

This proposal topic won from 74% to 88% support at Weyerhaeuser, Alcoa, Waste Management, Goldman Sachs, FirstEnergy, McGraw-Hill and Macy’s. The proponents of these proposals included Ray T. Chevedden and William Steiner.

Currently a 1%-minority can frustrate the will of our 79%-shareholder majority. In other words a 1%-minority could have the power to prevent shareholders from improving our charter and bylaws.

In the 2-years leading up to the submittal of this 2017 proposal our stock has fallen from $40 to $32.

Please vote to enhance shareholder value:

Simple Majority Vote - Proposal 11

Your Company’s Response — Item 11 — Shareholder Proposal Requesting Steps to Implement Simple Majority Voting

This non-binding shareholder proposal requests that your Board take the steps necessary so that each shareholder voting requirement in your Company’s Amended Articles of Incorporation and Amended Code of Regulations that “calls for a greater than simple majority vote be eliminated, and replaced by a requirement for a majority of the votes cast for and against applicable proposals, or a simple majority in compliance with applicable laws.”

We encourage you to refer to your Company’s proposal (Item 6 above), which is a binding proposal to implement a majority voting power threshold for shareholder voting. As described in Item 6 above, Ohio law provides that certain voting requirements can be changed to a majority of the voting power of your Company, not a majority of votes cast as stated in the shareholder proposal.

Because the Company’s proposal (Item 6 above) is binding, if approved by shareholders, the Company would be required to implement the proposal. However, if this non-binding shareholder proposal is approved by shareholders, there is no obligation for the Company to implement it and the approval of both proposals could lead to confusing results. In sum, your Board believes the proposal put forth by your Company in Item 6 above more appropriately and effectively serves the best interests of our shareholders.

Your Board recommends that you

vote “AGAINST” this shareholder proposal (Item 11).

44  |  FirstEnergy Corp. 2017 Proxy Statement

Review of Director Nominees

The Corporate Governance Committee, comprised entirely of independent directors, recommends Board candidates by identifying qualified individuals in a manner that is consistent with criteria approved by your Board. In consultation with the CEO, the Chairman of the Board and the full Board, the Corporate Governance Committee searches for, recruits, screens, interviews and recommends prospective directors to provide an appropriate balance of knowledge, experience and capability on your Board. At least annually the Corporate Governance Committee assesses the size and composition of your Board in light of the operating requirements of your Company and the current makeup of your Board in the context of the needs of your Board at a particular point in time. Each of the nominees brings a strong and unique background and skill set to your Board, giving your Board as a whole competence and experience in a wide variety of areas necessary to oversee the operations of your Company.

In recruiting and selecting Board candidates, the Corporate Governance Committee takes into account the size of the Board and considers a “skills matrix” to determine whether those skills and/or other attributes qualify him or her for service on your Board. The table below includes some of the qualifications, experiences, and skills considered in accordance with Corporate Governance Policies and the Corporate Governance Committee charter for each director nominee that led your Board to conclude that he or she is qualified to serve on your Board. This high-level overview is included for illustrative purposes and is not intended to be an exhaustive list of each director nominee’s skills or contributions to the Board.

Core Considerations and Qualifications	Other Attributes

Assessments of a prospective Board or committee candidate includes, at a minimum consideration of:

  ✓      diversity,

  ✓      age,

  ✓      background and training,

  ✓      business or administrative experience and skills,

  ✓      dedication and commitment,

  ✓      business judgment,

  ✓      analytical skills,

  ✓      problem-solving abilities, and

  ✓      familiarity with regulatory environment

in addition to such other attributes deemed appropriate by the Corporate Governance Committee, all in the context of the perceived needs of the Board or applicable committee at that point in time.

While it is not necessary that each director possess all of the below listed criteria, each director shall contribute knowledge, experience, or skill in at least one domain that is important to your Company:

+  management or senior leadership position which demonstrates significant business or administrative experience and skills;

+  accounting or finance;

+  the electric utilities or nuclear power industry; or

+  other significant and relevant areas deemed by the Corporate Governance Committee to be valuable to your Company.

The Corporate Governance Committee believes that well-assembled boards consist of a diverse group of individuals who possess a variety of complementary skills and experiences. It considers this variety of complementary skills in the broader context of your Board’s overall composition with a view toward constituting a Board that, as a body, possesses the appropriate skills, experience, attributes, and qualities required to successfully oversee your Company’s operations. Your Board did not use a third party to assist with the identification and evaluation of nominees.

Neither the Corporate Governance Committee nor your Board has an established policy regarding the consideration of diversity in identifying director nominees. However, the Corporate Governance Committee recognizes that the racial, ethnic and gender diversity of your Board are an important part of its analysis as to whether your Board possesses a variety of complementary skills and experiences. The Corporate Governance Committee also considers differences in point of view, professional experience, education, and other individual skills, qualities, and attributes that contribute to the optimal functioning of your Board as a whole. Also, our Corporate Governance Policies provide that your Board will not nominate for election a non-employee director following his or her 72nd birthday.

45  |  FirstEnergy Corp. 2017 Proxy Statement

Biographical Information and

Qualifications of Nominees for Election as Directors

The following provides information about each director nominee as of the date of this proxy statement. The information presented below includes each nominee’s specific experiences, qualifications, attributes, and skills that led the Corporate Governance Committee and your Board to the conclusion that he/she should serve as a director of your Company.

Paul T. Addison

Position, Principal Occupation and Business Experience: Retired in 2002 as
managing director in the Utilities Department of Salomon Smith Barney (Citigroup), an
investment banking and financial services firm. Director of the Company since 2003.

Key Attributes, Experience and Skills: Mr. Addison received an M.B.A. in Finance and General Business Administration from the Harvard University Graduate School of
Business. His career included positions of increasing responsibility in the investment banking and financial services sector, culminating as a managing director of the Utilities
Department at Salomon Smith Barney (Citigroup). This wealth of experience in the utilities department in the financial services sector makes Mr. Addison a strong contributor to your Board, specifically, and your Company generally.

Age 70 Committees: Audit, Finance (Chair)

Michael J. Anderson

Position, Principal Occupation and Business Experience: Chairman of the board of directors since 2017, and executive chairman of the board of directors from 2009 to
2016, of The Andersons, Inc., a diversified public company with interests in the grain, ethanol and plant nutrient sectors of U.S. agriculture, as well as in railcar leasing and repair, turf products production and general merchandise retailing. He also served as chief executive officer of The Andersons, Inc. from 1999 to 2015. Director of the
Company since 2007.

Key Attributes, Experience and Skills: Mr. Anderson received an M.B.A. in Finance and Accounting from the Northwestern University Kellogg Graduate School of
Management and was a Certified Public Accountant. He participated in the Harvard
Advanced Management Program. Mr. Anderson was an auditor for Arthur Young & Co.
In 1996, he became president and chief operating officer of The Andersons, Inc., and he is currently that company’s chairman. The skills and attributes related to Mr. Anderson’s experience in the accounting and executive management areas are invaluable assets for your Board.

Age 65 Committees: Corporate Governance (Chair), Finance

46  |  FirstEnergy Corp. 2017 Proxy Statement

William T. Cottle

Position, Principal Occupation and Business Experience: Retired in 2003 as chairman of the board, president and chief executive officer of STP Nuclear Operating Company, a nuclear operating company for the South Texas Project. Director of the Company since
2003.

Key Attributes, Experience and Skills: Mr. Cottle has served as a consultant in the nuclear industry. He has extensive experience in the nuclear field and has held leadership positions at Entergy and Houston Lighting and Power, as well as with the U.S. Nuclear
Regulatory Commission (later referred to as NRC) and the Tennessee Valley Authority.
In addition, he previously served as chairman, president and chief executive officer of
STP Nuclear Operating Company. This nuclear industry experience is essential to your
Board.

Age 71 Committees: Corporate Governance, Nuclear (Chair)

Steven J. Demetriou

Position, Principal Occupation and Business Experience: Chairman, chief executive officer and director of Jacobs Engineering Group Inc., a provider of technical professional and construction services, since August 2015. Chairman and chief executive officer (from 2004 to 2015) of Aleris Corporation (later referred to as Aleris), a manufacturer of aluminum rolled products; director (from 2008 to 2014) and non-
executive chairman (from 2011 to 2014) of Foster-Wheeler AG; and director of the OM
Group (from 2005 to 2015). Mr. Demetriou was chairman and chief executive officer of
Aleris when it filed a voluntary petition under Chapter 11 of the United States
Bankruptcy Code in 2009 and when it successfully emerged from those proceedings in
June 2010. He currently serves as a director of the following public company: Kraton
Corporation (Kraton). Mr. Demetriou has notified Kraton’s board of directors that he is resigning as a director of Kraton effective immediately following Kraton’s 2017 annual general meeting of stockholders, currently scheduled for May 25, 2017. Director of the
Company since January 2017.

Key Attributes, Experience and Skills: Mr. Demetriou received his Bachelor of
Science degree in chemical engineering from Tufts University. His experience includes more than 30 years of leadership and senior management roles, including 15 years in the role of chief executive officer. In addition, he brings experience in a variety of industries, including engineering, construction and oil & gas. His extensive executive and board experience has equipped him with leadership skills and the knowledge of board processes and functions. This experience qualifies him to serve as a member of your Board.

Age 58

47  |  FirstEnergy Corp. 2017 Proxy Statement

Julia L. Johnson

Position, Principal Occupation and Business Experience: President of
NetCommunications, LLC, a national regulatory and public affairs firm focusing primarily on energy, telecommunications and broadcast regulation, since 2000. She serves as a director of the following three other public companies: American Water
Works Company, Inc., MasTec, Inc., and NorthWestern Corporation. Director of the
Company since 2011. She was a director of AYE from 2003 to 2011, at which time she became a director of your Company in connection with the merger.

Key Attributes, Experience and Skills: Ms. Johnson received her law degree from the
University of Florida College of Law after graduating from the University of Florida with a Bachelor of Science in business administration. She is a former chairman and commissioner of the Florida Public Service Commission, which provided her with valuable insight into the electric utility industry. In her current position as president of
NetCommunications, LLC, she develops strategies for achieving objectives through advocacy directed at critical decision makers. She previously served as senior vice president of Communications and Marketing at Milcom Technologies and also has additional public company board experience. Ms. Johnson’s extensive regulatory background, legal experience and additional board experience qualify her to serve as a member of your Board.

Age 54 Committees: Corporate Governance, Nuclear

Charles E. Jones

Position, Principal Occupation and Business Experience: President, CEO and director of your Company since January 1, 2015. He was Executive Vice President and President,
FirstEnergy Utilities from 2014 to 2015, Senior Vice President and President,
FirstEnergy Utilities from 2010 to 2011, and also served as President of your Company’s utility subsidiaries from 2010 to 2015. He also serves as a director of many other subsidiaries of your Company, and served as a director of FirstEnergy Solutions Corp.
(later referred to as FES) from 2015 to 2016.

Key Attributes, Experience and Skills: Mr. Jones received an undergraduate degree in electrical engineering from The University of Akron. He also attended the United States
Naval Academy and was a member of the Institute of Electrical and Electronics
Engineers. He completed the Reactor Technology Course for Utility Executives at the
Massachusetts Institute of Technology and the Public Utility Executive Program at the
University of Michigan. He has had an extensive, nearly forty-year career, at Ohio
Edison Company and later FirstEnergy Corp., and has held various executive leadership positions, most recently Executive Vice President and President of FirstEnergy Utilities,
and currently President and CEO. With this vast experience, Mr. Jones brings to your
Board an extraordinary understanding of the inner workings of the public utilities industry in general, and FirstEnergy, in particular.

Age 61

48  |  FirstEnergy Corp. 2017 Proxy Statement

Donald T. Misheff

Position, Principal Occupation and Business Experience: Retired in 2011 as
managing partner (position held since 2003) of the Northeast Ohio offices of Ernst &
Young LLP, a public accounting firm. He serves as a director of the following two other public companies: TimkenSteel Corp. and Trinseo S.A. He is also a director of Aleris
Corporation, whose common stock is privately held. Director of the Company since
2012.

Key Attributes, Experience and Skills: Mr. Misheff graduated from The University of
Akron with a major in accounting and is a Certified Public Accountant. As the managing partner of the Northeast Ohio offices of Ernst & Young LLP from 2003 until his retirement in 2011, he advised many of the region’s largest companies on financial and corporate governance issues. He began his career with Ernst & Young LLP in 1978 as part of the audit staff and later joined the tax practice, specializing in accounting/
financial reporting for income taxes, purchase accounting, and mergers and acquisitions.
He has more than 30 years of experience performing, reviewing, and overseeing the audits of financial statements of a wide range of public companies. He also has served on numerous non-profit boards. Mr. Misheff’s vast financial and corporate governance experience, together with his extensive service to community organizations and business development groups, make him a strong member of your Board.

Age 60 Committees: Audit (Chair), Compensation

Thomas N. Mitchell

Position, Principal Occupation and Business Experience: Retired in 2015 as the
president, chief executive officer and director (positions held since 2009) of Ontario
Power Generation Inc. (later referred to as OPG), an Ontario-based electricity generation company. He is also a former director and member of the leadership and compensation committee of the Electric Power Research Institute. Director of the Company since 2016.

Key Attributes, Experience and Skills: Mr. Mitchell received his undergraduate degree in Engineering (Nuclear and Thermal Sciences) from Cornell University, his Master of
Science degree in Mechanical Engineering from George Washington University and his
LLD (Hon) from University of Ontario Institute of Technology, which is an honorary degree. He has extensive experience in the nuclear industry and as a senior executive.
Prior to his most recent executive position at OPG, he held progressively more responsible leadership roles before being named the site vice president at the Peach
Bottom Atomic Power Station, where he directed the day-to-day operations of the station. He also served as a vice president for the Institute of Nuclear Power Operations and as a Lieutenant (Naval Reactors) in the US Navy. Mr. Mitchell’s nuclear industry experience, along with his broad leadership and business skills, is essential to your
Board.

Age 61 Committee: Nuclear

49  |  FirstEnergy Corp. 2017 Proxy Statement

James F. O’Neil III

Position, Principal Occupation and Business Experience: Partner, Western Commerce
Group, an advisory and investment firm, since 2016. President, chief executive officer and director of Quanta Services, Inc., a provider of specialty contracting services to the electric power and oil and gas industries (from 2011 to 2016). He is a director of National Trench
Safety, LLC, and Sterling Lumber Company Inc., neither of which is a public company.
He was elected Chairman at Sterling Lumber in 2016. Director of your Company since
January 2017.

Key Attributes, Experience and Skills: Mr. O’Neil received his Bachelor of Science degree in civil engineering from Tulane University. His experience includes more than 15 years of leadership and senior management roles, including the role of chief executive officer, chief operating officer and senior vice president of operations integration and audit. His extensive executive and board experience has equipped him with leadership skills and the knowledge of board processes and functions. Additionally, Mr. O’Neil’s general corporate decision-making and engineering experience makes him a valuable member to your Board.

Age 58

Christopher D. Pappas

Position, Principal Occupation and Business Experience: President, chief executive officer and director of Trinseo S.A., a producer of plastics, latex and rubber, since
2010. He serves as a director of one other public company: Univar Inc., a chemical distributor and provider. As further discussed below, Mr. Pappas has extensive executive and board experience, and he has specialized knowledge of the industry in which both
Trinseo S.A. and Univar Inc. operate. Director of the Company since 2011. He was a director of AYE from 2008 to 2011, and he became a director of your Company approximately seven months after the merger.

Key Attributes, Experience and Skills: Mr. Pappas received an M.B.A. from the
Wharton School, University of Pennsylvania and an undergraduate degree in Civil
Engineering from the Georgia Institute of Technology. He served in various leadership capacities at NOVA Chemicals Corporation, Dow Chemical, and DuPont Dow
Elastomers. His extensive executive and board experience has equipped him with leadership skills and the knowledge of board processes and functions. Additionally,
Mr. Pappas’s general corporate decision-making and senior executive experience with a commodity-based business provides a useful background for understanding the operations of your Company. Mr. Pappas is a highly engaged member of your Board that actively participates in Board and committee matters, including attending 25 of 26 of your Board and Committee meetings on which he serves.

Age 61 Committees: Compensation (Chair), Finance

50  |  FirstEnergy Corp. 2017 Proxy Statement

Luis A. Reyes

Position, Principal Occupation and Business Experience: Retired in 2011 as a
Regional Administrator (position held since 2008) of the NRC, a federal regulatory agency. Director of the Company since 2013.

Key Attributes, Experience and Skills: Mr. Reyes received his undergraduate degree in
Electrical Engineering and his Master of Science degree in Nuclear Engineering from the
University of Puerto Rico. He has extensive experience in the nuclear field and has held senior leadership positions with the NRC. He joined the NRC in 1978 where he held progressively more responsible leadership roles before being named executive director of operations in 2004, where he managed the day-to-day operations of the agency. He also served as regional administrator for NRC Region II, overseeing all new commercial nuclear power plant construction in the country as well as operating plant inspections in the southeast United States. Mr. Reyes retired from the NRC in 2011 with 33 years of service. This nuclear industry experience is essential to your Board.

Age 65 Committees: Corporate Governance, Nuclear

George M. Smart

Position, Principal Occupation and Business Experience: Non-executive Chairman of the Board since 2004, except for a brief transition period from January 1, 2015 to
April 30, 2015 when he was the Lead Independent Director of the Board. Retired in 2004
as president (a position held since 2001) of Sonoco-Phoenix, Inc., a manufacturer of easy opening lids. He serves as a director of one other public company: Ball Corporation.
Director of the Company since 1997. He was a director of Ohio Edison Company from
1988 to 1997 at which time he became a director of your Company in connection with the merger.

Key Attributes, Experience and Skills: Mr. Smart received an M.B.A. from the
Wharton School, University of Pennsylvania, with a major in Marketing. He served as the president and chief executive officer of Central States Can Co. from 1978 until 1993 and as chairman of the board and president of the Phoenix Packaging Corporation from
1993 until 2001. He retired as president of Sonoco Phoenix, Inc. in 2004. Over the past
25 years, Mr. Smart has been a director of and has served on various board committees of six public companies. This extensive corporate and CEO-level experience provides an excellent background for his current position as our non-executive Chairman of the
Board.

Age 71 Committees: Audit, Corporate Governance

51  |  FirstEnergy Corp. 2017 Proxy Statement

Dr. Jerry Sue Thornton

Position, Principal Occupation and Business Experience: Chief executive officer of
Dream Catcher Educational Consulting, a consulting firm that provides coaching and professional development for newly selected college and university presidents. Retired
President (position held from 1992 to 2013) of Cuyahoga Community College. Upon her retirement, Cuyahoga Community College honored Dr. Thornton with the title of
President Emeritus. She serves as a director of the following three other public companies: Applied Industrial Technologies, Inc., Barnes & Noble Education, Inc. and
RPM International, Inc. She also served as a director of American Greetings Corporation from 2000 to 2013. Director of the Company since 2015.

Key Attributes, Experience and Skills: Dr. Thornton received her Ph.D. degree from the University of Texas at Austin and her M.A. and B.A. degrees from Murray State
University. She has extensive executive management and board experience, including her board service for other public companies and her participation on numerous key board committees. She is a recognized leader in the Northeast Ohio community. Dr. Thornton’s broad leadership and business skills, together with her extensive board service for public companies and community organizations, make her well qualified to serve on your
Board.

Age 70 Committees: Compensation, Finance

52  |  FirstEnergy Corp. 2017 Proxy Statement

Executive Compensation

Compensation Committee Report

The Compensation Committee (referred to in this Executive Compensation section as the Committee) reviewed and discussed the CD&A with management and, based on such review and discussions, the Committee recommended to your Board that the CD&A be included (or incorporated by reference, as applicable) in your Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2016, and proxy statement.

Compensation Committee: Christopher D. Pappas (Chair), Robert B. Heisler, Jr., Ted J. Kleisner, Donald T. Misheff, and Dr.  Jerry Sue Thornton.

Compensation Discussion and Analysis

Executive Summary

NEOs

In this CD&A we describe our pay-for-performance executive compensation program and philosophy in the context of the 2016 compensation decisions related to the CEO and each of the other NEOs included in the 2016 SCT. For 2016, our NEOs were as follows:

●	Charles E. Jones, President and CEO
●	James F. Pearson, Executive Vice President and CFO
●	Leila L. Vespoli, Executive Vice President, Corporate Strategy, Regulatory Affairs and Chief Legal Officer
●	James H. Lash, Executive Vice President and President, FirstEnergy Generation
●	Steven E. Strah, Senior Vice President, FirstEnergy Utilities

Messrs. Jones and Pearson are NEOs as a result of their positions as CEO and CFO, respectively, throughout 2016. Ms. Vespoli and Messrs. Lash and Strah were our three most highly compensated executive officers (other than our CEO and CFO) serving at the end of 2016.

Guiding Principles

We are a forward-thinking electric utility powered by a diverse team of employees committed to making customers’ lives brighter, the environment better and our communities stronger. In February 2017, the Company announced that we are focused on moving to a fully regulated business model and the Company is targeting mid-2018 to exit from the competitive business. This is expected to lead to a more stable business environment and predictable revenue. The primary objectives of our executive compensation program are to attract, retain, and reward talented executives who we believe drive our success in the highly complex energy industry. Our executive compensation program is centered on a pay-for-performance philosophy that aligns executives’ interests with your interests as shareholders. We believe it is important to maintain consistency in our compensation philosophy and approach.

Looking Ahead

During 2016, your Company achieved solid operational results while continuing to position its businesses for stable, predictable, and customer-service oriented growth that will benefit customers, employees, and shareholders. Your Company continued its progress on its regulated growth strategies, while also making difficult but necessary decisions to address the effects of challenging market dynamics on the competitive business.

53  |  FirstEnergy Corp. 2017 Proxy Statement

The Transmission business remains at the heart of your Company’s growth strategy. We are entering the final year of the initial, $4.2 billion investment in our successful Energizing the Future program that began in 2014. In February 2017, we announced the continuation of this transmission program, with $3.2 to $4.8 billion of additional investments planned over the 2018 through 2021 timeframe. Looking ahead, we have identified $20 billion of future incremental investment opportunities beyond those identified through 2021 across our more than 24,000-mile transmission system that will address service reliability and grid modernization, while providing your Company a long runway for growth. We also received approval in 2016 for a new subsidiary called Mid-Atlantic Interstate Transmission, which holds the transmission assets of our Metropolitan Edison and Pennsylvania Electric companies and will facilitate new investments that can improve service reliability for these customers. A forward-looking rate structure has also been filed for Jersey Central Power and Light transmission investments and grid modernization in New Jersey.

In the Distribution business, we filed new rate cases at our Pennsylvania and New Jersey utilities during the spring of 2016, and we were pleased to reach settlements on those cases, with new rates taking effect in January 2017. These rulings will result in approximately $370 million in incremental revenue for those utilities. And in October 2016, the Public Utility Commission of Ohio approved modifications to our Electric Security Plan that authorized our Ohio operating companies to collect $204 million (grossed up for taxes) per year over a three-year term, with the opportunity for a two-year extension.

We are committed to maintaining investment grade metrics at FirstEnergy Corp. and all regulated entities. We have stated that it is our goal to operate as a fully regulated utility company. Currently, more than 80 percent of FirstEnergy’s earnings come from regulated operations, and while your management team continues to believe that a vertically integrated or regulated-like construct is the best way to provide reliable and affordable electric service to customers, the continued deterioration of competitive market conditions has become a significant burden on the competitive business.

Despite your Company’s successful cost cutting initiatives and prolonged efforts to bring about meaningful market reforms, it no longer made sense to continue waiting for an upturn. In November 2016, your Company announced that a strategic review of the competitive business was underway to move away from competitive markets. Your Company is targeting completion by mid-2018. In January, we announced a significant step in the execution of this plan, with Allegheny Energy Supply Company, LLC (later referred to as AE Supply) and Allegheny Generating Company entering into an agreement to sell 1,572 MW of gas and hydro generation to a third party, subject to satisfaction of customary and other closing conditions such as receipt of regulatory approvals and third party consents.

The options for the remaining portion of your Company’s competitive energy services segment’s generation range from, among others, legislative or regulatory solutions for generation assets to additional asset sales and/or plant deactivations to seeking protection under U.S. bankruptcy laws for FES and possibly FirstEnergy Nuclear Operating Company. Closing plants is an extremely difficult step, both for your management team and for your Company, because we believe that keeping them viable is in the best interest of our customers, the states, the communities where the plants are located and our employees.

We expect the outcome of the strategic review will be consistent with our goal to operate as a fully regulated utility company, and is intended to position your Company for stable, predictable and customer service-oriented growth that will benefit customers, employees and shareholders. For more information regarding this strategic review, we encourage you to read your Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2016, available at www.sec.gov and your Company’s website at www.firstenergycorp.com, into which a portion of this proxy statement is incorporated by reference.

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2017 Compensation Changes to Enhance Alignment to Shareholder Value

We believe the challenging market dynamics on the competitive business have contributed to a delay in the Company’s Total Shareholder Return (later referred to as TSR) performance. Although TSR performance was below expectations, the Company believes that our progress on the regulated growth strategies will create shareholder value. As a result, your Company has taken the following actions in 2017 to enhance alignment to the interests of shareholders:

2017 Highlights	Impact
ª CEO Voluntarily Reduces STIP and LTIP Opportunities and Increases Share Ownership Guidelines ª

Mr. Jones voluntarily requested a decrease in his Short-Term Incentive Program (later referred to as STIP) target opportunity in 2017, from 120 percent to 115 percent of his base salary and his Long-Term Incentive Program (later referred to as LTIP) target opportunity in 2017, from 600 percent to 545 percent of his base salary. The Committee agreed to Mr. Jones’ request and your Board approved this change effective for 2017.

☑  Demonstrates his alignment with your interests as shareholders;

☑  Aligns Mr. Jones’ 2017 STIP and LTIP target opportunities with the levels he had in 2015;

☑  Further aligns to the median LTIP levels in the proxy data for our utility peer group; and

☑  Mr. Jones’ total compensation continues to remain less than the average of the revenue-regressed 50th percentile of our peer group of utility and general industry companies (later referred to as the Blended Median).

Increased the share ownership guidelines for the CEO from a six times (6X) multiple of base salary to a seven times (7X) multiple of base salary.	☑ Further demonstrates Mr. Jones’ commitment to your Company; and, ☑ Enhances CEO’s interests with growing shareholder value.
ª No Compensation Increases in 2017 for NEOs and Other Section 16 Insiders ª

Maintained current compensation levels in 2017.

☑  No base salary increase and no increase in target opportunity levels as a percent of base salary for 2017, in the aggregate, for short-term and long-term incentive compensation, for all executive officers under Section 16 of the Exchange Act (later referred to as the Section 16 Insiders), including the NEOs.

ª Set More Rigorous Operating EPS Target Levels and Add Additional Funding Limits to Achieve Stretch Level STIP Payout ª

Continued to set realistic, but challenging, performance goals in our incentive compensation plans.

☑  Set more rigorous Operating earnings per share (later referred to as Operating EPS) target levels from 2016 to 2017.

☑  Established a more aggressive STIP Pool of Funds between target and stretch Operating EPS goals, adding additional funding limits so that STIP is paid as earned only if stretch performance is achieved.

☑  The additional funding limits better align NEO payouts to the creation of shareholder value by requiring strong financial performance before rewarding strong operational performance.

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Shareholder Outreach and Consideration of Say-on-Pay Vote Results

After a significant engagement effort with our top shareholders beginning in 2013, we made substantial changes to our compensation plans and programs. In fact, the 2014-2016 cycle of our LTIP is the first cycle to pay out after incorporating changes in our executive compensation program, which are outlined in the next section. We continue the engagement effort with our shareholders to, among other things, gain their insight and support on our compensation programs and practices. Refer back to the “Our Approach to Shareholder Engagement” section on page 16 for more details. We received almost 85 percent support from our shareholders for our Say-on-Pay vote at our annual meeting in 2016. During 2016, we continued to benchmark our plans and programs to support direct alignment between pay and performance and shareholders’ interests.

The Committee believes that recent positive Say-on-Pay vote results indicate that shareholders are largely supportive of our approach toward executive compensation, particularly taking into account the revisions to our executive compensation program made in 2013 and 2014, which changes are now reflected in our LTIP payouts in 2016, and are evidence that our pay-for-performance practices are effective. The Committee approved additional changes to our executive compensation program in 2015, which included changes to the LTIP and extending the benefits provided under the FirstEnergy Corp. Change in Control Severance Plan, dated February 25, 2011, as amended until December 31, 2016 (later referred to as the Existing CIC Plan) and adopted the FirstEnergy Corp. 2017 Change in Control Severance Plan (later referred to as the New CIC Plan) to align with leading market practices. Effective September 15, 2015, Mr. Jones waived his right to receive any current and future change in control (later referred to as CIC) severance payments under the Existing CIC Plan or any future plans, including the New CIC Plan. In 2016, as indicated in our 2016 definitive proxy statement, the Committee completed a detailed review of your Company’s peer group as outlined in detail in the Benchmarking section below. After reviewing market competitive practices provided by the Committee’s independent compensation consultant Meridian, the Committee did not make any substantive adjustments to our executive compensation programs in 2016. The Committee values and appreciates the input of our shareholders in helping it make future compensation decisions for the NEOs.

What We Do and Don’t Do

We made a number of changes to our compensation plans and programs beginning in 2013 that continue to influence our compensation plans and programs in 2016. Below is a summary of what we do and don’t do with respect to executive compensation, the totality of which we believe aligns with the long-term interests of our shareholders:

What we DO…

☑	Pay-for-performance

○	We created an entirely at-risk LTIP by eliminating the time-based portion of the performance-adjusted restricted stock units (later referred to as RSUs) from the LTIP;

○	We revised the payout schedule of the RSUs to provide interpolation between levels of performance, rather than having only three levels of payout at 50 percent, 100 percent, or 200 percent;

○	We reduced the stretch[1] potential payout of the financial performance measures in the STIP from 200 percent to 150 percent of target despite the peer group median market practice which provides stretch potential payout at 200 percent of target; and,

○	We continued to use a pool of funds for the STIP payout based on Operating EPS, a non-GAAP financial measure. A description of the method of calculating Operating EPS is provided on page 58. If the performance is not supported by Operating EPS, then the operational payouts are reduced formulaically, excluding Safety.

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☑	We utilize different financial performance measures in our compensation programs;

○	We eliminated overlapping financial performance measures between the STIP and LTIP to align with shareholders’ interests;

☑	We maintain robust stock ownership guidelines;

☑	We include double-trigger change in control provisions for LTIP stock awards;

☑	We formally closed the Supplemental Executive Retirement Plan (later referred to as the SERP) to new entrants;

☑	We use a representative and relevant peer group;

☑	We mitigate undue risk in compensation programs as outlined in the “Risk Assessment of Compensation Programs” section later in the CD&A;

☑	We utilize an independent compensation consulting firm that advises the Committee directly and provides no other services to the Company;

☑	We maintain a clawback policy;

☑	We hold and are recommending an annual advisory vote to approve our compensation programs; and

☑	Maintain a Committee that is comprised entirely of independent directors.

What we DON’T DO…

We do not pay performance-based cash or equity awards for unmet performance goals and do not provide a minimum guaranteed payout;

We do not permit NEOs or directors to hedge or pledge company stock;

We do not maintain employment agreements with our NEOs;

We do not provide excessive perquisites;

We do not provide tax gross-ups for our NEOs; and

We do not permit repricing underwater stock options without shareholder approval.

1 The term “stretch” is used internally and by management to reflect the performance levels associated with maximum achievement of a Key Performance Indicator (later referred to as KPI). The term “maximum” is used later in the “Executive Compensation” portion of this proxy statement to refer to such performance levels.

The changes to our compensation plans and programs beginning in 2013 reflect our commitment to our compensation philosophy and our flexibility in responding to changing market conditions, our business strategy and financial performance, and executive compensation standards. While the Committee and our management team understand the impact that economic conditions, and our operating performance may have on our stock price, it is important to us that the elements of our compensation plans and program continue to incentivize management toward the proper short- and long-term goals, which are intended to translate ultimately into value for our shareholders.

In conjunction with the previous changes to our executive compensation program and continued shareholder outreach, your Board strongly believes our executive compensation program aligns with the best interests of shareholders and addresses the financial and operational concerns raised in previous Say-on-Pay vote results and ongoing shareholder outreach.

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2016 Performance Payouts at a Glance

Setting Our Performance Goals in 2016

The Committee and Board approved the following objective and specific performance goals in March 2016:

●	Categories of the 2016 KPI performance measures to be used in the STIP and the LTIP in 2016;
●	KPI performance goals not related to earnings guidance (“Operational KPI Goals”) for Section 16 Insiders;
●	KPI performance goals related to operating earnings guidance (“Financial KPI Goals”) for the Section 16 Insiders;
●	Percentage weightings of the KPI performance goals for the Section 16 Insiders; and
●	2016 STIP pool of funds.

Setting the Financial KPI Goals was directly related to 2016 Operating EPS Guidance and, in 2016, hinged on the Public Utilities Commission of Ohio (PUCO) ruling on the Ohio Electric Security Plan IV (ESP IV).

In March 2016, the Committee recommended and the Board approved $2.56, $2.71, and $2.86 as the threshold, target, and stretch goals for Operating EPS (later referred to as the Initial Financial KPI Goals). Operating EPS is a non-GAAP financial measure and is calculated using GAAP earnings per share and adjusting for the per share impact of certain items, which for 2016 included mark-to-market adjustments, regulatory charges, trust securities impairment, the impact of asset impairment / plant exit costs, merger accounting – commodity contracts, and debt redemption costs.

Additionally, your Company calculated the goals (threshold, target and stretch levels) for the remaining Financial KPI Measures (Funds from Operations (later referred to as “FFO”)/Adjusted Debt, Capital Effectiveness, FEU/FET Operating Earnings, CES Commodity Margin, and Operational Linkage) based on the Initial Financial KPI Goals, an input into the calculation of these Financial KPI Measures. The Financial KPI Measures are non-GAAP financial measures and descriptions can be found on pages 70, 71, 77 and 78. Due to the uncertainty relating to the outcome of the ESP IV, the threshold, target and stretch goals for Operating EPS and the remaining Financial KPI Measures were set based on the 2015 Operating Earnings Per Share and included adjustments to automatically increase the measures if, when announced, the 2016 Operating Earnings Per Share Guidance was based on a favorable outcome for the ESP IV and to automatically decrease the goals for an unfavorable outcome of ESP IV. The Initial Financial KPI Goals were automatically adjusted downward proportionately in accordance with the publicly announced 2016 Operating EPS Guidance in August 2016 and the formula established by the Committee, which reflected an unfavorable outcome of the ESP IV. Accordingly, the threshold, target, and stretch goals for Operating EPS, revised to align with 2016 Operating Earnings Per Share Guidance in August 2016, were $2.33, $2.48, and $2.63, respectively (later referred to as the Revised Financial KPI Goals). The goals for the remaining Financial KPI Measures described above were also automatically adjusted to align with the Revised Financial KPI Goals.

Operationally, we had a very strong safety performance year across your Company. Due to reliable performance from our generation fleet, our competitive energy margins exceeded target for the year. The regulated distribution and regulated transmission businesses experienced strong construction growth, solid reliability performance and low storm impacts that created strong operational results. The results of our incentive payouts in 2016 are generally above target opportunity. We believe our market performance is attributed to the uncertainty created by the timing of the PUCO ruling on the ESP IV and our announcement in November 2016 to conduct a strategic review of our competitive business, as discussed in detail above.

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STIP

The STIP provides annual cash awards to executives whose contributions support the achievement of our identified Financial and Operational KPI Goals. For 2016, your Company achieved its revised Operating EPS stretch goal level of $2.63, representing above the upper end of guidance provided to the financial community. Our Corporate Safety performance result was 0.59, which achieved industry top decile performance and outperformed our stretch goal (0.71) levels, and this performance result represents the strongest safety performance Company-wide in our history. In contrast to the other KPIs, when it comes to safety metrics, the lower the number, the better the performance. As a result, the average STIP payout to our NEOs was at 147 percent of target.

LTIP

The payments under our LTIP during 2016 are the first cycle of awards granted under the executive compensation program that include the changes to our pay practices outlined above. The 2014-2016 cycle of LTIP is also the last cycle that include performance shares as discussed in more detail below.

2014-2016 Cycle of Performance-Adjusted RSUs

Our LTIP program is based on the accumulation of points over each three-year cycle. Refer to the “LTIP” section below for details. Given that the results are cumulative over each three-year cycle, the 2014-2016 cycle of the performance-adjusted RSUs has achieved the three-year target performance, with the total points in the 2014-2016 cycle at 9.11 points. Based on the total points, our NEOs earned 162 percent of the target number of restricted stock units granted in 2014 plus the underlying accrued dividend equivalent units.

2014-2016 Cycle of Performance Shares

Also, in 2014 under the LTIP, executives were granted awards of performance shares at the beginning of a three-year performance period. Award payments were calculated based on the TSR of your Company versus the Edison Electric Institute (later referred to as EEI) Index of Shareholder Owned Electric Companies. If our TSR performance fell below the 40th percentile of the peer group, the performance shares were forfeited. The 2014-2016 cycle is the last cycle to include performance shares. Beginning with the 2015-2017 cycle, the LTIP is comprised of grants of performance-adjusted RSUs, based on the Capital Effectiveness Index and FFO to Adjusted Debt Index, non-GAAP financial measures further discussed on page 77, and a Safety KPI.

Your Company ranked below the 40th percentile among the EEI companies. As a result, no payments were made with respect to the performance shares granted in 2014.

Compensation Philosophy

We believe that the quality, skills, and dedication of our executive officers, including our NEOs, are critical elements in our ongoing ability to deliver positive operating results and enhance shareholder value. We generally target each of our NEOs’ compensation opportunities at or near the Blended Median of the competitive data and utilize a range of 80 to 120 percent of that Blended Median in order to foster retention of our NEOs and reward each NEO’s:

●	Individual performance;
●	Experience; and
●	Future potential to play an increased leadership role in your Company.

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These factors are not weighted or part of a formula, but rather provide your Board and Committee with the latitude to adjust compensation based on a combination of any or all of these factors.

Our incentive plans also provide the opportunity for our NEOs to achieve above-50th percentile compensation for strong corporate performance. However, if financial or operational performance does not meet specific targets, our NEOs earn below-50th percentile compensation. The incentive compensation plans are fully at risk, and your Board places strong focus on setting challenging, but realistic goals within these plans to create shareholder value. As further described in this CD&A, a significant portion of our NEOs’ actual compensation is based on corporate and business unit performance as defined by financial and operational KPIs directly linked to short-term and long-term results for key stakeholders, including shareholders and customers. Historically, the relevant business units utilized by your Board and the Committee for the purpose of determining KPIs in the context of NEO compensation corresponded to our reportable segments: Regulated Distribution, Regulated Transmission, and Competitive Energy Services. Falling short of, meeting, or exceeding our goals in these key areas is directly reflected in the actual compensation paid to our NEOs and other executives.

Compensation Committee Role and Responsibility

The Committee is responsible for overseeing executive compensation and making recommendations to your Board for establishing appropriate base salary and incentive compensation for our executive officers, including our NEOs, in accordance with our compensation philosophy, while also aligning our executives’ interests with Company and business unit performance, business strategies, and growth in shareholder value. The Committee is further responsible for administering our compensation plans in a manner consistent with these objectives. In this process, the Committee evaluates information provided by Meridian, its independent compensation consultant, and our CEO, as discussed below. The Committee reviews the mix and level of compensation by component individually and in the aggregate. The Committee, using tally sheets and accumulated wealth summaries (as discussed later in the CD&A) also reviews current and previously awarded but unvested compensation.

With respect to our CEO’s compensation, the Committee also annually:

●	Reviews, determines, and recommends to the Board your Company’s goals and objectives with respect to CEO compensation; and

●	Makes compensation recommendations to your Board for its approval or ratification based upon the CEO’s performance, competitive compensation benchmarking data (provided by Meridian) and the utility peer group proxy data (as defined in Appendix A).

Consultant

As noted above, the Committee engaged Meridian, who reported directly to the Committee. The Committee obtained and considered representations from Meridian that they were independent consultants and there were no conflicts of interest.

The Committee has assessed the independence of Meridian, as required under applicable stock exchange rules and requirements. The Committee has also considered and assessed relevant factors that could give rise to a potential conflict of interest with respect to Meridian and its work. Based on this review, the Committee is not aware of any conflict of interest that has been raised by the work performed by Meridian.

Consistent with NYSE rules, the Committee has the sole authority to retain and dismiss the consultant and to approve the consultant’s fees. Meridian provides advice, independent of management, to the Committee with respect to executive and director compensation and general corporate governance matters. The Committee relies on Meridian’s expertise in benchmarking and familiarity with competitive compensation practices in the utility and general industry sectors. In 2016, the Committee met with Meridian without management present, including the CEO, in an executive session after each regularly scheduled Committee meeting. The Committee engages the consultant to provide an annual review of executive compensation practices of companies in our peer group,

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including a benchmarking analysis of base salary and short- and long-term incentive targets of the companies with which we compete for executive talent. In addition, the Committee may, from time to time, request advice from Meridian concerning the design, communication, and implementation of our incentive compensation plans and other programs. The services provided by Meridian to the Committee in 2016 include:

●	Reviewing our compensation philosophy, including the alignment of our executive compensation practices with our compensation philosophy and assessing potential changes to address trends in market practice and shareholder expectations;
●	Reviewing our compensation peer groups used for benchmarking purposes for executives and directors;
●	Analyzing competitive compensation practices for executives and directors within our industry and peer group;
●	Reviewing the description of our executive compensation practices in our annual proxy statement in light of SEC requirements and apprising the Committee of its recommendations and necessary changes;
●	Reviewing share ownership guidelines;
●	Reviewing LTIP plan design;
●	Reviewing CIC benefits to ensure alignment with our compensation philosophy and competitive practice;
●	Calculating quarterly TSR relative to the companies in the EEI Index described in the “Performance Share” section of this proxy statement. This group of companies is used to measure our performance over a three-year performance cycle for the performance share component of the LTIP only. The last outstanding cycle of performance shares is the 2014-2016 cycle;
●	Regularly informing the Committee of legislative and regulatory changes, market trends, and current issues with respect to executive compensation and educating members on our processes, plans and programs; and
●	Preparing for and attending all Committee meetings, including executive sessions.

Benchmarking

The Committee uses competitive benchmarking data to evaluate compensation practices and develop compensation recommendations for each of the NEOs. With the exception of periodic merger and acquisition activity, our utility peer group has remained consistent and generally unchanged over the last 10 years. Your Company also maintains a general industry peer group, which was established in July 2010 in anticipation of our merger with Allegheny Energy. Since 2011, employee and executive compensation, executive benefits and perquisites, broad-based benefits (retirement benefits, death benefits, long-term disability and health care) and Director compensation are all benchmarked against the same utility and general industry peer groups.

In 2016, given our renewed focus on a regulated growth strategy, the Committee, with the assistance of its independent compensation consultant, conducted a detailed review of our philosophy and the companies within our utility and general industry peer groups to ensure the Company remains current compared to the compensation philosophy and practices within the peer group in order to attract, motivate, retain and reward employees.

As noted earlier, the Committee uses a Blended Median (i.e., the average of the revenue-regressed 50th percentile of our peer groups of (i) utility and (ii) general industry companies) to assess the competitiveness of base salary, short- and long-term target incentive opportunities and total target compensation. The Committee’s decision to use both a (i) utility peer group and (ii) a general industry peer group was driven by several factors:

1)	Our Company’s revenue scope, which remains near the upper quartile of the utility peer group (73rd percentile from a revenue perspective);
2)	The industries with which we compete for talent; and
3)	The desire to continue to align the benchmark companies used for executive compensation with the peer group used for benchmarking broad-based employee compensation, executive benefits and perquisites, broad-based benefits (retirement benefits, death benefits, long-term disability, and health care), and Director compensation.

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The recommended use of utility and general industry peer groups also functions to smooth volatility in the data which may be experienced by your Company near the upper quartile of the utility peer group. Further, the impact of year over year positional changes (such as turnover) may be lessened by having two peer groups. Using peer group data consistently in benchmarking provides a single platform of comparable companies to enable a consistent application of our compensation philosophy and determination of total rewards. Additionally, aligning peer groups improves clarity and consistency related to communications and disclosure requirements.

In general, our utility and general industry peer groups for 2016, included companies with revenues between $8 and $30 billion (a range of approximately 0.5 to 2.0 times our revenue) that your Company competes with for talent. Excluded from our peer group were companies and industries whose compensation or business models significantly differ from utilities, such as financial services, health care, retail, franchise, media and companies that are internationally headquartered. Also, a few select companies outside of the revenue scope were included based on their close geographic proximity to our Company.

In February 2016, at the Committee’s request and consistent with past practices, Meridian accumulated benchmark compensation data from our peer group, an equally weighted blend of 20 U.S.-based publicly traded utility companies and 55 U.S.-based publicly traded general industry companies. The 50th percentile annual revenue of the utility and general industry peer groups were $11.6 billion and $16.4 billion, respectively. Your Company has been and remains positioned at approximately the 50th percentile of the blended peer group by revenue. The current utility and general industry peer company lists are included in Appendix A.

Accumulated benchmark data was based on compensation levels as of January 1, 2016. Using the companies in our utility and general industry peer groups, Meridian prepares a study for the Committee using AonHewitt’s Total Compensation Measurement database, which uses size-adjusted benchmark data and regression analysis to determine market values of compensation that relate more closely to our revenue size. Regression analysis is used to develop a mathematical equation showing how certain variables are related. In regression terminology, the variable which is being predicted by the mathematical equation is called the “dependent” variable. The variable or variables being used to predict the value of the dependent variable are called the “independent” variables. For your Company’s study, the dependent variable was compensation; either base salary, total cash compensation (base plus short-term incentives), or total direct compensation (total cash plus long-term incentives). For the corporate level positions, the independent variable was fiscal 2016 projected revenue to predict the levels of compensation. AonHewitt’s Compensation Survey database commonly uses what is called logarithmic transformations of the data for regression analysis. Logarithms allow a vast range of data to be easily displayed, but more importantly, minimize the impact of extreme cases and “fit” the data better, thereby improving the quality of the prediction. Also, a constant percent increase in revenue will not result in a constant percent increase in predicted compensation. Therefore, the statistical measures presented are based on logarithmic regression analysis.

In 2016, the Committee determined that the use of the Blended Median in our competitive benchmarking analysis remains appropriate since the Company’s revenue scope continues to remain near the upper quartile of the utility peer group and the industries with which we compete for talent include companies outside of the utility peer group.

The Committee evaluated base salary, short- and long-term target incentive opportunities and total target compensation for each NEO against the 50th percentile compensation levels provided to similar executives at our peer companies. Based on the competitive data provided by the consultant and based on the approved changes to compensation from the Committee and Board, total compensation for our NEOs, in the aggregate was approximately 4.0 percent above the Blended Median in our competitive benchmarking analysis for fiscal year 2016. The Committee also looks at our utility peers’ proxy data for the NEOs as a secondary benchmark and additional point of reference for measurement. Based on utility peers’ proxy data, even though your Company is near the 75th percentile of our utility peer group with respect to revenue size, Mr. Jones’ total compensation is currently positioned slightly above, but near the median, of the CEOs in our utility peer group for 2016.

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Compensation decisions made by the Committee regarding the individual components of compensation are considered in the aggregate and adjustments to the amounts of base salary, STIP, and LTIP targets are typically made concurrently to achieve the target total compensation level. The Committee set our NEOs’ 2016 overall compensation mix (base salary, STIP, and LTIP) to be consistent with the compensation mix used by the blended peer group. However, the Committee chose to place greater emphasis on performance-based LTIP awards than our peer group. The Committee set our NEOs’ 2016 long-term incentive mix to be 100 percent performance-based to create a strong emphasis for our NEOs to create shareholder value. In contrast, the Blended Median long-term incentive mix is 52 percent performance-based and 48 percent time-based.

The mix of compensation components is used to provide the NEOs with opportunities to earn compensation through a variety of vehicles, both fixed and performance-based. The mix is designed to facilitate the retention of talented executives, recognize the achievement of short-term goals, reward long-term results, and align executive compensation with shareholder interests.

As we noted in our “Guiding Principles” in the Executive Summary, we believe it is important to maintain consistency in our approach, including benchmarking as outlined above. Benchmarking provides an initial point of reference for measurement and is not intended to supplant our other analyses of internal pay equity, accumulated wealth, tally sheets, and the individual performance of the executive officers that we consider when making compensation decisions. Collectively, management believes these analyses provide the Committee the appropriate information and governance to make an “informed business decision” on executive compensation and help ensures that your Company is providing a competitive total rewards package for each executive that is aligned with the size and scope of your Company.

The Committee approved the following changes to the utility and general industry peer groups to be effective in 2017. For 2017, the utility peer group will be increased from 20 utility companies to 22 utility companies and our general industry peer group will be decreased from 55 general industry companies to 45 general industry companies. The decrease in our general industry peer group was primarily due to the removal of certain companies and industries that have been determined to incorporate compensation models or business models vastly different from utilities, companies such as food supply companies and the hotel industry. We also eliminated companies focused on growth strategies through acquisitions.

2016 CEO Compensation and the Role of Executive Officers, Including the CEO, in Determining Compensation

At the Board’s direction, the Committee conducts an annual review of the CEO’s compensation. Following this review, and based on the Committee’s recommendation, your Board approved a modest increase to Mr. Jones’ base salary, effective March 1, 2016, from $1,100,000 to $1,133,000 (an increase of 3%). The base salary increase for Mr. Jones was based on merit and sustained exceptional individual performance, and was designed to move his salary toward the Blended Median. Based on the Committee’s recommendation, your Board also approved an increase in the STIP and LTIP target opportunities for Mr. Jones from 115 percent to 120 percent of his base salary and from 545 percent to 600 percent of his base salary, respectively, effective January 1, 2016. These changes move Mr. Jones’ total pay opportunity to 15 percent below the Blended Median. The increased target opportunities are designed to move Mr. Jones’ incentive levels toward the Blended Median as he continues to perform in the role as CEO, and maintain a significant opportunity level as performance-based compensation.

The CEO typically makes recommendations to the Committee with respect to the compensation of the NEOs (other than himself) and the other Section 16 Insiders. The CEO possesses insight regarding individual performance, degree of experience, future promotion potential, and our intentions in retaining particular senior executives. The CEO presents his recommendations to the Committee for review. Meridian provides market level commentary and observations. However, the Committee may elect to modify or disregard the CEO’s recommendations.

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The Committee and Board are responsible for establishing the compensation of the NEOs. Neither the CEO nor any other NEO makes recommendations for setting his or her own compensation. The recommendation of the CEO’s compensation is determined in Committee meetings during an executive session with only Meridian and the Committee members present and presented to the independent members of your Board for approval.

The CEO, the other NEOs, and our other senior executives review and evaluate recommended revisions to our compensation programs, policies, and KPIs for your Company. Because of their extensive familiarity with our business and corporate culture, these executives are in the best position to consider programs and policies, and create KPIs that will engage and challenge employees and provide effective incentives to produce outstanding financial and operating results for your Company and our shareholders. Additionally, these executives are the most appropriate individuals to recommend KPIs to the Committee and Board for approval based on their experience and knowledge of our business financial and operational objectives.

Tally Sheets and Accumulated Wealth

In the first quarter of 2016 (and in prior fiscal years), the Committee reviewed a comprehensive analysis and summary of all components of total compensation for each NEO. This analysis and summary covered the principal components of each NEO’s compensation: base salary, STIP payouts and LTIP grants and payouts. In addition, the analysis and summary covered other important elements of our NEO’s compensation including, health and welfare benefits, retirement and savings benefits, perquisites and severance benefits. The primary purpose of these tally sheets is to summarize the individual elements of each NEO’s compensation and the estimated value of compensation that would be received by the NEO in the event of a termination of employment to enable the Committee to determine whether total compensation provided to each NEO and potential termination payouts are appropriate.

The Committee also reviews a report that provides a historical summary of accumulated wealth for each NEO. The report shows granted and realized compensation by component: base salary, STIP and LTIP payouts and unvested grants, realized values of exercised options, and the value of discretionary awards.

Based on its review of the tally sheets and summary of accumulated wealth report, the Committee determined that the total compensation provided to each NEO (and, in the case of termination scenarios, the potential payouts) is appropriate and consistent with our compensation philosophy. Accordingly, in 2016, the Committee did not adjust our executive compensation programs in light of the review of these reports.

Compensation Mix

Our NEOs’ total compensation package for 2016 was comprised of the following elements:

●	Base salary: The base salary represents a fixed element of cash compensation payable throughout the year and designed to reward strong past performance and sustain strong performance in the future;
●	STIP: The 2016 STIP component of compensation is completely at-risk, with payments based entirely on Company performance. The KPIs measured under the 2016 STIP focus on Safety, Operating EPS, and additional business-unit specific goals related to operational reliability and efficiency, controlling operating and maintenance costs, and environmental responsibility. These awards are designed to reward the achievement of current corporate and business-unit objectives. The STIP KPIs are described in more detail below;
●

LTIP: The 2016 - 2018 cycle of LTIP compensation is completely at-risk and consists of performance-adjusted RSUs that are designed to reward the achievement of longer-term goals. We settle a portion of our performance-adjusted RSUs in stock (2/3) and a portion in cash (1/3). Performance-adjusted RSUs are earned based on the achievement of KPIs with a minimum payout of zero percent and a maximum payout of 200 percent of target opportunity based on annual performance results accumulated at the end of the three-year performance cycle. The KPIs are Safety, Capital Effectiveness Index, a non-

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GAAP financial measure, and FFO to Adjusted Debt Index, also a non-GAAP financial measure; see the section below titled “RSU Index Performance Measures” for more information regarding these KPIs. Capital Effectiveness Index and FFO to Adjusted Debt Index are not utilized in any other incentive calculation, including the STIP;
●	Retirement benefits and limited perquisites: We offer retirement benefits to all our NEOs as outlined in the “Retirement Benefits” section below. The Company provides limited perquisites to our NEOs;
●	Severance and CIC benefits: We offer competitive but modest severance benefits upon an involuntary separation and CIC severance benefits. More details may be found in the “Severance Benefits upon an Involuntary Separation” and “CIC Severance Plan” sections in the CD&A as well as the Compensation Tables; and
●	Discretionary awards: The Company may grant awards from time to time for purposes of recruitment, retention, and special recognition. No discretionary awards were made to NEOs in 2016.

We review our compensation philosophy annually to ensure it continues to align with our goals and shareholder interests, as reflected in the results of our annual Say-on-Pay vote and our ongoing shareholder outreach efforts, and offers competitive levels of compensation. We also evaluate the vehicles we utilize to deliver compensation, including the percentage of compensation provided through performance-based components and the effectiveness of our compensation design and programs in the achievement of our business objectives. Additionally, we annually review and establish the KPIs tied to the performance-based components of compensation to support achievement of the strategic business objectives established in support of our vision.

We believe that shareholder value is impacted not only by financial measures but also by operational measures. Under our compensation design, the percentage of pay that is based on performance increases as executives’ responsibilities increase. Thus, executives with greater responsibilities for the achievement of corporate performance targets are impacted more negatively if those goals are not achieved, and conversely receive a greater reward if those goals are met or exceeded. All of the 2016 financial and operational KPIs for our NEOs are described below.

The compensation plan changes made since 2013 and discussed in the Executive Summary of this CD&A are reflected in the 2016 executive compensation program and create a pay mix that is significantly performance-based for all NEOs. For example, nearly 90 percent of Mr. Jones’ 2016 target pay opportunity mix is performance-based. This reflects our commitment to align CEO pay with Company objectives and the goal of long-term shareholder value creation. The following chart represents the target annual compensation opportunity mix provided to our CEO in 2016:

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The following chart highlights the 2016 average target pay opportunity mix provided to our NEOs other than the CEO, which mix (other than with respect to base salary) is again entirely performance-based:

Total Target Compensation Opportunity

The following table reflects the total target compensation opportunities (in dollars) provided to our NEOs through their base salaries and under our STIP and LTIP in 2016. Each NEO’s total compensation opportunity represents target amounts that may be earned over one- or three-year performance cycles, as applicable. The STIP target represents the target opportunity that an NEO would earn and can result in a payment between zero percent and 150 percent of target opportunities based on actual performance results during the 2016 plan year. Similarly, the LTIP target for performance-adjusted RSUs represents the target opportunity that an NEO would earn and can result in a payment between zero percent and 200 percent of target opportunities based on actual performance results over the three-year performance cycle beginning on January 1, 2016. For purposes of this illustration, STIP and LTIP target amounts are based on the target opportunity percentage of base salary.

			LTIP Target Opportunities
	Base Salary	STIP Target Opportunity	Performance- Adjusted RSUs – Paid in Stock	Performance- Adjusted RSUs – Paid in Cash	Total Target Compensation Opportunity
Charles E. Jones	$1,133,000	$1,359,600	$4,532,000	$2,266,000	$9,290,600
James F. Pearson	$660,400	$594,360	$1,406,652	$706,628	$3,368,040
Leila L. Vespoli	$759,200	$645,320	$1,290,640	$645,320	$3,340,480
James H. Lash	$580,000	$406,000	$713,400	$359,600	$2,059,000
Steven E. Strah	$560,000	$392,000	$728,000	$364,000	$2,044,000

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Realized Compensation

We provide this alternative view of compensation paid to the NEOs as a supplement to, not as a substitute for, the SCT, because this realized compensation view illustrates the way our Committee views the actual compensation earned or received by our NEOs in 2016 under our STIP and the 2014-2016 cycles of our LTIP. In 2016, our NEOs were generally paid above target opportunity under our STIP, received no payment for the Performance Shares under our LTIP, and were paid above target opportunity for the Performance-Adjusted RSUs under our LTIP. The LTIP payouts for 2016 are based on performance for the 2014 to 2016 cycle. The table below summarizes realized compensation in 2016 for our NEOs:

	Salary	STIP (Earned in 2016, Paid in 2017)	Performance Shares (Earned in three-year period ending in 2016, Paid in 2017)	Performance- Adjusted RSUs (Earned in three-year period ending in 2016, Paid in 2017)	Total Compensation
Charles E. Jones	$1,133,840	$2,017,755	$0	$1,629,182	$4,780,777
James F. Pearson	$659,884	$872,616	$0	$1,775,377	$3,307,877
Leila L. Vespoli	$758,606	$957,707	$0	$1,729,862	$3,446,175
James H. Lash	$583,187	$569,678	$0	$1,242,811	$2,395,676
Steven E. Strah	$553,286	$572,845	$0	$235,289	$1,361,420

The following chart reflects our CEO’s realized compensation by component: base salary, STIP, and LTIP for the past three years. The data for 2014 is for Mr. Anthony Alexander, our former CEO.

Base Salary

The NEOs are each paid a base salary to provide a fixed amount of cash compensation. The Committee primarily uses competitive market data to set base salary levels and to determine any base salary adjustment. However, the Committee also considered other factors to set based salary levels including individual performance and experience, historical compensation adjustments, and the tenure of the NEO. The Committee and your Board

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annually review the CEO’s base salary. The CEO, the Committee, and your Board annually review each of the other NEO’s base salaries.

In January 2016, the Committee reviewed a Meridian prepared competitive benchmarking analysis, which assessed each NEO’s compensation levels and mix against the Blended Median. Following that review, and the Committee’s recommendation, your Board approved moderate increases to base salaries effective March 1, 2016, as follows: for Mr. Jones, from $1,100,000 to $1,133,000 (an increase of 3%); for Mr. Pearson, from $635,000 to $660,400 (an increase of 4%); and for Ms. Vespoli, from $730,000 to $759,200 (an increase of 4%). The base salary increases for Mr. Pearson and Ms. Vespoli were based on merit, benchmark data, and sustained exceptional individual performance. The Committee and the Board also approved a base salary increase for Mr. Strah from $500,000 to $560,000 (an increase of 12%), which increase was designed to move his base salary more toward the Blended Median of the competitive base salary data and recognize sustained strong individual performance. Although Mr. Lash sustained strong individual performance, he did not receive a base salary increase, as his base salary was determined to be well positioned to the Blended Median. Mr. Lash’s base salary remained $580,000. Our NEOs’ aggregate base salaries, as adjusted, were slightly above the 50th percentile at 104 percent of the Blended Median.

There were no base salary increases in 2017 for any Section 16 Insiders, including the NEOs.

Incentive Compensation Programs

Shareholders approved the 2015 Incentive Plan at the 2015 annual meeting. The purpose of the 2015 Incentive Plan is to promote the success of your Company by providing incentives to certain employees and directors that will link their personal interests to the long-term financial success of your Company and to help increase shareholder value, providing for various types of awards including equity and equity-based awards and cash-based awards. In February 2017, the 2015 Incentive Plan was amended to permit participants, including NEOs, to satisfy tax withholding obligations for awards under the 2015 Incentive Plan to conform to a recent accounting change by having your Company withhold cash or shares otherwise deliverable up to the maximum rate of withholding for such participants in the applicable jurisdiction.

STIP

The STIP provides annual cash awards to executives whose contributions support the achievement of your Company’s identified Financial and Operational KPI Goals. In 2016, upon recommendation of the Committee, the Board revised the terms of the Executive Short-Term Incentive Program for your Company’s executive officers, including the NEOs, for annual bonuses granted beginning in 2016. The STIP supports our compensation philosophy by linking KPIs to business strategy and objectives. The Committee annually reviews the goals and targets with a focus on setting challenging, but realistic targets that are intended to align with shareholder value.

Under the Executive Short-Term Incentive Program, the Committee annually establishes the KPIs that must be satisfied in order for a NEO to receive an award for such performance period, and your Board approves or ratifies the relative weightings for each KPI with respect to each NEO, and the threshold, target and maximum award opportunity for each NEO, which are expressed as a percentage of the NEO’s base salary. The STIP target opportunity levels are set at or near the Blended Median target opportunity of our peer group. NEOs have the potential to achieve STIP payouts above the target opportunity for strong corporate performance. However, the Executive Short-Term Incentive Program payout will be zero if your Company’s performance is below threshold. For ease of reference, STIP, as used throughout, refers to the new Executive Short-Term Incentive Program or its predecessor, as applicable.

As an executive’s responsibility increases, a greater percentage of his or her annual incentive is linked to our Company’s financial performance, rather than operational business unit performance. Executives, including the NEOs, are evaluated based on KPIs applicable to your Company and their responsibilities within our organization.

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In 2016, we maintained the overall STIP design changes we made in 2014. Operating EPS continues to be the only Company-wide financial performance measure in the STIP to help increase the focus broadly throughout your Company. The weighting for Operating EPS at maximum is 150 percent, the same as the maximum weighting for operational goals, despite the peer group median market practice which provides stretch potential payout at 200 percent of the individual’s target opportunity.

A pool of funds available for the STIP payout is based upon the Operating EPS result (after accounting for the cost of the STIP payout) as follows:

Operating EPS(1) Achievement Level	STIP Pool of Funds
Less than $2.33	No STIP payout
$2.33 - $2.37	Up to $80 million
$2.38 - $2.42	$100 million
$2.43 - $2.47	$115 million
$2.48 - $2.52	$130 million
$2.53 or greater	No pool limit; paid as earned up to 150% cap

(1)	Operating EPS is a non-GAAP financial measure. A description of the method of calculating Operating EPS is provided on page 58 above.

The STIP pool of funds is always a fixed value and applies to all of our employees in the aggregate and not just NEOs. If the achievement level results in a pool of funds that is less than the available STIP pool of funds, as outlined in the scale provided above, then the pool of funds is reduced to the level to pay the STIP as earned and not interpolated or rounded up. If the available STIP pool of funds, determined in accordance with the scale provided above, is not sufficient to pay the full STIP as earned, the Operational KPIs, excluding Safety, are reduced as follows:

1)	For Operational KPIs meeting threshold but less than target, the payout amount is reduced to meet the funding level identified above. The maximum reduction for these KPIs is 25 percent; however, if the reduction is not sufficient to reduce the total STIP payout to equal the available pool of funds; then,
2)	For Operational KPIs at or above target, the payout is reduced to meet the funding level identified above. The maximum reduction for these KPIs is 10 percent; however, if this reduction is not sufficient to reduce the total STIP payout to equal the available pool of funds; then,
3)	A uniform proration is applied to the Operational KPIs earned under the STIP, excluding Safety, to an amount equal to the available pool of funds.

In February 2016, the Committee reviewed the market data and at the Committee’s recommendation, your Board approved or ratified an increase to Messrs. Jones’ and Strah’s STIP targets from 115 percent to 120 percent and from 65 percent to 70 percent, respectively, of base salary effective January 1, 2016, in order to better align Messrs. Jones’ and Strah’s target with the Blended Median opportunity within our peer group. Your Board did not make any changes to the STIP target incentive opportunities for any other NEO in 2016. The STIP target opportunity for the remaining NEOs are as follows: Mr. Pearson at 90 percent, Ms. Vespoli at 85 percent, and Mr. Lash at 70 percent, each of which is at or near the Blended Median for their respective positions. In addition, there were no increases in target opportunity levels as a percent of base salary for 2017, in the aggregate, for short-term and long-term incentive compensation, for all Section 16 Insiders, including the NEOs. Effective January 1, 2017, Mr. Jones voluntarily requested, and your Board agreed to a decrease in his STIP target opportunity in 2017 from 120 percent to 115 percent of his base salary, aligning Mr. Jones’ 2017 STIP target opportunity with the level he had in 2015.

As described in more detail in the section titled “2016 KPI Weightings for STIP” below, the NEOs may earn payments that are below their target opportunities for levels of achievement that are below the target performance goals, but exceed threshold performance goals, as well as payments that are higher than their target opportunities

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for levels of achievement that exceed the target performance goals. The Committee may use negative discretion to make downward adjustments to amounts paid to the NEOs on a formula or discretionary basis under the STIP. However, the Committee may not make upward adjustments that would result in payments that are higher than maximum amounts originally approved by the Committee. Based upon the 2016 year-end Operating EPS result of $2.63, the pool of funds available for the STIP payout was approximately $187 million. Since the pool of funds available was sufficient to pay the full STIP as earned, the STIP payout was not reduced.

2016 KPI Weightings for STIP

The Committee reviewed, approved and presented to the Board the weightings of the Financial and Operational KPIs at the February 2016 meeting. The weightings for each NEO are specifically determined to correspond to the responsibility of each NEO for the particular KPIs based on his or her role within the organization. The range for the total STIP award is from no payment for performance below threshold, to a payment of 50 percent of target for performance at threshold, to a payment of 150 percent of target for performance at maximum. STIP award values use straight-line interpolation for values between threshold, target and stretch. In 2016, the KPI weightings for the NEOs were:

	Jones	Pearson	Vespoli	Lash	Strah
Financial KPI Goal Target – Operating EPS(1)	80%	70%	70%	60%	60%
Safety/Operational KPI Goal Targets	20%	30%	30%	40%	40%
Safety(2)	10%	10%	10%
Operational Linkage(3)	10%	20%	10%
CES Commodity Margin(4)			10%	15%
FEU Safety(2)					10%
Transmission & Distribution Reliability Index(5)					10%
FEU/FET Operating Earnings(6)					20%
FEG Operations and Maintenance(7)				10%
INPO Index(8)				5%
Nuclear Safety(2)				5%
Fossil Safety(2)				5%

(1)	Operating EPS is a non-GAAP financial measure. A description of the method of calculating Operating EPS is provided on page 58 above.

(2)	Performance as measured by the Occupational Safety and Health Administration (later referred to as OSHA)–recordable incidents in the period per 100 employees. OSHA-recordable incidents are accidents that results in medical treatment, or at least one day of lost time or restricted duty excluding the day of injury, or an employee fatality. The term “FEU” refers to all entities under FirstEnergy Utilities. The term “Fossil” refers collectively to Fort Martin, Harrison, Mansfield, Pleasants and Sammis plants. The term “Nuclear” refers collectively to Beaver Valley, Perry and Davis-Besse.

(3)	Includes seven key operating metrics: CES Commodity Margin, a non-GAAP financial measure (see note (4) below); FEU/FET Operating Earnings, a non-GAAP financial measure (see note (6) below); System Average Interruption Duration Index (later referred to as SAIDI); Transmission Outage Frequency (later referred to as TOF); Peak Period Base and Intermediate Load Equivalent Availability, where peak periods are assumed to be January-February and May-September (later referred to as EA); the Institute of Nuclear Power Operations (later referred to as INPO) Index; and Environmental Excursions. Metrics are measured by points awarded for attaining a specified level of performance for each component based on annual performance. All components are weighted equally. Once 2016 Operating EPS Guidance was issued to the public, the goals were automatically adjusted from the Initial Financial KPI Goals to the Revised Financial KPI Goals as outlined on page 58.

(4)	For KPI purposes, CES Commodity Margin, a non-GAAP financial measure, reflects the net of total your Company’s CES reporting segment’s sales and revenues less total CES variable costs, including Fossil/Nuclear Fuel, Purchased Power, Delivery/Regional Transmission Organization (RTO), Capacity and other Non-MWh based variable expenses excluding the impact of certain special items, which for 2016 included asset impairment / plant exit costs and merger accounting-commodity contracts. CES refers to your Company’s Competitive Energy Services reportable segment. Once 2016 Operating EPS Guidance was issued to the public, the goals were automatically adjusted from the Initial Financial KPI Goals to the Revised Financial KPI Goals as outlined on page 58.

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(5)	Measured by points awarded for attaining a specified level of performance for transmission and distribution reliability based on year-to-date performance. The two measures are SAIDI and TOF. The components are weighted equally.

(6)	FEU/FET Operating Earnings, a non-GAAP financial measure, is used here to refer to your Company’s Regulated Distribution and Regulated Transmission reportable segments. For KPI purposes, the aggregate net income of those reporting segments is adjusted for the impact of certain special items, which for 2016 included pension and OPEB mark-to-market adjustments and regulatory charges. Once 2016 Operating EPS Guidance was issued to the public, the Threshold, Target and Stretch levels were automatically aligned with the lower end, midpoint, and upper end of the 2016 Operating EPS Guidance, respectively.

(7)	This metric measures FEG controllable costs of Labor and Other-than-Labor based upon budgeted Operating EPS Guidance. The term “FEG” refers collectively to FirstEnergy Generation, LLC, AE Supply, FirstEnergy Nuclear Operating Company, Bay Shore Power Company, Warrenton River Terminal, Ltd., Allegheny Pittsburgh Coal Company, Green Valley Hydro, LLC, and GPU Nuclear, Inc.

(8)	Performance indicators used by INPO including unit capability factor, forced loss rate, forced loss event, unplanned manual and automatic scrams, safety system performance, collective radiation exposure, chemistry effectiveness indicator, loss of shutdown cooling or decay heat removal events, fuel sustainability, and total industrial safety accident rate.

Financial Measures

Financial performance is the most heavily weighted measure in determining STIP payouts for our NEOs as demonstrated in the table above. The Committee selected Company-wide Operating EPS as the only financial KPI for 2016 because it impacts shareholder value and aligns executive compensation with shareholder interests. Operating EPS is used as a measure because increases in Operating EPS indicate growth of the business and a corresponding increase in the value of our shareholders’ investment. Additionally, Operating EPS provides a consistent and comparable measure of performance of your Company’s business to help shareholders understand performance trends. Operating EPS excludes special items as described on page 58 above and is a non-GAAP financial measure. The use of only one financial KPI also increases the focus broadly throughout your Company on Operating EPS and eliminates the potential for overlapping goals between the STIP and LTIP.

Safety

Safety is a top priority of your Company. Safety performance for your Company and each business unit is measured by the OSHA incident rate and is a KPI for all of our employees. Safety is a core value and is tied to our STIP and LTIP because of its importance and potential to impact our employees and other stakeholders, as described below in the section titled “RSU Index Performance Measures.”

The Safety KPI tracks the number of OSHA-recordable incidents in 2016 per 100 employees. OSHA-recordable incidents are occupational injuries and illnesses that result in medical treatment, or at least one day of lost time or restricted duty excluding the day of injury, or an employee fatality. OSHA-recordable incidents for the 2016 calendar year that were resolved and reported on the 2016 OSHA log by January 3, 2017 were included in the 2016 OSHA incident rate KPI calculation; otherwise, the OSHA-recordable incident will be included in the 2017 OSHA incident rate KPI result calculation. Based on the outcome of any OSHA incidents from the 2015 OSHA log that were investigated during 2016, the OSHA-recordable incidents were either added or subtracted from the 2016 OSHA incident rate KPI result calculation accordingly. The safety performance calculation is as follows:

(Number of Incidents x 200,000 Hours) ÷ Number of Actual Productive Hours Worked

The 200,000 hours is a constant that represents the equivalent of 100 employees working 40 hours per week, 50 weeks per year, and provides the standard base for the incidence rates, as per the Bureau of Labor Statistics. In 2016, the number of productive hours worked was actual productive hours worked, as provided through our payroll system and tracked by Corporate Health & Safety, across each business unit when calculating OSHA rates. In the event of a fatality (other than certain no-fault fatalities) of an employee within the business unit of an NEO, neither the NEO nor the CEO will be paid a Safety award for the applicable year regardless of the OSHA incident rate.

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The Corporate and Business Unit safety performance levels are established as follows:

Safety Performance Level	How your Company Sets the Goal
Stretch	= Top-decile performance based on the 2014 EEI Health & Safety Survey
Target	= Top-quartile performance based on the 2014 EEI Health & Safety Survey
Threshold	= Industry average OSHA rate for all EEI companies participating in the survey that are relevant to each of our business units

Your Company has achieved industry top decile performance and outperformed our stretch goal levels over the past two years. In 2016, your Company had the strongest safety performance Company-wide ever in our history.

Operational Measures

Operational Linkage is based on the seven key operating metrics referred to in note (3) in the table above and each component is weighted equally. Peak period base and intermediate load equivalent availability refers to the amount of supercritical fossil generation that was not available from January through February and May through September versus the amount of time a generation unit was requested to be operating. The environmental excursions KPI measures fossil and nuclear environmental issues related to air emissions, water discharges, and unauthorized releases.

Other operational KPIs include CES Commodity Margin (see note (4) in the table above), FEU/FET Operating earnings (see note (6) in the table above) and FEG Operations and Maintenance (see note (7) in the table above). To continue to meet reliability standards, the Transmission & Distribution (later referred to as T&D) Reliability Index was first established in 2010. The T&D Reliability Index includes the average total duration of distribution outage minutes (SAIDI) and average number of transmission outages (TOF). The INPO Index measures nuclear performance based on twelve nuclear performance indicators as designated by INPO.

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Threshold, target, and stretch levels are established for KPIs based on earnings aspirations in our regulated businesses and achieving continuous improvement in operational performance. STIP awards are not paid if threshold Operating EPS performance is not achieved. Weighted portions of STIP awards for specific goals are not paid unless threshold performance is achieved. Stretch performance levels are designed to encourage strong corporate performance. In 2016, the threshold, target, stretch, and actual KPI results for the NEOs were:

	Threshold	Target	Stretch	Actual Result	Result
Financial
Operating EPS(1)	$2.33	$2.48	$2.63	$2.63	Meets Stretch
Safety/Operational
Safety	1.26	0.88	0.71	0.59	Meets Stretch
Operational Linkage(2)	3.50	7.00	9.45	8.67	Meets Target
CES Commodity Margin(3)	$2,056	$2,083	$2,110	$2,129	Meets Stretch
FEU Safety	1.67	1.28	1.05	0.81	Meets Stretch
T&D Reliability Index	1.00	2.00	2.70	2.78	Meets Stretch
FEU/FET Operating Earnings(4) ($ millions)	$982	$1,057	$1,132	$1,103	Meets Target
FEG Operations and Maintenance	$1,023	$974	$925	$938	Meets Target
INPO Index	88.1	91.1	94.1	90.7	Meets Threshold
Nuclear Safety	0.22	0.18	0.06	0.22	Meets Threshold
Fossil Safety	1.25	0.75	0.56	0.60	Meets Target

(1)	Operating EPS is a non-GAAP financial measure. A description of the method of calculating Operating EPS is provided on page 58.
(2)	Operational Linkage includes non-GAAP financial measures. A description of Operational Linkage is provided on page 70.
(3)	CES Commodity Margin is a non-GAAP financial measure. A description of the method of calculating CES Commodity Margin is provided on page 70.
(4)	FEU/FET Operating Earnings is a non-GAAP financial measure. A description of the method of calculating FEU/FET Operating Earnings is provided on page 71.

In February 2017, based on actual 2016 KPI results, the Committee recommended and the independent members of your Board approved or ratified the following 2016 STIP award payouts for the NEOs as presented in the table below:

	2016 STIP Target Award	2016 STIP Actual Award	Payout as a % of Target
Charles E. Jones	$1,359,600	$2,017,755	148%
James F. Pearson	$594,360	$872,616	147%
Leila L. Vespoli	$645,320	$957,707	148%
James H. Lash	$406,000	$569,678	140%
Steven E. Strah	$392,000	$572,845	146%

As discussed previously, based on the 2016 year-end Operating EPS of $2.63, the pool of funds for the STIP payout was approximately $187 million. In the aggregate, the average payout for the NEOs was 147 percent of their target awards. The maximum potential payout was 150 percent of target.

LTIP

As discussed previously, your Company redesigned the LTIP in 2015 so that an executive’s LTIP opportunity is comprised solely of performance-adjusted RSU awards with 2/3 of the earned award payable in stock and 1/3 of the earned award payable in cash. Both the stock-based and cash-based RSU awards otherwise maintain the 2014 RSU design and performance measures, with a minimum payout of zero percent and a maximum payout of 200 percent based on performance results at the end of the three-year performance cycle.

In 2016, under our LTIP, the Committee granted to our NEOs equity-based compensation in the form of performance-adjusted RSUs. LTIP grants were designed to reward executives for the achievement of Company

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goals that are linked to increasing long-term shareholder value over a three-year period. The three-year performance cycle also encourages retention because awards are prorated or forfeited if an executive leaves or retires prior to the end of the performance period, as shown in the 2016 Post-Termination Compensation and Benefits table later in this proxy statement. Typically, in February of each year, the Committee reviews and recommends LTIP target opportunity levels for our NEOs to your Board, which are based on competitive market data. The LTIP targets are set at or near the Blended Median target opportunity of our peer group. NEOs have the potential to achieve LTIP payouts above the target opportunity for strong corporate performance. Target opportunities are expressed as a percentage of base salary and are determined primarily by competitive benchmarking data, which accounts for the differences among the NEOs and from prior years.

Based on the Committee’s review of the competitive market data and its recommendation, effective with the 2016 grant, your Board increased the LTIP target incentive for Mr. Jones from 545 percent to 600 percent of base salary; and Mr. Strah from 185 percent to 195 percent of base salary. The increases either aligned or moved the NEO targets more toward the Blended Median opportunity of our peer groups. No LTIP adjustments were made for Mr. Pearson (320% of base salary), Ms. Vespoli (255% of base salary) or Mr. Lash (185% of base salary). However, effective January 1, 2017, Mr. Jones voluntarily requested and your Board agreed to a decrease in his LTIP target opportunity in 2017, from 600 percent to 545 percent of his base salary, aligning Mr. Jones’ 2017 LTIP target opportunity with the level he had in 2015. We believe this demonstrates his alignment with your interests as shareholders. In addition, there were no increases in target opportunity levels as a percent of base salary for 2017, in the aggregate, for short-term and long-term incentive compensation, for all Section 16 Insiders, including the NEOs.

When allocating total compensation for the NEOs, the largest proportion of total compensation was allocated to LTIP targets to ensure executive and shareholder interests are aligned by linking payouts to KPIs that impact long-term shareholder value. Also, as described below, the LTIP is designed to encourage sustained performance levels. Additionally, because performance shares and RSUs are denominated in shares of our common stock, their value reflects changes in our stock price, further aligning our NEOs’ interests with the long-term interests of shareholders. To emphasize stock ownership, 2/3 of the annual LTIP awards are granted in the form of performance-adjusted RSUs payable in stock.

RSU Index Performance Measures

The RSU Index in our 2016 LTIP awards is comprised of the following three performance measures, weighted in equal thirds under the 2016 LTIP awards:

These performance measures support continued financial improvement throughout your Company and create goals for all executives to enhance the Company-wide focus on the balance sheet and increasing shareholder

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value. The Committee annually reviews the goals and targets with a focus on setting challenging, but realistic targets to drive performance that helps improve shareholder value. Annual review of all compensation plans and programs will continue to help ensure that your Company’s compensation programs are in alignment with market practice and in the best interest of our shareholders.

Similar to last year, the following table highlights the performance measures within the RSU Index and the link between pay and performance for 2016 LTIP awards:

RSU Index Performance Measures
	Safety	FFO to Adjusted Debt Index(1)	Capital Effectiveness Index(2)
What does it measure?	This metric reflects your Company’s overall safety performance. It measures the OSHA incident rate per 100 employees. See pages 71 and 72 for more details.	This metric centers on generating cash flow during the performance period and debt management, measuring the annual cash flow generated by the business compared to its outstanding debt. This metric increases focus on improving cash generated by the business to pay down debt.	This metric measures the financial effectiveness of our investment in operational assets. It is a ratio of Adjusted EBITDA over Net Plant in Service, less nuclear fuel, plus Construction Work in Progress (later referred to as CWIP).
Why is it important?	This operational metric is the number one priority of your Company. Each day, the main objective at your Company is ensuring that employees go home safely. The performance levels for this objective are set above the industry average, as we are constantly striving to be a top safety performer in our industry. Our stretch goal is based on the top decile as compared to EEI companies.	This financial metric focuses your Company on improving our cash position and balance sheet. This measure increases our executives’ awareness of our financial position and improves the balance of spending with cash flow.	This financial metric motivates executives to focus on whether our assets are generating an appropriate return. Because our industry is not only capital intensive but highly regulated, capital effectiveness is critical, particularly as we continue our strategy of repositioning our asset mix and focusing on our regulated transmission and regulated distribution operations.
How does it impact shareholders?	We believe that the operational success of your Company directly affects financial success, which is why this metric determines 1/3 of the LTIP payout for our executives. By using Safety as a performance metric in both the STIP and LTIP, we are fostering a culture of safety throughout your Company. Although not impacting the result of this KPI, safe operation also goes beyond our employees and affects our customers.	This metric is a measure of the creditworthiness of your Company, which is a focus of rating agencies. Also, the cash flows of your Company and the current debt levels have been an area of focus by our large investors during recent outreach efforts. As we strive to create value for our shareholders, this metric determines 1/3 of the LTIP payout for executives, creating a link between executive pay and shareholder value.	Adjusted EBITDA, which is used to derive this metric, has been a focus of our large shareholders during recent outreach. By creating a direct line of sight for executives to balance the value of our investments with the earnings they produce, we are better able to create value for shareholders. The better our assets function, the more value they provide. As we strive to create value for our shareholders, this metric determines 1/3 of the LTIP payout for executives, creating direct correlation between executive pay and shareholder value.

(1)	The FFO to Adjusted Debt Index is a non-GAAP financial measure. A description of the method of calculating FFO to Adjusted Debt Index is provided on page 77.
(2)	The Capital Effectiveness Index is a non-GAAP financial measure. A description of the method of calculating the Capital Effectiveness Index is provided on page 77.

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Performance-Adjusted RSUs

Performance-adjusted RSUs are designed to focus participants on key financial and operational measures that drive our success and further align executive compensation with company and shareholder interests.

2014-2016 Cycle

Beginning with the 2014 grants of performance-adjusted RSUs, the KPIs were modified to replace Operating EPS and Operational Linkage with Capital Effectiveness Index – a non-GAAP measure of the financial return effectiveness of our capital investment in operational assets and FFO to Adjusted Debt Index – a non-GAAP measure of our ability to generate cash flow during the year and manage debt. These new metrics were selected to provide clear focus on improvements to the balance sheet. See the section above titled “RSU Index Performance Measures” for more information regarding these KPIs. This change eliminated the overlap between two of the three KPIs in the STIP and LTIP. Safety was retained as a KPI for performance-adjusted RSUs, as your Board and management, with the support of shareholders, strongly believe it should be a factor in both incentive compensation programs. The main objective at your Company is ensuring that employees go home safely and we believe that strong operational success directly affect financial success. These key metrics are independent and equally weighted in thirds.

Also beginning with the 2014 grant, the 50 percent minimum RSU payout was eliminated and the RSUs were completely at-risk. Payouts range from zero to 200 percent of units granted, interpolated based on actual achievement reflected by points accumulated for each annual period, which range from 0 to 4.50 points possible per year. Target performance across all three KPIs is set at 3.00 points for the year or 9.00 points in the aggregate for the three-year cycle. Threshold payout is set at 5.40 points and must be achieved for the three-year performance period for any payment of RSUs. Payout at 100 percent of units granted (target opportunity payout) is awarded for achievement of 6.75 points and a payout at 150 percent of units granted is awarded for achievement of 8.10 points. Maximum payout of RSUs at 200 percent of units granted is awarded at or above 12.15 points.

2014-2016 RSU Index Score (Three-Year Goals)
Total Points	Payout
12.15	200%
8.10	150%
6.75	100%
5.40	50%
Less than 5.40	0%

A point system has been implemented to allow for equal weighting of the three LTIP KPI goals. At the beginning of each year in the award cycle, the KPI goals are set for that year and are scored by points awarded for attaining a specified level of performance for each of the three components. Each KPI has independent goals established each year for threshold, target, and stretch. Each component is scored annually against that year’s established goals for a total of nine independent values over the three-year period. Annual points earned are accumulated for all three years in the cycle and a KPI achieving above target performance in one year of the cycle may offset a KPI achieving below target performance in another year of the cycle. The independent goals for each Financial KPI Goal are tied to the annual Operating EPS guidance that your Company reports publicly. The target goal for Safety is tied to top-quartile performance based on the 2014 EEI Health & Safety Survey, while the stretch goal is tied to the top-decile performance. The 2016 KPI results are illustrated on the next page. For more details on our historical KPI results for 2014 and 2015, see page 86.

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(1)	The Capital Effectiveness Index is a non-GAAP financial measure. The Capital Effectiveness Index is a ratio of Adjusted EBITDA over Net Plant in Service less nuclear fuel plus CWIP. Adjusted EBITDA is also a non-GAAP financial measure and consists of Operating earnings before interest, investment income, taxes, depreciation and amortization. For purposes of calculating the Capital Effectiveness Index: (i) any year-end adjustments to capital from pension/other post-employment benefits mark-to-market and any reclassifications of items from Property, Plant and Equipment to the balance sheet are excluded from Net Plant in Service; and (ii) excluded from Operating earnings is the summation of all major storm costs over $93.95 million. Operating earnings is also a non-GAAP financial measure. Operating earnings is calculated the same as Operating EPS, but before it is divided by the number of shares outstanding. A description of the method of calculating Operating EPS is provided on page 58. FEU, FET and CES refer to your Company’s Regulated Distribution, Regulated Transmission and Competitive Energy Services reportable segments, respectively. Once 2016 Operating EPS Guidance was issued to the public, the Threshold, Target and Stretch levels were automatically aligned with the lower end, midpoint, and upper end of the 2016 Operating EPS Guidance respectively.
(2)

The FFO/Adjusted Debt Index is a non-GAAP financial measure. FFO is also a non-GAAP financial measure and consists of net income adjusted for depreciation and amortization, investment impairment, pension and OPEB mark-to-market adjustment, deferred taxes, asset removal costs charged to income, and certain other non-cash items. Adjusted Debt is also a non-GAAP financial measure and consists of short-term borrowings (net of pension contribution), long-term debt (excluding securitized debt), and operating lease obligations. The FFO/Adjusted Debt Index excludes the following: (i) premiums on early redemption of debt, (ii) contributions to the pension plan, (iii) unfunded pension/OPEB liability and securitized debt, (iv) impact on taxes due to asset sales and corporate reorganizations/restructurings, (v) payments on legacy fuel contracts not reflected in the plan, (vi) summation of all major storm costs over $93.95 million, and (vii) the impact of income taxes on FFO at FEU, FET and FEG. The term “FEG” refers collectively to FirstEnergy Generation, LLC, AE Supply, FirstEnergy Nuclear Operating Company, Bay Shore Power Company, Warrenton River Terminal, Ltd., Allegheny Pittsburgh Coal Company, Green Valley Hydro, LLC, and GPU Nuclear,

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Inc. Once 2016 Operating EPS Guidance was issued to the public, the Threshold, Target and Stretch levels were automatically aligned with the lower end, midpoint, and upper end of the 2016 Operating EPS Guidance respectively.
(3)	The term “CES” refers collectively to FES, AE Supply, FirstEnergy Nuclear Operating Company, Bay Shore Power Company, Warrenton River Terminal, Ltd., Allegheny Pittsburgh Coal Company, Green Valley Hydro, LLC, GPU Nuclear, Inc., with respect to FFO; and it refers collectively to FES and AE Supply, with respect to Adjusted Debt.
(4)	The term “FEU” refers collectively to The Cleveland Electric Illuminating Company, Jersey Central Power & Light Company, Metropolitan Edison Company, Monongahela Power Company, Ohio Edison Company, The Potomac Edison Company, Pennsylvania Power Company, Pennsylvania Electric Company, The Toledo Edison Company, and West Penn Power Company.
(5)	The term “FET” refers collectively to FirstEnergy Transmission, LLC, and its subsidiaries, American Transmission Systems, Incorporated, Potomac-Appalachian Transmission Highline, LLC, and Trans-Allegheny Interstate Line Company.
(6)	Performance as measured by the OSHA Incident Rate.

In 2014, our combined performance for the three metrics was above threshold, earning a RSU Index Score of 1.74. In 2015, with continued emphasis on our key metrics and ensuring we achieve our commitments to our shareholders, we achieved an overall result at approximately target performance for the year, earning a RSU Index Score of 3.07. For 2016, we achieved a RSU index score of 4.30. Additionally, in 2014, 2015 and 2016, our Safety results reflect the dedication of your Company to ensuring that our operations are completed in manner which places safety for our employees and our customers first. For the FFO to Adjusted Debt Index, our improved performance in 2016 recognizes our continued focus on improvement of our balance sheet and the focus on reducing our cash expenditures. In 2014, the Capital Effectiveness Index result recognized that our assets need to provide a greater return. This was an area of focus across your Company in 2015 and 2016.

2014-2016 RSU Index Score (Three-Year Goals)
Metric	Annual Target	2014	2015	2016	Points
Capital Effectiveness	1.00	0.00	1.12	1.42	2.54
FFO to Adjusted Debt	1.00	0.75	0.75	1.38	2.88
Safety	1.00	0.99	1.20	1.50	3.69
Annual Points Earned	3.00	1.74	3.07	4.30	9.11

Given that the results are cumulative over each three-year cycle, the 2014-2016 cycle of the performance-adjusted RSUs has the total points in the 2014-2016 cycle at 9.11 points. For more details on our historical KPI results for 2014 and 2015, see page 86. The 2016 results were higher due to very strong safety performance across your Company, reliable performance from our generation fleet, strong construction growth of the regulated distribution and regulated transmission businesses, solid reliability performance and low storm impacts.

Based on the total points, the payout is 162 percent of target. In March 2017, the performance-adjusted RSUs granted in 2014 were paid in shares of our common stock as follows: Mr. Jones: 51,329 shares; Mr. Pearson: 55,935 shares; Ms. Vespoli: 54,501 shares; Mr. Lash: 39,156 shares; and Mr. Strah: 7,413 shares. Any fractional shares were paid in cash. The Committee may not adjust awards upward. The Committee retains the discretion to adjust awards downward, either on a formula or discretionary basis or a combination of the two, as the Committee determines.

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Outstanding Award Cycles (2015-2017 and 2016-2018)

As a recap, the NEOs were granted the following number of target RSUs in 2015 and 2016 for each LTIP cycle, respectively:

	Number of Cash-Based RSUs granted in the 2015-2017 Cycle	Number of Stock-Based RSUs granted in the 2015-2017 Cycle	Total RSUs granted in the 2015-2017 Cycle	Number of Cash-Based RSUs granted in the 2016-2018 Cycle	Number of Stock-Based RSUs granted in the 2016-2018 Cycle	Total RSUs granted in the 2016-2018 Cycle
Charles E. Jones	56,138	113,837	169,975	67,581	135,163	202,744
James F. Pearson	19,264	38,349	57,613	21,075	41,953	63,028
Leila L. Vespoli	17,593	35,186	52,779	19,246	38,493	57,739
James H. Lash	10,196	20,227	30,423	10,725	21,277	32,002
Steven E. Strah	8,789	17,437	26,226	10,856	21,712	32,568

Given that the results are cumulative over each three-year cycle, to date, the 2016-2018 cycle of the performance-adjusted RSUs has not achieved the threshold performance needed for a payout based upon the results of our three measures. As described above, the total points to date in the 2015-2017 cycle are currently 7.37 points, and the total points to date in the 2016-2018 cycle are 4.30 points. Based on our performance to date, it is impossible for the 2015-2017 cycle to earn the maximum payout of 200 percent. This emphasizes that while we have made improvements, we will continue to focus on these important measures to ensure we are meeting our expectations and the expectations of our shareholders.

Performance Shares

The 2014-2016 cycle was the last cycle that included performance shares as a component of our LTIP grants. Performance shares provided the NEOs and our other executives with the opportunity to receive awards based on our TSR over a three-year period relative to the TSR of the companies in the EEI Index, which measures TSR for approximately 50 public electric utility companies. The EEI Index represents a larger group of energy companies than the utility peer group we use for benchmarking total compensation, allowing us to compare our performance to the performance of the broader industry. TSR is the total return of one share of common stock to an investor (share appreciation plus dividends) and assumes that an investment is made at the beginning of the three-year period and all dividends are reinvested throughout the entire three-year period. TSR was used to encourage the NEOs to develop and implement business strategies that will allow our TSR to outperform that of the broader energy industry over time and to reward executives when TSR goals are achieved.

2014-2016 Cycle

Performance shares for the 2014-2016 performance cycle were granted in 2014. Award payments were calculated based on the TSR of your Company versus the EEI Index of Shareholder Owned Electric Companies. If our TSR performance falls below the 40th percentile of the peer group, the performance shares are forfeited. Your Company ranked below the 40th percentile among the EEI companies. As a result, no payments were made with respect to the 2014-2016 cycle of performance shares.

Timing of LTIP Grants

Typically, at its regularly scheduled February meeting, the Committee and Board approve LTIP grants. Our historic performance shares had a January 1 effective date. We averaged high and low stock prices over the full month of December in computing grants and awards of performance shares in an attempt to minimize stock price volatility that might otherwise distort grant or payout amounts if we looked only at a single computation date,

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such as, for example, the grant date or the last or first trading day of a relevant year or month. As discussed above, 2014 is the last year that your Company granted performance shares. The grant date for performance-adjusted RSUs for both the stock-based and cash-based awards is typically on or about March 1. We use the average of the high and low prices of our common stock as of the date of grant for determining the number of units comprising each NEO’s award of performance-adjusted RSUs. Any equity grants awarded in proximity to an earnings announcement or other market event are coincidental.

The Grants of Plan-Based Awards table provides the amount of performance-adjusted RSUs granted to each NEO in 2016 based on the percentage of base salary provided earlier in the CD&A. Additional details regarding the 2016-2018 LTIP grants are provided in the narrative following the Grants of Plan-Based Awards table.

Retirement Benefits

We offer retirement benefits to all of our NEOs through our qualified and nonqualified supplemental plans under the FirstEnergy Corp. Pension Plan and the EDCP, respectively. The qualified plan benefit has historically been based on earnings, length of service, and age at retirement and is considered a defined benefit plan under the Internal Revenue Code (later referred to as IRC). The qualified plan is subject to applicable federal and plan limits. The nonqualified supplemental plan has similarities to the qualified plan, but is designed to provide a comparable benefit to executives without the restriction of federal and plan limits and as a method to provide a competitive retirement benefit. In 2015, we adopted amendments to the EDCP to include RSU deferrals and streamline the administration. There were no amendments to the EDCP in 2016.

In 2013, a cash-balance pension formula under the FirstEnergy Corp. Pension Plan was approved for all newly hired employees as of January 1, 2014. Under this plan, an eligible employee receives credits to their retirement accounts based on employee compensation, age and years of service. The cash-balance plan design aligns your Company’s retirement benefits with current market practices and mitigates your Company’s risk associated with funding future annuity payments. In conjunction with the new cash-balance plan design and consistent with industry practice, your Company adopted a new nonqualified supplemental plan, which will provide a comparable benefit to eligible executives hired after January 1, 2014, but without the restriction of federal and plan limits that apply under the qualified pension plan.

Additionally, Mr. Jones and Ms. Vespoli participate in the SERP. Messrs. Pearson, Lash, and Strah are not participants in the SERP. Historically, participation in the SERP was provided to certain key executives as part of the integrated compensation program intended to attract, motivate, and retain top executives who are in positions to make significant contributions to our operations and profitability for the benefit of our customers and shareholders. In January 2014, the SERP was formally closed to new entrants in order to align our executive retirement benefits with current market practices. Retirement benefits for the NEOs are further discussed in the narrative section following the Pension Benefits table later in this proxy statement.

EDCP

Executives, including the NEOs, may elect to defer a portion of their compensation into the EDCP. Executives may defer from one percent to 50 percent of base salary, and one percent to 100 percent of both STIP and LTIP into the EDCP. Deferrals may be made to the EDCP cash retirement account or stock account. The EDCP offers executives the opportunity to accumulate assets, both cash and Company common stock, on a tax-favored basis. Deferral elections made in 2016 will ultimately be paid only in cash based upon his/her distribution elections. The EDCP is part of an integrated executive compensation program to attract, retain, and motivate key executives who are in positions to make significant contributions to our operations and our profitability.

Interest earnings on deferrals into the deferred compensation cash accounts of executives are provided as an incentive for executives to defer base salary and short-term incentive awards. The interest rate in 2016 was 7.27 percent for amounts deferred prior to 2013, and 5.27 percent for amounts deferred in 2013 and later. This

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difference in interest rate reflected the change in 2013 from Moody’s Corporate Long-Term Bond Yield Index rate plus three percentage points, to Moody’s Corporate Long-Term Bond Yield Index rate plus one percentage point. Any above-market interest earnings are included in the Change in Pension Value and Nonqualified Deferred Compensation Earnings column of the SCT. The EDCP is discussed in more detail in the narrative section following the Nonqualified Deferred Compensation table later in this proxy statement.

Personal Benefits and Perquisites

The Company provides limited perquisites to our NEOs including personal use of our corporate aircraft.

In 2016, our NEOs were able to use the corporate aircraft for limited personal use as described below. At Mr. Jones’ request and with Board concurrence, Mr. Jones is authorized to use either a commercial carrier or our corporate aircraft for any business or personal travel at his discretion. With CEO approval, other executives including the NEOs, may from time to time, use our corporate aircraft for personal travel which may include spousal travel. We have a written policy that sets forth guidelines regarding the personal use of the corporate aircraft by executive officers and other employees.

The Committee believes the foregoing perquisite is reasonable, competitive, and consistent with our overall compensation philosophy.

Clawback Policy

In 2014, in response to feedback received during our shareholder outreach program, a clawback policy was approved by the Committee that covers all current or former employees who are deemed to be Section 16 Insiders. In the event your Company is required to file a financial restatement due to material noncompliance, regardless of misconduct, the clawback policy allows for recoupment of all incentive-based compensation granted or earned after January 1, 2014. In addition, the policy grants authority to your Board and/or Committee to seek repayment from executives, reduce the amount otherwise payable under another Company benefit plan as allowed by law, withhold future incentive compensation, or a combination of these actions.

Share Ownership Guidelines and Prohibitions on Hedging and Pledging Shares

We believe it is critical that the interests of executives and shareholders are clearly aligned. Therefore, the Committee has continued to refine share ownership guidelines that are intended to promote meaningful stock ownership by our executives, including our NEOs. The Committee revised the share ownership guidelines in 2016 to support executives in reaching their required share ownership levels, and provides for the imposition of consequences for failing to do so. Your Company not only wants executives to meet their required share ownership levels in a timely manner, but also to build an ownership mentality and demonstrate commitment to aligning their interests with shareholders.

These guidelines specify the value of Company shares that our executives must accumulate within five years of becoming an executive officer. Additionally, effective beginning January 1, 2018, executives who are not on track to meet their required share ownership levels or have failed to achieve required share ownership levels within the five-year compliance period may be subject to the following consequences imposed at the discretion of the Committee, subject to approval by the Board:

●	Reduce or eliminate the annual STIP award opportunity (as necessary) and consider replacement with a discretionary stock award; and/or
●	Require executives to purchase sufficient shares to meet their required share ownership levels.

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Each executive is required to retain all Company shares earned under equity grants or purchased or accumulated until the executive meets his or her share ownership guidelines. Additionally, beginning in 2016, executives are prohibited from selling shares held in excess of the share ownership guidelines without permission from the CEO. The specific share ownership guidelines are based on a multiple of an executive officer’s base salary, with the higher multiples applicable to the executives having the highest levels of responsibility.

The share ownership multiples for the NEOs in 2016 were as follows: Mr. Jones: six times (6X) base salary; Ms. Vespoli and Messrs. Pearson and Lash: four times (4X) base salary; and Mr. Strah: three times (3X) base salary. Additionally, to be consistent with an entirely performance-based LTIP design, the Committee approved excluding unvested performance-adjusted RSUs in 2014 as eligible shares for executives to meet their share ownership requirements.

For 2016, the following directly and indirectly held shares were included in determining whether an executive met his/her ownership guidelines:

●	Shares directly or jointly owned in certificate form or in a stock investment plan, including 60 percent of any unvested restricted stock,
●	Shares owned through the FirstEnergy Corp. Savings Plan,
●	Shares held individually or jointly by a broker, or, in certain circumstances, held in trust, or in an individual retirement account (“IRA”), shares held by a spouse, or other beneficially owned shares, to the extent known by the Company, and
●	Units held in the EDCP.

As of December 31, 2016, Ms. Vespoli and Messrs. Pearson and Lash have met their share ownership requirements. Messrs. Jones and Strah have not met their share ownership requirements based on their increased requirements due to promotions in 2015. Messrs. Jones and Strah have until January 1, 2020 and February 1, 2020, respectively, to meet their share ownership requirements. Although the Committee established share ownership guidelines for executives, such equity ownership typically does not impact the establishment of compensation levels. The Committee does review previously granted awards, both vested and unvested, that are still outstanding on a regular basis. In addition, the Insider Trading Policy prohibits our directors and executive officers from pledging shares and hedging their economic exposure arising from their ownership of our common stock.

As discussed in the Executive Summary, effective January 1, 2017, your Board approved an increase in the share ownership guidelines for the CEO from a six times (6X) multiple of base salary to a seven times (7X) multiple of base salary. Mr. Jones will have until January 1, 2022 to meet his share ownership requirement. We believe this further illustrates Mr. Jones’ commitment to your Company and enhances the CEO’s interests with growing shareholder value.

Severance Benefits upon an Involuntary Separation

In the event of an involuntary separation, the CEO’s severance benefits, if any, would be determined by the Committee, in its discretion, and approved by your Board. The NEOs are covered in the event of an involuntary separation under the FirstEnergy Corp. Amended and Restated Executive Severance Benefits Plan (later referred to as the Severance Plan) which was amended in December 2016 upon the recommendation of the Committee and approval of the Board.

The Severance Plan included the following amendments in 2016: (1) a clarification of what constitutes a qualified separation for purposes of determining eligibility under the Executive Plan; (2) a clarification that the reduction of at least 15 percent in an executive’s base pay would also constitute a qualified separation if such executive is offered a different job assignment resulting from a severance event; (3) the addition of a provision in the release agreement, the execution of which is required for severance benefits, that a severed executive waives any right to be rehired; (4) a clarification that if an executive is rehired by an affiliate of the Company and

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subsequently has a qualified separation, such person would not be eligible to receive severance credit for prior service in calculating benefits under such plan, but would only receive severance benefits for each full year of service from the date of rehire; and (5) a clarification of the eligibility requirements for receipt of severance benefits for an executive who is temporarily transferred or placed on a temporary assignment as a result of a severance event. In addition, the Severance Plan includes amendments to streamline the appeals process and provide for a specific venue where disputes are to be filed by claimants after exhausting the appeals process and clarify that the Committee has the authority to amend or terminate the Severance Plan provided that such amendment or termination does not adversely affect an employee who was already qualified for severance benefits.

The Severance Plan provides executives with benefits who are involuntarily separated due to the sale or closing of a facility, merger, acquisition, corporate restructuring, reduction in the workforce or job elimination. Benefits under the Severance Plan are also offered if an executive rejects a job assignment that would result in a 15 percent reduction in current base salary, would require the executive to make a material relocation from his or her current residence for reasons related to the new job, or would result in a material change in the executive’s daily commute from the executive’s current residence to a new reporting location. Any reassignment which results in the distance from the executive’s current residence to his or her new reporting location being at least 50 miles farther than the distance from the executive’s current residence to his or her previous reporting location is considered material. The Severance Plan provides three weeks’ base pay for each full year of service with a minimum benefit of 52 weeks of base salary and a maximum benefit of 104 weeks of base salary. Additionally, executives who elect continuation of health care for the severance period will be provided this benefit at active employee rates. Executives must pay taxes on any continuation of health care value in excess of what employees with the same level of service would receive under the FirstEnergy Employee Severance Benefits Plan.

CIC Severance Plan

Existing CIC Plan

In 2016, the current NEOs, other than Mr. Jones as discussed below, were covered under the Existing CIC Plan. The current term of the Existing CIC Plan expired on December 31, 2016. Prior to that, on September 15, 2015, the Committee recommended and the Board adopted the New CIC Plan, which became effective on January 1, 2017. Generally, the Committee recommends eligible executives to participate in the plan; however, Mr. Jones, waived his right to participate in the plan. It was Mr. Jones’ preference to be removed as a participant in the plan in order to better align his interests with shareholders. Your Company maintains a non-competition, non-solicitation and non-disclosure agreement for Mr. Jones in the event of a termination of his employment following a CIC that is parallel to the restrictive covenants provided in the Existing CIC Plan.

CIC severance benefits are provided to ensure that certain executives are free from personal distractions in the context of a potential change in corporate control when your Board needs the objective assessment and advice of these executives to determine whether a potential business combination is in our best interests and those of our shareholders. The Existing CIC Plan provides for the payment of severance benefits if the individual’s employment with us or our subsidiaries were terminated under specified circumstances within two years after a CIC of your Company (commonly referred to as a double trigger). In addition, your Company does not provide any excise tax gross-ups on CIC benefits.

Under the 2007 Incentive Plan and 2015 Incentive Plan, it is our practice to require a qualifying termination following a CIC prior to the vesting of LTIP awards, assuming the awards are replaced by the successor company. Circumstances defining a CIC are explained in the Potential Post-Employment Payments section later in this proxy statement. A detailed representation of the termination benefits provided under a CIC scenario as of December 31, 2016, is provided in the Post-Termination Compensation and Benefits table later in this proxy statement.

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Typically, your Board reviews the terms of the CIC severance benefits in the fourth quarter of each year and votes to extend or not extend the CIC severance benefits for an additional year. In December 2014, your Board conducted its annual review of the Existing CIC Plan and extended the Existing CIC Plan through December 31, 2016 with revisions effective January 1, 2016. These revisions further align our Existing CIC Plan with market practice and are as follows:

●	Revised the restrictions on the disclosure of confidential information and trade secrets by participants to provide that they will continue indefinitely;
●	Eliminated a diminution of a participant’s budget as a “Good Reason” event;
●	Eliminated a diminution of a supervisor’s authority as a “Good Reason” event, while revising the “Good Reason” event relating to a diminution of the participant’s authority to include a diminution in the participant’s reporting relationship;
●	Revised certain administrative provisions to: (i) allow the Committee to amend the Existing CIC Plan mid-term without a fifty-one percent (51%) participant consent unless the change would materially and adversely affect the participants’ rights under the Existing CIC Plan; and (ii) allow the Board to conduct its annual review of the Existing CIC Plan at any time during the year rather than only in the fourth quarter at a regular meeting;
●	Limited continued health insurance coverage to two years; and
●	Eliminated life insurance benefit enhancements and subsidized retiree health coverage.

New CIC Plan

As noted above, in September 2015, the Committee recommended and the Board determined to adopt the New CIC Plan to better align all participants with market practices. The initial term of the New CIC Plan commenced on January 1, 2017 and will expire on December 31, 2018. The New CIC Plan is subject to annual review by the Committee and Board, at which time the Board will determine whether to renew the term for an additional year or to affirmatively vote not to extend the term. Some benefits under the New CIC Plan are different from the Existing CIC Plan. The key changes in benefits include:

●	The elimination of a two-tiered system with different levels of benefits for different participants, including a 2.99 times multiplier for tier I participants, which exists under the Existing CIC Plan. Under the New CIC Plan, all participants will be eligible for the same level of benefits, including the 2.00 multiplier (see the Post-Termination Compensation and Benefits table later in this proxy statement);
●	The elimination of additional years of age and service credits under the EDCP and SERP;
●	The elimination of legal fees and expenses over five years upon a qualifying termination following a CIC; and
●	The addition of outplacement services for a one–year period, capped at $30,000.

Impact of Tax Requirements on Compensation

The Committee is responsible for addressing pay issues associated with Section 162(m) of the IRC, which section limits the tax deduction to $1 million for certain compensation paid to the NEOs (other than the CFO). The Committee and your Board from time to time may attempt to qualify executive compensation as tax deductible under Section 162(m) and where we believe it is in our best interest and the best interest of our shareholders. However, we do not permit this tax provision to distort the effective development and execution of our compensation program. Thus, the Committee is permitted to and will continue to exercise discretion in those instances where satisfaction of tax law requirements for obtaining the deduction is not in the best interest of your Company. In addition, because of the uncertainties associated with the application and interpretation of Section 162(m) and the regulations issued thereunder, there can be no assurance that compensation intended to satisfy the requirements for deductibility under Section 162(m) will in fact be deductible.

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Risk Assessment of Compensation Programs

Management conducted an assessment of the risks associated with our compensation policies, practices, and programs for employees, paying particularly close attention to those programs that allow for variable payouts where an employee may potentially be able to influence payout factors in those programs. The Committee reviewed management’s assessment and concurred with its conclusions. Based on this assessment, the Committee concluded that the risks associated with our compensation policies and practices are unlikely to have a material adverse effect on your Company.

The Committee and management designed our compensation programs to incent employees while carefully considering our shareholders’ concerns and supporting our pay-for-performance compensation philosophy which aligns our executives’ interests with the long-term interests of our shareholders without encouraging excessive risk taking. In this regard, our compensation structure contains various features intended to mitigate excessive risk taking. These features include, among others:

●	The mix of compensation among base salary, and short- and long-term incentive programs is not overly weighted toward short-term incentives, and thus, does not encourage excessive risk taking;
●	Our annual incentive compensation is based on multiple, diversified performance metrics, including financial, safety/operational, and business unit measures that are consistent with our long-term goals;
●	Our long-term incentive compensation in 2016 consisted of performance-adjusted RSUs which include components that are paid based on results over a multi-year performance period and vest over a three-year period, thus emphasizing the achievement of performance over a longer time horizon;
●	The Committee oversees our compensation policies and practices and is responsible for reviewing, approving and/or recommending for approval by your Board, where necessary, executive compensation, including annual incentive compensation plans applicable to senior management employees and other compensation plans, as appropriate; and
●	Certain of our executives are required to own a specified level of shares in order to comply with share ownership guidelines, encouraging a long-term focus on enhancing shareholder value.

Additionally, our Chief Risk Officer participated in the discussion with senior management regarding the establishment of goals and their weightings and measurements for our short- and long-term incentive compensation programs and the 2016 performance results. The Chief Risk Officer provided his view to the Committee that:

●	The measurement of 2016 performance results were conducted in accordance with prescribed methodologies and preclude any beneficiary from controlling the calculation;
●	Proposed goals would not create inappropriate incentives or inadvertently encourage willingness to embrace risk exposures other than those we encounter in the normal course of our business;
●	By avoiding individually based goals or goals applicable only to a small group of employees, the risk of encouraging inappropriate behavior is greatly mitigated; and
●	There are adequate controls in place so that the beneficiary of any incentive payout cannot unilaterally control the measurement methodology.

For additional information regarding your Company’s risk management process and your Board’s role in risk oversight, see the related discussion in the “Corporate Governance and Board of Directors Information” section of this proxy statement.

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LTIP — 2014 and 2015 Historical KPI Point Results and RSU Index Scores

	2014				2015
	Threshold	Target	Stretch	Results	Threshold	Target	Stretch	Results
Capital Effectiveness Index[1]
FE Consolidated	0.5	1.0	1.5	0.00	0.5	1.0	1.5	0.93
Competitive Energy Services (CES)	0.5	1.0	1.5	0.00	0.5	1.0	1.5	1.50
FE Utilities (FEU)	0.5	1.0	1.5	0.71	0.5	1.0	1.5	0.55
FE Transmission (FET)	0.5	1.0	1.5	0.00	0.5	1.0	1.5	1.50
Total Points	2.0	4.0	6.0	0.71	2.0	4.0	6.0	4.48
RSU Index Score	0.5	1.0	1.5	0.00	0.5	1.0	1.5	1.12
FFO/Adjusted Debt Index[2]
FE Consolidated	0.5	1.0	1.5	0.00	0.5	1.0	1.5	0.97
CES[3]	0.5	1.0	1.5	0.00	0.5	1.0	1.5	0.00
FEU[4]	0.5	1.0	1.5	1.50	0.5	1.0	1.5	1.50
FET[5]	0.5	1.0	1.5	1.50	0.5	1.0	1.5	0.51
Total Points	2.0	4.0	6.0	3.00	2.0	4.0	6.0	2.98
RSU Index Score	0.5	1.0	1.5	0.75	0.5	1.0	1.5	0.75
Safety[6]
RSU Index Score	0.5	1.0	1.5	0.99	0.5	1.0	1.5	1.20
Total RSU Index Score	1.5	3.0	4.5	1.74	1.5	3.0	4.5	3.07

(1)	The Capital Effectiveness Index, a non-GAAP financial measure, is a ratio of Adjusted EBITDA over Net Plant in Service less nuclear fuel plus CWIP. Adjusted EBITDA is also a non-GAAP financial measure and consists of Operating earnings before interest, investment income, taxes, depreciation and amortization. Net Plant in Service less nuclear fuel plus CWIP, is the value of the assets the Company is using to generate revenues and profits. Operating earnings is also a non-GAAP financial measure and is calculated the same as Operating EPS, except it is not on a per share basis and included mark-to market adjustments, regulatory charges, trust securities impairment, the impact of non-core asset sales/impairments, merger accounting - commodity contracts, and plant deactivation costs. For 2014: For purposes of calculating the Capital Effectiveness Index: (i) any year-end adjustments to capital from pension/other postemployment benefits mark-to-market are excluded from Net Plant in Service; and (ii) excluded from Operating earnings is the summation of all major storm costs over $75 million. In addition, Operating earnings in 2014 also included litigation resolution and loss on debt redemption. For 2015: For purposes of calculating the Capital Effectiveness Index: (i) any year-end adjustments to capital from pension/other postemployment benefits mark-to-market and any reclassifications of items from Property, Plant and Equipment to the balance sheet are excluded from Net Plant in Service; and (ii) excluded from Operating earnings is the summation of all major storm costs over $105 million.

(2)	FFO/Adjusted Debt Index is a non-GAAP financial measure. FFO is also a non-GAAP financial measure and consists of net income adjusted for depreciation and amortization, investment impairment, pension and OPEB mark-to market adjustment, deferred taxes, asset removal costs charged to income, and certain other non-cash items. Adjusted Debt is also a non-GAAP financial measure and consists of short-term borrowings (net of pension contribution), long-term debt (excluding securitized debt), and operating lease obligations.

(3)	The term “CES” refers collectively to FES, AE Supply, FirstEnergy Nuclear Operating Company, Bay Shore Power Company, Warrenton River Terminal, Ltd., Allegheny Pittsburgh Coal Company, Green Valley Hydro, LLC, GPU Nuclear, Inc., with respect to FFO; and it refers collectively to FES and AE Supply, with respect to Adjusted Debt.

(4)	The term “FEU” refers collectively to The Cleveland Electric Illuminating Company, Jersey Central Power & Light Company, Metropolitan Edison Company, Monongahela Power Company, Ohio Edison Company, The Potomac Edison Company, Pennsylvania Power Company, Pennsylvania Electric Company, The Toledo Edison Company, and West Penn Power Company.

(5)	The term “FET” refers collectively to FirstEnergy Transmission, LLC, and its subsidiaries, American Transmission Systems, Incorporated, Potomac-Appalachian Transmission Highline, LLC, and Trans-Allegheny Interstate Line Company.

(6)	Performance as measured by the OSHA Incident Rate.

86  |  FirstEnergy Corp. 2017 Proxy Statement

Compensation Tables

Summary Compensation Table

The following table summarizes the total compensation paid to or earned by each of our NEOs for the fiscal years ended December 31, 2016, 2015, and 2014:

Name and Principal Position	Year	Salary ($)	Stock Awards ($)(1)		Non-Equity Incentive Plan Compensation ($)(2)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)(3)	All Other Compensation ($)(4)	SEC Total ($)	SEC Total Without Change In Pension Value ($)(6)
Charles E. Jones President & CEO	2016	$1,133,840	$6,650,012		$2,017,755	$4,280,377	$35,407	$14,117,391	$9,837,014
	2015	$1,102,761	$5,995,031		$1,807,812	$1,076,244	$26,474	$10,008,322	$8,932,078
	2014	$633,173	$1,284,028		$344,700	$2,549,362	$5,767	$4,817,030	$2,267,668
James F. Pearson EVP & CFO	2016	$659,884	$2,067,302		$872,616	$2,057,418	$13,725	$5,670,945	$3,613,527
	2015	$618,915	$3,060,719	[5]	$793,174	$1,070,707	$9,158	$5,552,673	$4,481,966
	2014	$529,052	$1,400,022		$361,356	$1,995,585	$5,791	$4,291,806	$2,296,221
Leila L. Vespoli EVP, Corporate Strategy, Regulatory Affairs & Chief Legal Officer	2016	$758,606	$1,893,841		$957,707	$1,249,581	$9,050	$4,868,785	$3,619,204
	2015	$727,953	$1,861,510		$860,125	$61,876	$13,658	$3,525,122	$3,463,246
	2014	$719,986	$1,356,302		$407,044	$3,210,711	$15,969	$5,710,012	$2,499,301
James H. Lash	2016	$583,187	$1,049,657		$569,678	$662,684	$11,012	$2,876,218	$2,213,534
EVP & President, FE Generation	2015	$579,203	$1,073,006		$535,434	$439,717	$8,491	$2,635,851	$2,196,134
	2014	$577,734	$979,028		$266,978	$1,172,363	$5,767	$3,001,870	$1,829,507
Steven E. Strah	2016	$553,286	$1,068,229		$572,845	$1,130,263	$17,736	$3,342,359	$2,212,096
SVP & President, FE Utilities

(1)	The amounts set forth in the Stock Awards column represent grants provided under the 2007 Incentive Plan or the 2015 Incentive Plan at the aggregate grant date fair value calculated in accordance with FASB ASC Topic 718 “Stock Compensation” and are based on target payout. 2014 grants reflect the elimination of certain accrued dividends from previously disclosed stock awards that were already included in the aggregate grant date fair value calculation. The assumptions used in determining values for the 2016 fiscal year are reflected in Note 5 to the Combined Notes to the Consolidated Financial Statements of the Company’s Annual Report on Form 10-K filed with the SEC on February 21, 2017. The grant date fair value at the maximum payout level for each of the NEOs is as follows: Jones: $13,300,024; Pearson: $4,134,604; Vespoli: $3,787,682; Lash: $2,099,313; and Strah: $2,136,458. These awards are not payable to the executive until the vesting date or other qualifying event shown in the 2016 Post-Termination Compensation and Benefits table described later in this proxy statement.

(2)	The amounts set forth in the Non-Equity Incentive Plan Compensation column were earned under the STIP in the year presented and paid in the first quarter of the following year.

(3)	The amounts set forth in the Change in Pension Value and Nonqualified Deferred Compensation Earnings column reflect the aggregate increase in actuarial value to the NEO of all defined benefit and actuarial plans (including supplemental plans) accrued during the year and above-market earnings on nonqualified deferred compensation. The change in values for the pension plans are as follows: Jones: $4,275,523; Pearson: $2,018,430; Vespoli: $1,209,333; Lash: $637,328; and Strah: $1,121,678. The change in pension value is heavily dependent on the discount rate and mortality assumptions and does not represent the actual value of the change in pension benefit accrued by the NEO during the year. The formula used to determine the above market earnings equals 2016 total interest multiplied by the difference between 120 percent of the Applicable Federal Rate for long-term rates (AFR) and the plan rate and divided by the plan rate. The above market earnings on nonqualified deferred compensation are as follows: Jones: $4,854; Pearson: $38,988; Vespoli: $40,248; Lash: $25,356; and Strah: $8,585.

(4)	The amounts set forth in the All Other Compensation column include compensation not required to be included in any other column. This includes matching Company common stock contributions under the FirstEnergy Corp. Savings Plan for all of the NEOs up to the maximum of $7,950, and contributions of $500 to $1,000 to the NEOs’ Health Savings Accounts (HSA) or FirstEnergy Corp. Savings Plan or cash.

In addition, certain NEOs are eligible to receive limited perquisites. In 2016, the following NEOs were provided: (1) charitable matching contributions for Mr. Jones of $7,700, Mr. Pearson of $5,000, Ms. Vespoli of $100, and Mr. Strah of $5,500; (2) premiums for the group personal excess liability and life insurance for all NEOs; and (3) personal use of the corporate aircraft for Jones, Pearson, Lash, and Strah; specifically $18,757 for Mr. Jones, $3,901 for Mr. Pearson, $2,562 for Mr. Lash, and $9,712 for Mr. Strah respectively. The value of the personal use of the corporate aircraft is calculated based on the aggregate variable operating costs to your Company, including fuel costs, trip-related maintenance, universal weather-monitoring costs, on-board catering, landing/ramp fees, and other miscellaneous variable costs. Fixed costs which do not change based on usage, such as pilots’ salaries, the amortized costs of the aircraft, and the cost of maintenance not related to trips are excluded. NEOs’ spouses and immediate family members may accompany NEOs on Company aircraft using unoccupied space on flights that were already scheduled, and your Company incurs no aggregate incremental cost in connection with such use. Unless otherwise quantified herein, the amount attributable to each perquisite or benefit for each NEO does not exceed the greater of $25,000 or 10 percent of the total amount of perquisites received by such NEO.

87  |  FirstEnergy Corp. 2017 Proxy Statement

(5)	Stock award includes the 2015 annual LTIP award and the performance-based restricted stock award granted in August 2015.

(6)	The amounts set forth in the SEC Total Without Change In Pension Value column differ substantially from, and are not a substitute for, the amounts required to be reported in the SEC Total column pursuant to SEC regulations. We are presenting this supplemental column to illustrate how the Committee views the annual compensation elements for the NEOs. The column adjusts the amount reported in the SEC Total column, as determined under applicable SEC rules, by subtracting the value reported in the Change in Pension Value and Nonqualified Deferred Compensation Earnings column to show how year-over-year changes in these values impact total compensation. The change in pension value amount reported in the Change in Pension Value and Nonqualified Deferred Compensation Earnings column does not reflect current compensation and represents the present value of an estimated stream of payments to be made following retirement. The methodology used to report the change in pension value under applicable accounting rules is sensitive to external variables such as assumptions about life expectancy and changes in the discount rate determined at each year end, which are functions of economic factors and actuarial calculations that do not relate to your Company’s performance and are outside of the control of the Committee.

Grants of Plan-Based Awards in Fiscal Year 2016

The following table summarizes the stock awards granted to our NEOs during 2016 as well as threshold, target, and maximum amounts payable under the STIP.

				Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(2)			All Other Stock Awards: Number of Shares of Stock or Units	Grant Date Fair Value of Stock and Option Awards ($)(3)
Name	Grant/Payout Type	Grant Date		Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Charles E. Jones	Short-Term Incentive Program			$679,800	$1,359,600	$2,039,400
	Performance-Adjusted RSUs – Stock-Based	3/1/2016	(4)				0	135,163	270,326		$4,433,346
	Performance-Adjusted RSUs – Cash-Based	3/1/2016	(4)				0	67,581	135,163		$2,216,666
James F. Pearson	Short-Term Incentive Program			$297,180	$594,360	$891,540
	Performance-Adjusted RSUs – Stock-Based	3/1/2016	(4)				0	41,953	83,906		$1,376,058
	Performance-Adjusted RSUs – Cash-Based	3/1/2016	4)				0	21,075	42,149		$691,244
Leila L. Vespoli	Short-Term Incentive Program			$322,660	$645,320	$967,980
	Performance-Adjusted RSUs – Stock-Based	3/1/2016	(4)				0	38,493	76,986		$1,262,570
	Performance-Adjusted RSUs – Cash-Based	3/1/2016	(4)				0	19,246	38,492		$631,270
James H. Lash	Short-Term Incentive Program			$203,000	$406,000	$609,000
	Performance-Adjusted RSUs – Stock-Based	3/1/2016	(4)				0	21,277	42,554		$697,886
	Performance-Adjusted RSUs – Cash-Based	3/1/2016	(4)				0	10,725	21,449		$351,771
Steven E. Strah	Short-Term Incentive Program			$196,000	$392,000	$588,000
	Performance-Adjusted RSUs – Stock-Based	3/1/2016	(4)				0	21,712	43,424		$712,154
	Performance-Adjusted RSUs – Cash-Based	3/1/2016	(4)				0	10,856	21,712		$356,075

(1)	The amounts set forth in the Estimated Future Payouts Under Non-Equity Incentive Plan Awards columns reflect the potential payouts for each NEO under the STIP based upon the achievement of KPIs described in the CD&A.

88  |  FirstEnergy Corp. 2017 Proxy Statement

(2)	The amounts set forth in the Estimated Future Payouts Under Equity Incentive Plan Awards columns reflect the threshold, target, and maximum payouts for each NEO under the LTIP based upon the achievement of the performance measures described in the CD&A and reported in the Stock Awards column of the SCT. The Performance-Adjusted RSUs-Cash-Based have been rounded in this table.
(3)	The grant date fair market value was computed in accordance with FASB ASC Topic 718. The Performance-Adjusted RSUs components are valued at the average of the high/low stock price of $32.80 on August 19, 2016.
(4)	The dates set forth in the Grant Date column for these awards represent the date your Board took action to grant the awards. The effective grant date for the Performance-Adjusted RSUs is August 19, 2016 due to the accounting rules under ASC 718.

The following chart summarizes the details of the LTIP grants for the 2016-2018 cycle:

Performance-Adjusted RSUs
Weighting	67% stock-based and 33% cash-based
Granted	Annually
Grant Date	In early March, effective on the date of grant
Grant Price	Average high and low stock price on the grant date
Performance Period	3 years, cliff vest on March 1
Performance Measures	Capital Effectiveness Index, Funds from Operations to Adjusted Debt Index, Safety
Threshold Payout	50%, Performance at 5.40 points
Target Payout	100%, Performance at 6.75 points
Maximum Payout	200%, Performance at 12.15 points
Settled	Stock or cash, as applicable
Dividend Equivalent Units	Reinvested based on the average high and low stock price on the payable date, subject to same restrictions as initial grant
Payout	Based on the average high and low stock price on the vesting date

Performance Shares

Performance shares are described earlier in the CD&A. Although they were not a component of our LTIP in 2016, they were a component of our LTIP in 2014 for the 2014-2016 cycle. Performance share awards are generally paid in cash. If the performance factors are met, the grants will be paid between February 15 and March 15 in the year following the third and final year of the performance period. In addition, in certain circumstances, the NEO may elect to defer performance shares into the EDCP as outlined in more detail below.

On December 31, 2016, the performance period ended for the performance shares granted in 2014. As previously stated, threshold TSR performance was not achieved, resulting in no payout for the 2014-2016 cycle. Performance shares are treated as a liability for accounting purposes and are valued in accordance with FASB ASC Topic 718.

Performance-Adjusted RSUs

Performance-adjusted RSUs are described earlier in the CD&A and are a component of our LTIP. Beginning with the 2015-2017 cycle, Performance-adjusted RSUs are 2/3 payable in stock and 1/3 payable in cash. Both the stock-based and cash-based RSU awards have a minimum payout of zero percent and a maximum payout of 200 percent based on performance results at the end of the three-year performance cycle.

On March 1, 2017, the period of restriction ended for the performance-adjusted RSUs granted in 2014. As previously stated, the total points earned in the 2014-2016 cycle were 9.11 points, resulting in a payout at 162 percent of target for this grant. The period of restriction for performance-adjusted RSUs granted in 2015 and 2016 will end on March 1, 2018, and March 1, 2019, respectively, although performance is measured through December 31 of the year prior to vesting. Performance-adjusted RSUs are treated as a fixed expense for accounting purposes and are valued in accordance with FASB ASC Topic 718. The fair market value share price is $32.80 for performance-adjusted RSU grants awarded on August 19, 2016.

Employment Agreements

We enter into employment agreements with our executives in special circumstances, primarily for recruiting and retention purposes. None of the NEOs have an employment agreement with your Company.

89  |  FirstEnergy Corp. 2017 Proxy Statement

Outstanding Equity Awards at Fiscal Year-End 2016

The following table summarizes the outstanding equity award holdings of our NEOs as of December 31, 2016:

Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) (Unexercisable)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Yet Vested (#)(1)	Grant Type(2)	Market Value of Shares or Units of Stock That Have Not Vested ($)(3)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Yet Vested (#)(1)(4)	Grant Type(5)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Yet Vested ($)(3)
Charles E. Jones	80,257		$37.75	2/25/2021				50,755	2014 Performance- Adjusted RSUs	$1,571,870
								245,824	2015 Performance- Adjusted RSUs – Stock-Based	$7,613,169
								121,228	2015 Performance- Adjusted RSUs – Cash-Based	$3,754,431
								279,508	2016 Performance- Adjusted RSUs – Stock-Based	$8,656,363
								139,754	2016 Performance- Adjusted RSUs – Cash-Based	$4,328,181
James F. Pearson					31,700	RS	$981,748	55,308	2014 Performance- Adjusted RSUs	$1,712,902
								82,814	2015 Performance- Adjusted RSUs – Stock-Based	$2,564,750
								41,600	2015 Performance- Adjusted RSUs – Cash-Based	$1,288,352
								86,756	2016 Performance- Adjusted RSUs – Stock-Based	$2,686,833
								43,582	2016 Performance- Adjusted RSUs – Cash-Based	$1,349,735
Leila L. Vespoli	120,386		$37.75	2/25/2021				53,891	2014 Performance- Adjusted RSUs	$1,669,002
								75,982	2015 Performance- Adjusted RSUs – Stock-Based	$2,353,163
								37,992	2015 Performance- Adjusted RSUs – Cash-Based	$1,176,612
								79,602	2016 Performance- Adjusted RSUs – Stock-Based	$2,465,274
								39,800	2016 Performance- Adjusted RSUs – Cash-Based	$1,232,606
James H. Lash	80,257		$37.75	2/25/2021				38,716	2014 Performance- Adjusted RSUs	$1,199,046
								43,680	2015 Performance- Adjusted RSUs – Stock-Based	$1,352,770
								22,018	2015 Performance- Adjusted RSUs – Cash-Based	$681,897
								44,000	2016 Performance- Adjusted RSUs – Stock-Based	$1,362,680

90  |  FirstEnergy Corp. 2017 Proxy Statement

Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) (Unexercisable)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Yet Vested (#)(1)	Grant Type(2)	Market Value of Shares or Units of Stock That Have Not Vested ($)(3)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Yet Vested (#)(1)(4)	Grant Type(5)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Yet Vested ($)(3)
								22,178	2016 Performance- Adjusted RSUs – Cash-Based	$686,853
Steven E. Strah								7,331	2014 Performance- Adjusted RSUs	$227,026
								37,656	2015 Performance- Adjusted RSUs – Stock-Based	$1,166,206
								18,982	2015 Performance- Adjusted RSUs – Cash-Based	$587,873
								44,900	2016 Performance- Adjusted RSUs – Stock-Based	$1,390,553
								22,450	2016 Performance- Adjusted RSUs – Cash-Based	$695,277

(1)	The number of shares set forth in both the Number of Shares or Units of Stock that have not yet Vested and the Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights that have not yet Vested columns include all dividends earned and reinvested through December 31, 2016.

(2)	The restricted stock (RS) award set forth in the Grant Type column is described in the CD&A and Grants of Plan-Based Awards narrative section of this proxy statement. The vesting date for Mr. Pearson is October 30, 2019.

(3)	The values set forth in both the Market Value of Shares or Units of Stock that have not vested and the Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights that have not yet Vested columns are determined by multiplying the number of shares or units by our common stock closing price of $30.97 on December 30, 2016.

(4)	The number of shares or units set forth in the Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights that have not yet Vested column is based on actual performance of 162 percent for 2014 performance-adjusted RSUs and maximum performance at 200 percent for 2015 and 2016 performance-adjusted RSUs.

(5)	The awards set forth in the Grant Type column are described in the CD&A and Grants of Plan-Based Awards narrative section of this proxy statement. The vesting dates are as follows: 2014 performance-adjusted RSU (March 1, 2017); 2015 performance-adjusted RSU – stock-based (March 1, 2018); 2015 performance-adjusted RSU – cash-based (March 1, 2018); 2016 performance-adjusted RSU – stock-based (March 1, 2019); and 2016 performance-adjusted RSU – cash-based (March 1, 2019).

91  |  FirstEnergy Corp. 2017 Proxy Statement

Option Exercises and Stock Vested in 2016

The following table summarizes the vesting of stock awards held by our NEOs during 2016. No options were exercised by our NEOs in 2016:

Name	Number of Shares Acquired on Vesting (#)(1)	Award Type	Value Realized on Vesting ($)(2)
Charles E. Jones	36,311	2013 Performance-Adjusted RSUs	$1,217,689
	0	2014 Performance Shares	$0
James F. Pearson	25,181	2013 Performance-Adjusted RSUs	$844,465
	0	2014 Performance Shares	$0
Leila L. Vespoli	38,555	2013 Performance-Adjusted RSUs	$1,292,942
	0	2014 Performance Shares	$0
James H. Lash	27,698	2013 Performance-Adjusted RSUs	$928,852
	0	2014 Performance Shares	$0
Steven E. Strah	4,888	2013 Performance-Adjusted RSUs	$163,919
	0	2014 Performance Shares	$0

(1) The number of shares set forth in the Number of Shares Acquired on Vesting column reflect the number of 2013 performance-adjusted RSUs which vested on March 1, 2016 and the number of 2014 performance shares which vested on December 31, 2016 (as previously stated, threshold TSR performance was not achieved, resulting in no performance share payout for the 2014-2016 cycle). The number of shares includes dividend equivalent units earned and reinvested through the vesting date. The number of shares were rounded down and any fractional shares were paid in cash.

(2) The amounts set forth in the Value Realized on Vesting column are based on the closing stock price on the vesting date ($33.53 for 2013 performance-adjusted RSUs). The performance-adjusted RSUs were paid at 150 percent of target.

92  |  FirstEnergy Corp. 2017 Proxy Statement

Post-Employment Compensation

Pension Benefits as of December 31, 2016

The following table provides information regarding the pension benefits of our NEOs as of December 31, 2016:

Name(1)	Plan Name	Number of Years of Credited Service (#)	Present Value of Accumulated Benefit ($)(1)	Payments During Last Fiscal Year ($)
Charles E. Jones	Qualified Plan	38	$2,133,540	$0
	Nonqualified (Supplemental) Plan		$11,995,680	$0
	Supplemental Executive Retirement Plan		$879,268	$0

	Total		$15,008,488	$0
James F. Pearson	Qualified Plan	40	$2,168,007	$0
	Nonqualified (Supplemental) Plan		$6,785,724	$0
	Supplemental Executive Retirement Plan		$0	$0

	Total		$8,953,731	$0
Leila L. Vespoli	Qualified Plan	32	$1,827,385	$0
	Nonqualified (Supplemental) Plan		$9,118,816	$0
	Supplemental Executive Retirement Plan		$430,141	$0

	Total		$11,376,342	$0
James H. Lash	Qualified Plan	27	$1,553,994	$0
	Nonqualified (Supplemental) Plan		$4,995,836	$0
	Supplemental Executive Retirement Plan		$0	$0

	Total		$6,549,830	$0
Steven E. Strah	Qualified Plan	32	$1,465,006	$0
	Nonqualified (Supplemental) Plan		$2,146,319	$0
	Supplemental Executive Retirement Plan		$0	$0

	Total		$3,611,325	$0

(1)	The amounts set forth in the Present Value of Accumulated Benefit column are determined as of December 31, 2016, using the following assumptions: December 31, 2016 discount rate of 4.25%, the RP-2014 mortality table projected generationally using scale MP-2016 (base year 2006) for males and RP-2014 mortality table with blue collar adjustment projected generationally using scale MP-2016 (base year 2006) for females and retirement at the earliest unreduced age.

Pension Benefits

Qualified and Nonqualified Plans

We offer a qualified and nonqualified (supplemental) plan to provide retirement benefits to all of our NEOs. We pay the entire cost of these plans. Retirement benefits from the qualified plan provided under the FirstEnergy Corp. Master Pension Plan (later referred to as the Pension Plan) are calculated using pensionable earnings up to the applicable federal and plan limits. As described earlier in the CD&A, the Pension Plan was amended to provide a cash-balance formula for all employees hired or rehired on or after January 1, 2014. In conjunction with the new cash-balance formula, your Company adopted a new nonqualified supplemental plan, which will provide a benefit, based upon the cash-balance formula, to eligible executives hired or rehired on or after January 1, 2014, but without the restriction of federal and plan limits that apply under the qualified pension plan.

93  |  FirstEnergy Corp. 2017 Proxy Statement

The supplemental plan provided under the EDCP provides a benefit based upon the formula used in the qualified plan but is calculated using all pensionable earnings without the restrictions of federal and plan limits. The retirement benefit from the qualified and nonqualified plans provided to our NEOs is the greater benefit determined using the following two formulas:

1.	Career Earnings Benefit Formula: A fixed (2.125 percent) factor is applied to the executive’s total career earnings to determine the accrued (age 65) career earnings benefit. Pensionable earnings under the career earnings formula generally include base earnings, annual incentive awards, and other similar compensation.

2.	Adjusted Highest Average Monthly Base Earnings Benefit Formula: The benefit is equal to the sum of A and B where A is the highest average monthly base earnings (later referred to as HAMBE) times the sum of:
●	1.58 percent times the first 20 years of benefit service,
●	1.18 percent times the next 10 years of benefit service,
●	0.78 percent times the next 5 years of benefit service, and
●	1.10 percent times each year of benefit service in excess of 35 years.

and B is an amount equal to 0.32 percent times number of years of service (up to 35 years) times the difference between the HAMBE and the lesser of 150 percent of covered compensation or the Social Security Wage Base, except that B cannot be less than zero.

The HAMBE for the qualified plan are the highest 48 consecutive months of base earnings the executive had in the 120 months immediately preceding retirement or other termination of employment. Pensionable earnings under the qualified plan HAMBE formula generally include base earnings and deferred compensation after 2004. The pensionable earnings under the nonqualified plan HAMBE formula are the same as the qualified plan described above except that deferred compensation excluded under the qualified plan, annual incentive awards that are paid or deferred, other awards, and accrued unused vacation paid at termination are included. Covered compensation represents the average (without indexing) Social Security Taxable Wage Base in effect for each calendar year during the 35-year period that ends when the executive reaches the Social Security normal retirement age.

Under the Pension Plan, normal retirement is at age 65 and the completion of five years of eligibility service. The earliest retirement is at age 55 if the employee has at least 10 years of eligibility service. Mr. Jones, Mr. Pearson, and Mr. Lash are currently eligible for an unreduced pension benefit. Ms. Vespoli is currently eligible for a reduced pension benefit based on the Early Retirement Reduction Table below, and Mr. Strah will become eligible when he turns 55 in 2019. The earliest retirement age without reduction for the qualified plan is age 60.

Early Retirement Reduction Table

If payment begins at age...	The benefit is multiplied by
60 and up	100%
59	88%
58	84%
57	80%
56	75%
55	70%

The accrued benefits vest upon the completion of five years of service. The benefits generally are payable in the case of a married employee in the form of a qualified spouse 50 percent joint and survivor annuity or in the case of an unmarried employee in the form of a single life annuity. The unmarried employees can designate a non-spouse beneficiary to receive up to a 100 percent joint and survivor annuity depending upon the non-spousal

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beneficiary’s age. For the married employee, there also is an option to receive the benefit as a joint and survivor annuity with or without a pop-up provision or a period certain annuity. The annuity provides a reduced monthly benefit, payable to the employee until death. If a joint and survivor annuity is chosen, the employee’s named beneficiary will receive 25 percent, 50 percent, 75 percent, or 100 percent of the employee’s benefit based on the employee’s and the beneficiary’s ages and the percentage to be continued after the employee’s death. Under the pop-up provisions, the monthly payment to the employee “pops-up” to the single life annuity amount if the beneficiary predeceases the employee. The period certain annuity provides a reduced benefit for the life of the employee and continues the benefit to the named beneficiary for a guaranteed period if the employee’s death occurs before the end of the 5, 10 or 15 year period, as elected. No further payments are made if the employee’s death occurs after the end of the period.

Supplemental Executive Retirement Plan (SERP)

In addition to the qualified and nonqualified plans, certain NEOs may receive an additional nonqualified benefits from the SERP. Currently, only four active employees are eligible for a SERP calculation upon retirement, and no new participants have been provided eligibility since 2001. In 2014, the Committee formally closed the SERP to new entrants.

Mr. Jones and Ms. Vespoli are participants in the SERP. Mr. Pearson, Mr. Lash, and Mr. Strah are not participants in the SERP. The NEOs who are participants in the SERP, or the NEO’s surviving spouse, are eligible to receive a supplemental benefit after termination of employment due to retirement, death, disability, or involuntary separation. Whether or not a supplemental benefit under the SERP will be paid is determined in accordance with, and shall be non-forfeitable, upon the date the NEO terminates employment under the conditions described in the following sections:

Retirement Benefit

An eligible NEO who retires on or after age 55 and who has completed 10 years of service will be entitled to receive, commencing at retirement, a monthly supplemental retirement benefit under the SERP equal to (a) 65 percent of the average of the highest 12 consecutive full months of base salary earnings paid to the NEO in the 120 consecutive full months prior to termination of employment, including any salary deferred into the EDCP or the FirstEnergy Corp. Savings Plan, but excluding any incentive payments, or (b) 55 percent of the average of the highest 36 consecutive full months of base salary earnings and annual incentive awards paid to the NEO in the 120 consecutive full months prior to termination of employment, including any salary deferred into the EDCP and FirstEnergy Corp. Savings Plan, whichever is greater, multiplied by the number of months of service the executive has completed after having completed 10 years of service, up to a maximum of 60 months, divided by 60, less:

1.	The monthly primary Social Security benefit to which the executive may be entitled upon retirement (or the projected age 62 benefit if retirement occurs prior to age 62), irrespective of whether the executive actually receives such benefit at the time of retirement, and

2.	The monthly retirement income benefit to which the executive may be entitled upon retirement under the Pension Plan and EDCP, calculated based on the NEO’s marital status at the time of such retirement as follows:
●	In the case of a married NEO in the form of a 50 percent joint and survivor annuity.
●	In the case of an unmarried NEO, in the form of a single life annuity.

For an NEO who retires prior to attaining age 65, the net dollar amount above shall be reduced further by one-fourth of 1 percent for each month the commencement of benefits under the SERP precedes the month the executive attains age 65.

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Death Benefit

If a married NEO dies, 50 percent of the NEO’s supplemental retirement benefit actuarially adjusted for the NEO’s and spouse’s ages will be paid to the NEO’s surviving spouse. In general, payment will begin the first of the month following the later of the date the NEO would have attained age 55 or death and continue for the remainder of the surviving spouse’s life. If the NEO had at least 10 years of eligibility service before January 1, 2009, the payment will begin on the first day of the month following the NEO’s death. For an NEO who dies prior to attaining age 65, the benefit shall be reduced further by one-fourth of 1 percent for each month the commencement precedes the NEO’s attainment of age 65, with a maximum reduction of 30 percent.

Disability Benefit

An NEO terminating employment due to a disability may be entitled to receive a monthly supplemental retirement benefit under the SERP. If applicable, SERP payments will commence on the first of the month following the NEO’s attaining age 60 if the disability termination occurs before age 55. If the disability termination occurs on or after the NEO attains age 55, applicable SERP payments will begin the first of the month following termination. The retirement benefit will equal the greater of 65% of the NEO’s base salary earnings as set forth in (a) of the Retirement Benefit section above, or 55% of the NEO’s base salary earnings plus their annual incentive awards as set forth in (b) of the Retirement Benefit section above. That amount will be reduced by disability benefits the NEO receives from Social Security, the FirstEnergy Corp. Master Pension Plan and the FirstEnergy Corp. Long Term Disability Plan. The disability benefit continues until the NEO attains age 65 or dies, whichever occurs first. Upon attaining age 65, benefits are calculated as described in the Retirement Benefit section above. In the event of death, benefits are calculated as described in the Death Benefit section above.

Nonqualified Deferred Compensation as of December 31, 2016

The following table summarizes nonqualified deferred compensation earned, contributed by, or on behalf of our NEOs during 2016.

Name	Executive Contributions in last FY ($)(1)	Registrant Contributions in last FY ($)(2)	Aggregate Earnings in last FY ($)(3)	Aggregate Withdrawals/ Distributions ($)(4)	Aggregate Balance at last FYE ($)(5)
Charles E. Jones	$0	$0	$41,771	$0	$850,147
James F. Pearson	$530,888	$0	$171,292	$0	$3,232,568
Leila L. Vespoli	$0	$0	$307,750	$0	$5,087,169
James H. Lash	$0	$0	$187,675	$0	$3,204,415
Steven E. Strah	$77,298	$0	$45,533	$(9,542)	$750,841

(1)	The amount set forth in the Executive Contributions in last FY column for Mr. Pearson includes the deferral of (i) 2016 base salary in the amount of $131,183; (ii) 2015 STIP deferred in 2015 in the amount $198,294; and (iii) 2013 RSUs deferred in 2013 in the amount of $201,411 and for Mr. Strah includes the deferral of (i) 2016 base salary in the amount of $65,936; (ii) 2013 RSUs deferred in 2013 in the amount of $11,362. The base salary amount is also included in the Salary column of the current year SCT.
(2)	There were no registrant contributions made in 2016.
(3)	The amounts set forth in the Aggregate Earnings in last FY column include above-market earnings which have been reported in the SCT as follows: Mr. Jones: $4,854; Mr. Pearson: $38,988; Ms. Vespoli: $40,248; Mr. Lash: $25,356; and Mr. Strah: $8,585. The compounded annual rate of return on pre-2013 retirement accounts was 7.27%, and 5.27% on the retirement accounts in 2013 and thereafter. The compounded annual rate of return on stock accounts was 1.77%, which includes dividends.

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(4)	The amounts set forth in the Aggregate Withdrawals/Distributions column include amounts distributed to Mr. Strah in accordance with his specified distribution elections.
(5)	The amounts set forth in the Aggregate Balance at last FYE column include amounts reported in the SCT in prior years.

EDCP

The EDCP is a nonqualified defined contribution plan which provides for the voluntary deferral of compensation. Our NEOs may defer up to 50 percent of base salary, up to 100 percent of STIP awards, and up to 100 percent of LTIP awards.

Two investment options are available under the EDCP. NEOs may direct deferrals of base salary and STIP awards to an annual cash retirement account, which accrues interest. The interest rate changes annually and is based upon the Moody’s Corporate Long-Term Bond Yield Index rate (later referred to as Moody’s). In 2016, the interest rate was based on the Moody’s rate plus one percentage point (5.27 percent) for accounts in 2013 or later and Moody’s plus three percentage points (7.27 percent) for accounts prior to 2013. NEOs may direct deferrals of STIP awards and performance share and performance-adjusted RSU LTIP awards to an annual stock account. The stock accounts are tracked in stock units and accrue additional stock units based upon the payment of dividends. The stock accounts are valued at the fair market value of our common stock. Payments made with respect to any dividend equivalent units that accrue after January 21, 2014 will be paid in cash.

In 2015, the Compensation Committee approved two amendments to the EDCP. The first amendment, approved on January 19, 2015, provides that payments made with respect to performance shares that are deferred into a participant’s stock account on or after February 23, 2015 will be paid in cash instead of shares of common stock. In addition, the amendment provides that, with respect to future deferrals, if a participant has elected to receive a distribution of his or her stock account following a three-year deferral period and the participant terminates employment prior to the end of the three-year period, then the stock account distribution will be paid in cash in accordance with the payment terms of the participant’s retirement account.

The second amendment, approved on July 20, 2015, provides for, among other things, two primary revisions that are effective for deferral elections made on or after November 1, 2015:

●	Participants may elect to defer RSUs only to the stock account, rather than to a separate RSU account; and
●	Participants may no longer elect to receive a distribution after three years (or any later date specified by the participant, in the case of RSUs), as all amounts deferred to the stock account, including deferred RSUs, will be held in that account until separation from service, death, or disability, at which point it will be transferred to a participant’s retirement account and paid only in cash based on his/her distribution elections for the retirement account.

NEOs may elect to receive distributions from the cash retirement accounts in any combination of lump sum payment and/or monthly installment payments for up to 25 years. Differing distribution elections may be made for retirement, disability, and pre-retirement death. In the event of involuntary separation prior to retirement eligibility, the accounts accrued prior to January 1, 2005, may be paid in a single lump sum payment or in three annual installments. Accounts accrued after January 1, 2005, are paid in a single lump sum payment. Payments may not commence until separation from service. Amounts that were vested as of December 31, 2004, are available for an in- service withdrawal of the full account, subject to a 10 percent penalty. There is no in-service withdrawal option for retirement accounts accrued after January 1, 2005.

For deferrals to the stock account prior to November 1, 2015, generally, stock account distributions were made in a lump sum payment in the form of our common stock at the end of the three-year period following the initial deferral, unless further deferred. If further deferred until termination or retirement (or for future deferrals, if termination occurred prior to the end of the initial three-year period, regardless of age at termination), the

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account was converted to cash, based upon the fair market value of the account at termination, and the balance was rolled over to the corresponding annual retirement account for distribution in lump sum or monthly installments as elected under the retirement account.

Potential Post-Employment Payments

2016 Post-Termination Compensation and Benefits

The following table summarizes the compensation and benefits that would be payable to our NEOs in the event of a termination or following a CIC absent a termination as of December 31, 2016:

	Retirement (1)	Involuntary Separation (Other Than For Cause)	Termination Without Cause Following a CIC	Following a CIC Absent a Termination	Voluntary Termination (Pre-retirement Eligible) (1)	Death (1)	Disability (1)
Base Salary	Accrued through date of retirement	Accrued through date of termination	Accrued through date of change in control termination	Accrued through date of change in control	Accrued through date of termination	Accrued through date of qualifying event	Accrued through date of qualifying event
Severance Pay	n/a	3 weeks of pay for every full year of service (capped at a maximum of 104 weeks), including the current year, calculated using base salary at the time of severance	2.99 times the sum of base salary plus target annual STIP of which a portion is payable in consideration for the non- competition clause(2)	n/a	n/a	n/a	n/a
Banked Vacation	Paid in a lump sum and valued based on 12/31/2008 base salary	Paid in a lump sum and valued based on 12/31/2008 base salary	Paid in a lump sum and valued based on 12/31/2008 base salary	Eligible for a lump sum payment at termination based on 12/31/2008 base salary	Paid in a lump sum and valued based on 12/31/2008 base salary	Paid in a lump sum and valued based on 12/31/2008 base salary	Paid in a lump sum and valued based on 12/31/2008 base salary
Health and Wellness Benefits	May continue either through unsubsidized COBRA or in the FE Access Plan	Provided at active employee rates for severance period(3)	Based on the terms of the Existing CIC Plan(4)	Provided at active employee rates for the length of employment	Forfeited	Survivor health and wellness provided as eligible	Health and wellness provided as eligible
STIP Award	Issued a prorated award based on elapsed days of service and based on actual performance	Issued a prorated award based on elapsed days of service and based on actual performance	Issued a prorated award at target based on elapsed days of service	Eligible for a full or prorated award based on elapsed days of service	Forfeited	Issued a prorated award based on elapsed days of service and based on actual performance	Issued a prorated award based on elapsed days of service and based on actual performance

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	Retirement (1)	Involuntary Separation (Other Than For Cause)	Termination Without Cause Following a CIC	Following a CIC Absent a Termination	Voluntary Termination (Pre-retirement Eligible) (1)	Death (1)	Disability (1)
Performance -Adjusted RSUs (Stock-Based and Cash-Based)	Issued a prorated award based on full months of service and based on actual performance	Issued a prorated award based on full months of service and based on actual performance	Issued 100% of shares and all dividends earned	Eligible for an award based on future employment through the vesting date	Forfeited	Issued a prorated award at target value based on full months of service	Issued a prorated award based on full months of service and based on actual performance
Performance Shares	Issued a prorated award based on full months of service and based on actual performance	Issued a prorated award based on full months of service and based on actual performance	Issued 100% of shares and all dividends earned	Eligible for an award based on future employment through the vesting date	Forfeited	Issued a prorated award based on full months of service and based on performance through end of prior quarter	Issued a prorated award based on full months of service and based on actual performance
Restricted Stock	Forfeited	Forfeited or prorated, as described below(5)	Issued 100% of shares and all dividends earned	Eligible for an award based on future employment through the vesting date	Forfeited	Issued 100% of shares and all dividends earned	Issued 100% of shares and all dividends earned
Unvested Stock Options	Forfeited	Vest on a prorated basis and must be exercised within 5 years of the date of termination or date of expiration, whichever occurs earlier	Fully vest and must be exercised within 5 years of the date of termination or the date of expiration, whichever occurs earlier	Eligible for an award based on future employment through the vesting date	Forfeited	Vest on a prorated basis and must be exercised within one year of death	Vest on a prorated basis and must be exercised within one year of termination
Vested EDCP	Payable as elected	Payable as elected	Payable as elected	Payable upon termination	Payable in a lump sum upon termination	Payable to survivor as elected	Payable as elected
Additional Age and Service for Pension, EDCP & Benefits	n/a	n/a	Three years	n/a	n/a	n/a	n/a
Reimburse Code Section 280G	No	No	No	No	No	No	No

1)	Benefits provided in these scenarios are provided to all employees on the same terms, if applicable.

2)	Excluding Mr. Jones, who elected not to participate, the NEOs were all participants in the Existing CIC Plan in 2016.

3)	Active employee health and wellness benefits are provided under the Severance Plan for the severance period, which is equal to three weeks for every year of service, including the current year (52 week minimum and 104 week maximum).

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4)	All NEOs, except Mr. Strah, are eligible for retirement and would receive retiree health and wellness benefits irrespective of a CIC.

5)	Assuming the performance hurdle is met, the restricted stock award granted to Mr. Pearson in 2015 would be prorated based on full months of service. However, as of December 31, 2016, the performance hurdle has not yet been met.

The potential post-employment payments discussed below disclose the estimated payments and benefits payable to the NEOs upon certain triggering events representing the enhanced or accelerated value of payments and benefits and do not include previously-earned and vested amounts payable to the NEOs regardless of the applicable triggering event that have been accrued but not yet paid. The post-termination benefit calculations are based on the following assumptions:

●	The amounts disclosed are estimates of the amounts which would be paid out to the NEOs based on the triggering event. The actual amounts can be determined only at the time of payment.
●	The amounts disclosed do not include benefits provided under the qualified plan, nonqualified supplemental plan and SERP as described in the Pension Benefits section and shown in the Pension Benefits table (at the earliest commencement date without reduction) earlier in this proxy statement, unless expressly noted.
●	The amounts disclosed do not include compensation previously earned and deferred into the EDCP. The year-end account balances of the NEOs in the EDCP are set forth in the Nonqualified Deferred Compensation table earlier in this proxy statement. These amounts are payable to the NEO based on the distribution elections made by the NEO at the time the deferral was elected.
●	December 31, 2016, is the last day of employment.
●	All employees, including the NEOs, are eligible for a full year payout based on actual performance under the STIP if they are employed on December 31, 2016. The 2016 STIP amounts are provided in the Non-Equity Incentive Plan Compensation column of the SCT.
●	The LTIP and Other Equity Awards table below includes stock options, performance shares, performance-adjusted RSUs, and restricted stock.
●	The closing common stock price on December 30, 2016, the last trading day of the year $30.97, is applied to value stock options, performance shares, performance-adjusted RSUs, and restricted stock.
●	Actual performance is utilized for the 2014-2016 performance shares and performance-adjusted RSUs. Target payout is assumed for the 2015-2017 and 2016-2018 performance- adjusted RSUs.
●	Health care amounts are not provided in most cases since they are available to all employees under the same circumstances.

Retirement/Voluntary Termination

In the event of an NEO’s retirement or voluntary termination, other than Mr. Strah who is not yet retirement eligible, as of December 31, 2016, the NEOs outstanding equity awards would be prorated and vest based on actual performance as described in the 2016 Post-Termination Compensation and Benefits table above and quantified in the LTIP and Other Equity Awards table below.

The present value of the Qualified Plan, Nonqualified Supplemental Plan, and SERP benefits as shown in the Pension Benefits table reflects commencement of retirement benefits at the NEOs’ earliest age necessary to receive pension benefits without reduction. Messrs. Jones, Pearson, and Lash have reached the age and service requirements needed to receive pension benefits without reduction. Ms. Vespoli and Mr. Strah do not meet the age requirement needed to receive pension benefits without reduction; however they are entitled to accrued and vested Qualified Plan, Nonqualified Supplemental Plan, and SERP benefits (for Ms. Vespoli) as shown in the Pension Benefits table. If Ms. Vespoli commences her reduced pension benefit immediately upon termination, the present value of the pension benefits reflected in the Pension Benefits table would increase by $1,265,595. Mr. Strah was not yet retirement eligible as of December 31, 2016.

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Involuntary Separation

In the event of an involuntary separation, the CEO’s severance benefits, if any, would be determined by the Committee and approved by your Board. The other NEOs are covered under the Severance Plan. Under the Severance Plan, executives are offered severance benefits if involuntarily separated when business conditions require the closing or sale of a facility, corporate restructuring, merger, acquisition, a reduction in workforce, or job elimination. Severance is also offered if an executive turns down a job assignment that would result in a reduction of at least 15% in current base salary; contains a requirement that the executive must relocate from his or her current residence for reasons related to the new job; or result in the distance from the executive’s current residence to his or her new reporting location being at least 50 miles farther than his or her current residence to his or her previous reporting location. The Severance Plan provides three weeks of base pay for each full year of service with a minimum of 52 weeks and a maximum severance benefit of 104 weeks of base pay. In the event of a December 31, 2016 involuntary separation, severance pay would be provided as follows: Mr. Jones – $2,266,000 (assuming the Board approves the same level of benefits as the other NEOs); Mr. Pearson — $1,320,800; Ms. Vespoli — $1,401,600; Mr. Lash — $903,462; and Mr. Strah – $1,033,846. If Ms. Vespoli commences her reduced pension benefit immediately upon termination, the present value of the pension benefits reflected in the Pension Benefits table would increase by $1,265,595. Each of the NEOs would also be provided prorated vesting for certain outstanding equity as described in the 2016 Post- Termination Compensation and Benefits table and quantified in the LTIP and Other Equity Awards table.

Termination Following a CIC

As described above, the NEOs, excluding Mr. Jones, were participants in the Existing CIC Plan in 2016. Under the Existing CIC Plan, certain enhanced benefits would be provided in the event of a termination without cause or for good reason within two years following a CIC. Under the 2007 Incentive Plan and the 2015 Incentive Plan, it is our customary practice to require a qualifying termination of employment for acceleration of the vesting of equity awards in the event of a change of control rather than providing for accelerated vesting solely upon a change of control. In the event an NEO accepts benefits under the Existing CIC Plan, the NEO would be prohibited for two years from working for or with competing entities after receiving severance benefits pursuant to the Existing CIC Plan, and would be prohibited from disclosing trade secrets or other confidential information indefinitely.

Generally, pursuant to the Existing CIC Plan, and the 2007 Incentive Plan and the 2015 Incentive Plan, a CIC is deemed to occur:

(1)	If any person acquires 25 percent or more of our voting securities (excluding acquisitions (i) directly from us, (ii) by us, (iii) by certain employee benefit plans, and (iv) pursuant to a transaction meeting the requirements of item (3) below), or
(2)	If a majority of our directors as of the date of the agreement are replaced (other than in specified circumstances), or
(3)	The consummation of a major corporate event (defined to include reorganizations and certain asset sales) unless, following such transaction:
(a)	The same person or persons who owned our voting securities prior to the transaction own more than 60 percent of our voting securities prior to the transaction,
(b)	No person or entity (with certain exceptions) owns 25 percent or more of our voting securities, and
(c)	At least a majority of the directors resulting from the transaction were directors at the time of the execution of the agreement providing for such transaction, or
(4)	If our shareholders approve a complete liquidation or dissolution.

For a complete CIC definition see the Existing CIC Plan and the 2007 Incentive Plan and the 2015 Incentive Plan. The CIC severance benefits are triggered only if the individual is terminated without cause or resigns for good reason within two years following a CIC. Good reason is defined as a material change, following a CIC,

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inconsistent with the individual’s previous job duties or compensation. The 2007 Incentive Plan and the 2015 Incentive Plan only provide a termination without cause provision and do not have a good reason definition for the accelerated vesting of the equity awards. We do not gross up equity or cash awards to cover the tax obligations for executives.

In the event of a December 31, 2016 qualifying termination following a CIC, compensation in an amount equal to 2.99 multiplied by the sum of the amount of annual base salary plus the target annual STIP amount in the year during which the date of termination occurs, whether or not fully paid, will be provided as follows: Mr. Jones – $0 due to his waiver of benefits; Mr. Pearson — $3,751,732; Ms. Vespoli — $4,199,515; Mr. Lash — $2,948,140; and Mr. Strah – $2,846,480. Additionally, the increase in the present value of the benefits under the Nonqualified Supplemental Plan and SERP based on the terms of the Existing CIC Plan, as applicable would provide three additional years of age and service quantified as follows: Mr. Jones – $0 due to his waiver of benefits; Mr. Pearson — $471,337; Ms. Vespoli — $893,741; Mr. Lash — $427,974, and Mr. Strah – $1,211,553. Each of the NEOs would also be provided additional accelerated vesting following a termination for certain outstanding equity as described in the 2016 Post-Termination Compensation and Benefits table above and quantified in the LTIP and Other Equity Awards table below. Excise tax and gross-up provisions are not provided under the Existing CIC Plan.

Death & Disability

In the event of an NEO’s death or Disability (as defined in the applicable plan documents) as of December 31, 2016, each of the NEOs would also be provided additional accelerated vesting for certain outstanding equity as described in the 2016 Post-Termination Compensation and Benefits table above and quantified in the LTIP and Other Equity Awards table below.

Long-Term Incentive Program (LTIP) and Other Awards

In the event of an NEO’s retirement or voluntary termination as of December 31, 2016, the NEOs would be provided vested outstanding equity or performance cash awards as quantified in the Retirement/Voluntary Termination column of the LTIP and Other Awards table below. In the event of involuntary separation, termination without cause following a CIC, death, or Disability, the NEOs would be provided additional accelerated vesting for certain outstanding equity or performance cash awards based specifically on the triggering event as quantified in the respective columns of the LTIP and Other Awards table below. Since 2010, awards of performance-adjusted RSUs and performance shares require a termination without cause following a CIC for accelerated vesting. For purposes of the calculations in the table below, we have assumed the equity awards would be replaced by the successor prior to a termination without cause.

LTIP and Other Awards

		Additional Payments Due to Termination
	Retirement/ Voluntary Termination(1)	Involuntary Separation(2)	Termination Without Cause following a CIC(3)	Death & Disability(4)
Charles E. Jones	$6,761,375	$0	$6,384,961	$0
James F. Pearson	$3,355,705	$0	$2,628,201	$981,748
Leila L. Vespoli	$3,168,401	$0	$1,475,645	$0
James H. Lash	$2,038,782	$421,818	$1,323,450	$580,000
Steven E. Strah(5)	n/a	$1,040,058	$2,060,052	$957,999

(1)

The amounts set forth in the Retirement/Voluntary Termination column represent the estimated amounts based on achievement of target performance for all outstanding LTIP cycles, other than the 2014-2016 cycle where we have applied actual performance results, that would be payable to the NEO as a result of retirement/voluntary termination on December 31, 2016. LTIP awards are prorated based on full months of

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service. At the time of payment, the LTIP awards will be adjusted for actual performance. Unvested stock options and restricted stock are forfeited, including Mr. Pearson’s performance-based restricted stock award. Mr. Lash’s performance-based cash award is also forfeited. Mr. Strah was not eligible to retire as of December 31, 2016 since he was only 52 years old.

(2)	The amounts set forth in the Involuntary Separation column represent the estimated additional amounts that would be payable to the NEO as a result of a December 31, 2016, involuntary severance. Unvested stock options and LTIP awards are prorated based on full months of service. Mr. Pearson’s performance-based restricted stock award and Mr. Lash’s performance-based cash award are prorated once the performance conditions have been met. However, as of December 31, 2016, the performance conditions for Mr. Pearson’s performance-based restricted stock award have not yet been met. The performance condition for Mr. Lash’s performance-based cash award was met as of December 31, 2016, at which point the award became service-based with vesting to occur on July 1, 2017 provided he remains employed through such date. At the time of payment, the LTIP awards will be adjusted for actual performance.

(3)	The amounts set forth in the Termination Without Cause following a CIC represent the estimated additional amounts that would be payable to the NEO as a result of the double trigger vesting of awards. Unvested restricted stock, unvested stock options, and LTIP awards would fully vest at target in the event of a termination without cause following a CIC.

(4)	The amounts set forth in the Death & Disability column represent the amounts that would be payable to the NEO as a result of a death or termination due to Disability. LTIP awards are prorated based on full months of service. In the event of a termination due to Disability, the LTIP awards are payable at the end of the performance period and based on actual performance. Unvested stock options are prorated based on full months of service. All restricted stock awards fully vest, including Mr. Pearson’s performance-based restricted stock award. Mr. Lash’s performance-based cash award becomes fully vested.

(5)	Since Mr. Strah was not eligible to retire as of December 31, 2016, the full value of his payments are reflected in each column and are not additive.

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Security Ownership of Management

The following table shows shares of common stock beneficially owned (as beneficial ownership is defined in Rule 13d-3 under the Exchange Act) as of March 8, 2017, by each director, the NEOs, and all directors and executive officers as a group.

Name	Class of Stock	Shares Beneficially Owned(1)(2)	Percent of Class(3)
Paul T. Addison	Common	100	*
Michael J. Anderson	Common	1,000	*
William T. Cottle	Common	6,658	*
Steven J. Demetriou	Common	865	*
Robert B. Heisler, Jr.	Common	3,352	*
Julia L. Johnson	Common	24,295	*
Charles E. Jones	Common	220,203	*
Ted J. Kleisner	Common	21,865	*
James H. Lash	Common	182,527	*
Donald T. Misheff	Common	0	*
Thomas N. Mitchell	Common	163	*
Ernest J. Novak, Jr.	Common	300	*
James F. O’Neil III	Common	865	*
Christopher D. Pappas	Common	16,488	*
James F. Pearson	Common	132,076	*
Luis A. Reyes	Common	125	*
George M. Smart	Common	9,681	*
Steven E. Strah	Common	14,168	*
Dr. Jerry Sue Thornton	Common	173	*
Leila L. Vespoli	Common	228,787	*
All Directors and Executive Officers as a Group (29 people)	Common	1,304,673	*(3)

(1)	The amounts set forth in this column include any shares with respect to which the executive officer, NEO or director may directly or indirectly have sole or shared voting or investment power. The amounts also include stock options and/or shares that have been deferred as equivalent units under the AYE Director’s Plan and the AYE DCD of which the NEO or director has the right to acquire beneficial ownership within 60 days of March 8, 2017, and are as follows: Johnson: 19,084 shares, Jones: 80,257 shares, Kleisner: 10,024 shares, Lash: 80,257 shares, Vespoli: 120,386 and all directors and executive officers as a group: 390,265 shares. Unless otherwise noted below, each individual or member of the group has sole voting and investment power with respect to the shares beneficially owned. The amount for Mr. Jones includes 9,242 shares in his wife’s FirstEnergy Corp. Savings Plan, for which he has shared voting and investment power. The amount for Mr. Kleisner includes 11,840 shares in a trust account jointly held with his wife, for which he has shared voting and investment power.

(2)	Deferred shares and other amounts payable in stock under the Director’s Plan are held as stock units and are not beneficially owned (as beneficial ownership is defined in Rule 13d-3 under the Exchange Act), and are therefore not included in the table above. However, such stock units are counted for purposes of non-employee director share ownership guidelines and towards the requirement to own not less than 100 shares within 90 days of election. The stock unit holdings of the directors under the Director’s Plan are as follows: Addison: 42,178, Anderson: 36,100, Cottle: 32,322, Heisler: 54,025, Johnson: 28,659, Kleisner: 19,127, Misheff: 19,127, Mitchell: 4,757, Novak: 49,170, Pappas: 26,019, Reyes: 14,271, Smart: 59,140 and Thornton: 8,907.

(3)	The percentage of shares beneficially owned by each director or executive officer, or by all directors and executive officers as a group, does not exceed one percent of the class.

104  |  FirstEnergy Corp. 2017 Proxy Statement

Security Ownership of Certain Beneficial Owners

The following table shows all persons of whom your Company is aware who may be deemed to be the beneficial owner (as beneficial ownership is defined in Rule 13d-3 under the Exchange Act) of more than five percent of shares of common stock of your Company as of December 31, 2016.

Name and Address of Beneficial Owner	Shares Beneficially Owned	Percent of Common Shares Outstanding(5)	Voting Power Number of Shares		Investment Power Number of Shares
			Sole	Shared	Sole	Shared
State Street Corporation (1) State Street Financial Center, One Lincoln Street Boston, MA 02111	42,971,531	10.08	0	42,971,531	0	42,971,531
BlackRock Inc. (2) 55 East 52nd Street, New York, NY 10055	34,583,889	8.1	30,766,582	26,069	34,557,820	26,069
The Vanguard Group (3) 100 Vanguard Blvd. Malvern, PA 19355	33,587,193	7.88	707,440	72,796	32,855,375	731,818
T. Rowe Price Associates, Inc. (4) 100 E. Pratt Street Baltimore, MD 21202	26,168,113	6.1	7,512,753	0	26,128,466	0

(1)	Based solely on the most recently available Schedule 13G filed with the SEC on February 14, 2017. According to this filing, shares reported by State Street Corporation include the beneficial ownership of its various subsidiaries named therein. Also, this filing was filed on behalf of State Street Bank and Trust Company Acting in Various Capacities which reported an aggregate amount beneficially owned of 32,851,522 (representing it has shared voting power and shared dispositive power over 32,851,522 of our common shares).
(2)	Based solely on the most recently available Schedule 13G/A filed with the SEC on January 24, 2017.
(3)	Based solely on the most recently available Schedule 13G/A filed with the SEC on February 13, 2017.
(4)	Based solely on the most recently available Schedule 13G/A filed with the SEC on February 7, 2017.
(5)	Percentages of shares beneficially owned are as of December 31, 2016 as reported on the applicable Schedule 13G/A.

105  |  FirstEnergy Corp. 2017 Proxy Statement

Compensation Committee Interlocks and Insider Participation

No members of the Compensation Committee meet the criteria to be considered for an interlock or insider participation.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires your Company’s executive officers and directors and beneficial owners of more than 10 percent of your Company’s common stock to file initial reports of ownership and reports of changes in ownership of your Company’s common stock with the SEC and the NYSE. To your Company’s knowledge, for the fiscal year ended December 31, 2016, all Section 16(a) filing requirements applicable to its executive officers and directors and beneficial owners of more than 10 percent of your Company’s common stock were satisfied.

Certain Relationships and Related Person Transactions

Based on our size and varied business operations, we may engage in transactions (including any financial transaction, arrangement or relationship (including any indebtedness or guarantee of indebtedness)) with companies and other organizations in which a member of your Board, executive officer, or such person’s immediate family member also may be a board member, executive officer, or significant investor. In some of these cases, such person may have a direct or indirect material interest in the transaction with your Company. We recognize that related person transactions have the potential to create perceived or actual conflicts of interest and could create the appearance that decisions are based on considerations other than the best interests of your Company and its shareholders. Accordingly, as a general matter, it is our preference to avoid related person transactions. However, there are situations where related person transactions may be in, or may not be inconsistent with, the best interests of your Company and its shareholders. Your Board has determined that it is appropriate and necessary to have a process in place to identify and provide proper review of any related person transactions.

Based on the foregoing, your Board established a written Related Person Transactions Policy (later referred to as the Policy) that has been implemented by the Corporate Governance Committee in order to effectuate the review, approval, and ratification process surrounding related person transactions. This Policy supplements your Company’s other conflict-of-interest policies set forth in the FirstEnergy Conflicts-of-Interest Policy, Code of Business Conduct, and the Board of Directors Code of Ethics and Business Conduct. Related person transactions may be entered into or continued only if a majority of the disinterested members of the Corporate Governance Committee or your Board approves or ratifies the transaction in accordance with the Policy. The Chair of the Corporate Governance Committee also has the delegated authority between meetings to review and determine whether a transaction should be approved or ratified in accordance with the Policy. In making its decisions, the Corporate Governance Committee, Chair of the Corporate Governance Committee or your Board will review current and proposed transactions by taking into consideration the Policy, which includes the definitions and terms set forth in Item 404 of Regulation S-K under the Securities Act.

As part of the Policy, our management established written review procedures for any transaction, proposed transaction or any material amendment to a transaction, in which we are currently, or in which we may be, a participant in which the amount exceeds $120,000, and in which the related person, as defined in Item 404 of Regulation S-K, had or will have a direct or indirect material interest. We also established procedures to allow us to identify such related persons. Any known related entities of the related persons are distributed to necessary business units so that senior management is made aware of a potential related person transaction or proposed transaction involving your Company and a related entity. As applicable, management brings transactions to the attention of the Corporate Governance Committee, Chair of the Corporate Governance Committee or your Board for its review, approval or ratification.

106  |  FirstEnergy Corp. 2017 Proxy Statement

When reviewing a transaction, the Corporate Governance Committee, Chair of the Corporate Governance Committee or your Board reviews the material facts of the related person’s relationship to your Company, and his or her interest in the transaction, as well as the aggregate value of such transaction to the Company. Since January 1, 2016, we participated in the transactions described below, in which the amount involved exceeded $120,000 and in which any Board member, Board member nominee, executive officer, beneficial owner of more than five percent of our common stock, or a member of the immediate family of any of the foregoing persons had or will have a direct or indirect material interest. Pursuant to the terms of the Policy, the Corporate Governance Committee and/or the Chair of the Corporate Governance Committee ratified and approved the transactions described below.

Mr. Kenneth A. Strah serves the Company as a Director of Revenue Operations and Customer Service Analytics. Mr. Kenneth A. Strah has been employed by your Company since 1980. Mr. Kenneth A. Strah is the brother of Mr. Steven E. Strah who has been an executive officer of the Company since February 2015. From January 1, 2016 through March 21, 2017, Mr. Kenneth A. Strah received compensation in the aggregate amount of approximately $295,502, which consisted of base salary, the STIP paid in 2017 for 2016 performance and the grant date value of performance-adjusted RSUs granted in 2016 under your Company’s LTIP. Mr. Kenneth A. Strah’s compensation is consistent with the terms of your Company’s compensation programs. No direct reporting relationship exists between Mr. Kenneth A. Strah and Mr. Steven E. Strah.

Mr. Gary A. Chack serves the Company as a Staff Environmental Coordinator. Mr. Gary A. Chack has been employed by the Company since 2005. Mr. Gary A. Chack is the brother of Mr. Dennis M. Chack who has been an executive officer of your Company since June 2015. From January 1, 2016 through March 21, 2017, Mr. Gary A. Chack was paid compensation in the aggregate amount of approximately $140,582, which consisted of base salary and the STIP paid in 2017 for 2016 performance. Mr. Gary A. Chack’s compensation is consistent with the terms of your Company’s compensation programs. No direct reporting relationship exists between Mr. Gary A. Chack and Mr. Dennis M. Chack.

Mr. James A. Jones serves your Company as a Distribution Technician. Mr. James A. Jones has been employed by your Company since 2005. Mr. James A. Jones is the brother of Mr. Charles E. Jones who is your Company’s CEO. From January 1, 2016 through March 21, 2017, Mr. James A. Jones was paid compensation in the aggregate amount of approximately $120,320, which consisted of base salary, overtime and the STIP paid in 2017 for 2016 performance. Mr. James A. Jones’ compensation is consistent with the terms of your Company’s compensation programs. No direct reporting relationship exists between Mr. James A. Jones and Mr. Charles E. Jones.

Until March 2016, Mr. O’Neil served as president, chief executive officer and director for Quanta. Since the beginning of 2016 through March 21, 2017, the Company has paid approximately $258 million (of which $249 million was competitively bid) to Quanta or its subsidiaries primarily for electrical distribution and transmission services, engineering services and offsite records storage. Quanta reported consolidated revenues for 2016 of $7.6 billion. Mr. O’Neil has no direct financial interest in such transactions and no elements of his compensation depend directly on the results of such transactions.

Since the beginning of 2016 through March 21, 2017, your Company has paid approximately $59 million to Professional Electric Products Company (Pepco), a value-added packager and distributor serving a range of industries including the utility, electrical construction and industrial markets. Pepco has been a vendor to Company affiliates since 1999, and in 2016, your Company was Pepco’s largest utility customer. Mr. Chris Bonsky, the son-in-law of our CFO, James F. Pearson, was employed as a sales representative for Pepco until January 20, 2017. Mr. Bonsky’s responsibilities included account management for a Company program with purchases from Pepco totaling approximately $2.8 million in 2016. Mr. Bonsky’s compensation was not tied directly to sales to your Company or its affiliates; however, he is subject to a bonus that is determined with respect to Pepco’s profitability overall.

107  |  FirstEnergy Corp. 2017 Proxy Statement

Appendix A

2016 Utility Peer Group¥

AMEREN CORP	DUKE ENERGY CORP	PG&E CORP
AMERICAN ELECTRIC POWER CO INC	EDISON INTERNATIONAL	PPL CORP
CENTERPOINT ENERGY INC	ENTERGY CORP	PUBLIC SERVICE ENTERPRISE GROUP
CMS ENERGY CORP	EXELON CORP	SEMPRA ENERGY
CONSOLIDATED EDISON INC	NEXTERA ENERGY INC	SOUTHERN CO
DOMINION RESOURCES INC	NISOURCE INC	XCEL ENERGY INC
DTE ENERGY CO	PEPCO HOLDINGS INC*

2016 General Industry Peer Group¥

3M CO	GOODYEAR TIRE & RUBBER CO	OWENS CORNING
AIR PRODUCTS & CHEMICALS INC	HALLIBURTON CO	PACCAR INC
ALCOA INC	HONEYWELL INTERNATIONAL INC	PARKER HANNIFIN CORP
ALTRIA GROUP, INC.**	ILLINOIS TOOL WORKS INC	PPG INDUSTRIES INC
AUTOMATIC DATA PROCESSING INC	INTERNATIONAL PAPER CO	PROGRESSIVE CORP
AUTONATION, INC.**	JABIL CIRCUIT INC	QUALCOMM INC
AVON PRODUCTS INC**	JACOBS ENGINEERING GROUP INC**	RAYTHEON CO
BAXTER INTERNATIONAL INC	KELLOGG CO	REYNOLDS AMERICAN INC**
BRISTOL MYERS SQUIBB CO	KIMBERLY CLARK CORP	THE SHERWIN WILLIAMS CO
COLGATE PALMOLIVE CO	L 3 COMMUNICATIONS HOLDINGS INC	STRYKER CORP
CONAGRA FOODS INC	ELI LILLY & CO	TEXAS INSTRUMENTS INC**
CUMMINS INC	MARRIOTT INTERNATIONAL INC**	TEXTRON INC
DEAN FOODS CO**	MEDTRONIC INC**	TYSON FOODS INC**
EATON CORP	MOSAIC CO	UNION PACIFIC CORP
ECOLAB INC	NAVISTAR INTERNATIONAL CORP	WASTE MANAGEMENT INC
EMC CORP	NORFOLK SOUTHERN CORP	WHIRLPOOL CORP
EMERSON ELECTRIC CO	NORTHROP GRUMMAN CORP	XEROX CORP
GENERAL MILLS INC	OCCIDENTAL PETROLEUM CORP**
GENUINE PARTS CO	ONEOK INC

*Merger/acquisition occurred in 2016 resulting in the removal from the peer group beginning in fiscal year 2017.

** Will be removed from the peer group beginning in fiscal year 2017.

¥ Additional peer companies approved to be added to the peer group in 2017 include: AES Corporation (Utility), Eversource Energy (Utility), NRG Energy (Utility), Inc., and CSX Corp. (General Industry).

A-1

Appendix B

Proposed Amendment to Amended Articles of Incorporation to increase the number of shares of authorized common stock

AMENDED ARTICLES OF INCORPORATION OF FIRSTENERGY CORP.

Article IV, Section A shall be amended as follows:

A.     Authorized Capital Stock. The Corporation is authorized to issue ~~495~~ 705 million shares of capital stock, consisting of five (5) million shares of preferred stock, with par value of $100 per share (“Preferred Stock”), and ~~490~~700 million shares of common stock, with par value of $0.10 per share (“Common Stock”).

B-1

Appendix C

Proposed Amendments to Amended Articles of Incorporation and Amended Code of Regulations relating to the replacement of existing supermajority voting requirements with a majority voting power threshold as permitted under Ohio Law

Proposed Amendments to the Articles

AMENDED ARTICLES OF INCORPORATION OF FIRSTENERGY CORP.

***

ARTICLE IX

Subject to any Preferred Stock Designation, to the extent applicable law permits these Amended Articles of Incorporation expressly to provide or permit a lesser vote than a two-thirds vote otherwise provided by law for any action or authorization for which a vote of shareholders is required, including, without limitation, adoption of an amendment to these Amended Articles of Incorporation, adoption of a plan of merger, authorization of a sale or other disposition of all or substantially all of the assets of the Corporation not made in the usual and regular course of its business or adoption of a resolution of dissolution of the Corporation, such action or authorization shall be by ~~such two-thirds vote~~a majority of the voting power of the Corporation and a majority of the voting power of any class entitled to vote as a class on such proposal; ~~unless the Board of Directors of the Corporation shall provide otherwise by resolution, then such action or authorization shall be by the affirmative vote of the holders of shares entitling them to exercise a majority of the voting power of the Corporation on such proposal and a majority of the voting power of any class entitled to vote as a class on such proposal~~ provided, however, this Article IX (and any resolution adopted pursuant hereto) shall not alter in any case any greater vote otherwise expressly provided by any provision of these Articles of Incorporation or the Code of Regulations. For purposes of these Articles of Incorporation, “voting power of the Corporation” means the aggregate voting power of (1) all the outstanding shares of Common Stock of the Corporation and (2) all the outstanding shares of any class or series of capital stock of the Corporation that has (i) rights to distributions senior to those of the Common Stock including, without limitation, any relative, participating, optional, or other special rights and privileges of, and any qualifications, limitations or restrictions on, such shares and (ii) voting rights entitling such shares to vote generally in the election of directors.

ARTICLE X

[Reserved]

~~Notwithstanding anything to the contrary contained in these Articles of Incorporation, the affirmative vote of the holders of at least 80% of the voting power of the Corporation, voting together as a single class, shall be required to amend or repeal, or adopt any provision inconsistent with, Article V, Article VI, Article VII, Article VIII or this Article X; provided, however, that Article X shall not alter the voting entitlement of shares that, by virtue of any Preferred Stock Designation, are expressly entitled to vote on any amendment to these Articles of Incorporation.~~

***

C-1

Proposed Amendments to the Regulations

AMENDED CODE OF REGULATIONS OF FIRSTENERGY CORP.

***

DIRECTORS

***

11. Number, Election and Terms of Directors. Except as may be otherwise provided in any Preferred Stock Designation, the number of the directors of the Corporation will not be less than nine nor more than 16 as may be determined from time to time only (i) by a vote of a majority of the Whole Board, or (ii) by the affirmative vote of the holders of ~~at least 80%~~ a majority of the voting power of the Corporation, voting together as a single class. Except as may be otherwise provided in any Preferred Stock Designation, at each annual meeting of the shareholders of the Corporation, the directors shall be elected by plurality vote of all votes cast at such meeting and shall hold office for a term expiring at the following annual meeting of shareholders and until their successors shall have been elected; provided, that any director elected for a longer term before the annual meeting of shareholders to be held in 2005 shall hold office for the entire term for which he or she was originally elected. Except as may be otherwise provided in any Preferred Stock Designation, directors may be elected by the shareholders only at an annual meeting of shareholders. No decrease in the number of directors constituting the Board of Directors may shorten the term of any incumbent director. Election of directors of the Corporation need not be by written ballot unless requested by the presiding officer or by the holders of a majority of the voting power of the Corporation present in person or represented by proxy at a meeting of the shareholders at which directors are to be elected.

***

13. Removal. Except as may be otherwise provided in any Preferred Stock Designation, any director or the entire Board of Directors may be removed only upon the affirmative vote of the holders of ~~at least 80%~~ a majority of the voting power of the Corporation, voting together as a single class.

***

GENERAL

***

36. Amendments. Except as otherwise provided by law or by the Articles of Incorporation or this Code of Regulations, these Regulations or any of them may be amended in any respect or repealed at any time at any meeting of shareholders or otherwise by the affirmative vote of the holders of shares entitling them to exercise a majority of the voting power of the Corporation voting together as a single class, provided that any amendment or supplement proposed to be acted upon at any such meeting has been described or referred to in the notice of such meeting. ~~Notwithstanding the foregoing sentence or anything to the contrary contained in the Articles of Incorporation or this Code of Regulations, Regulations 1, 3(a), 9, 11, 12, 13, 14, 31 and 36 may not be amended or repealed by the shareholders, and no provision inconsistent therewith may be adopted by the shareholders, without the affirmative vote of the holders of at least 80% of the voting power of the Corporation, voting together as a single class.~~ Notwithstanding the foregoing provisions of this Regulation 36, no amendment to Regulations 31, 32, or 33 will be effective to eliminate or diminish the rights of persons specified in those Regulations existing at the time immediately preceding such amendment.

C-2

Appendix D

Proposed Amendments to Amended Articles of Incorporation and Amended Code of Regulations to implement majority voting for uncontested director elections

AMENDMENTS TO AMENDED

ARTICLES OF INCORPORATION

OF

FirstEnergy Corp.

ARTICLE XII

Except as may be provided in any Preferred Stock Designation, at each meeting of shareholders at which directors are to be elected, a candidate for director shall be elected only if the votes “for” the candidate exceed the votes “against” the candidate. Abstentions and broker non-votes shall not be counted as votes “for” or “against” a candidate. Notwithstanding the foregoing, if the Board of Directors determines that the number of candidates exceeds the number of directors to be elected, then in that election the candidates receiving the greatest number of votes shall be elected.

AMENDMENTS TO AMENDED

CODE OF REGULATIONS

11.     Number, Election and Terms of Directors. Except as may be otherwise provided in any Preferred Stock Designation, the number of the directors of the Corporation will not be less than nine nor more than 16 as may be determined from time to time only (i) by a vote of a majority of the Whole Board, or (ii) by the affirmative vote of the holders of at least 80% of the voting power of the Corporation, voting together as a single class. ~~Except as may be otherwise provided in any Preferred Stock Designation, at each annual meeting of the shareholders of the Corporation, the directors shall be elected by plurality vote of all votes cast at such meeting and~~ Directors shall hold office for a term expiring at the following annual meeting of shareholders and until their successors shall have been elected~~; provided, that any director elected for a longer term before the annual meeting of shareholders to be held in 2005 shall hold office for the entire term for which he or she was originally elected~~. Except as may be otherwise provided in any Preferred Stock Designation, directors may be elected by the shareholders only at an annual meeting of shareholders. No decrease in the number of directors constituting the Board of Directors may shorten the term of any incumbent director. Election of directors of the Corporation need not be by written ballot unless requested by the presiding officer or by the holders of a majority of the voting power of the Corporation present in person or represented by proxy at a meeting of the shareholders at which directors are to be elected.

D-1

Appendix E

Proposed Amendment to Amended Code of Regulations to implement proxy access

14.     Nominations of Directors; Election. (a) Except as may be otherwise provided in any Preferred Stock Designation, only persons who are nominated in accordance with this Regulation 14 will be eligible for election at a meeting of shareholders to be members of the Board of Directors of the Corporation.

(b)     Nominations of persons for election as directors of the Corporation may be made only for elections to be held at an annual meeting of shareholders and only (i) by or at the direction of the Board of Directors or a committee thereof ~~or~~, (ii) by any shareholder who is a shareholder of record at the time of giving of notice provided for in this Regulation 14, who is entitled to vote for the election of directors at such meeting, and who complies with the procedures set forth in this Regulation 14 or (iii) by one or more Eligible Shareholders (as defined below) pursuant to and in accordance with Regulation 14(d). All nominations by shareholders must be made pursuant to timely notice in proper written form to the Secretary.

(c)     ~~To be timely, a shareholder’s notice~~For nominations of persons for election as directors of the Corporation (other than a nomination for director pursuant to Regulation 14(d)) to be timely, notice delivered by a shareholder who intends to appear in person or by proxy and nominate a person for election as a director of the Corporation at an annual meeting of shareholders (such notice, the “Nomination Notice”) containing the Required Information (as defined below) must be delivered to or mailed and received at the principal executive offices of the Corporation not less than 30 nor more than 60 calendar days prior to the annual meeting of shareholders; provided, however, that in the event that public announcement of the date of the annual meeting is not made at least 70 calendar days prior to the date of the annual meeting, notice by the shareholder to be timely must be so received not later than the close of business on the 10th calendar day following the day on which public announcement is first made of the date of the annual meeting~~. To be in proper written form, such shareholder’s notice~~ by the Corporation. In no event shall any adjournment or postponement of a shareholders’ meeting, or the public announcement thereof, commence a new time period for the giving of a Nomination Notice as described above, except as required by law.

(d)     The Corporation shall include in its proxy statement and proxy for any annual meeting of shareholders (collectively, the “Proxy Materials”), together with any information required to be included in a proxy statement filed pursuant to the rules and regulations of the Securities and Exchange Commission and, if the Eligible Shareholder so elects, a Statement (as defined below), the name of any person nominated for election to the Board of Directors (the “Shareholder Nominee”) by a shareholder, or a group of no more than 20 shareholders, who satisfies the requirements of this Regulation 14(d) (an “Eligible Shareholder”) and who expressly elects at the time of providing the written notice required by this Regulation 14(d) to have its nominee included in the Proxy Materials pursuant to this Regulation 14(d). For purposes of any representation, agreement or other undertaking required by this Regulation 14(d), the term “Eligible Shareholder” shall include each member of any group forming an Eligible Shareholder. Such written notice shall consist of a copy of Schedule 14N filed with the Securities and Exchange Commission in accordance with Rule 14a-18 of the Securities Exchange Act of 1934, as amended, or any successor schedule or form filed with the Securities and Exchange Commission in accordance with Rule 14a-18 of the Securities Exchange Act of 1934, as amended, or any successor provision, the Required Information and the other information required by this Regulation 14(d) (all such information collectively referred to as the “Proxy Notice”), and such Proxy Notice shall be delivered to the Corporation in accordance with the procedures and at the times set forth in this Regulation 14(d).

(i)     To be timely, the Proxy Notice must be delivered to or mailed and received at the principal executive offices of the Corporation no earlier than 150 calendar days and no later than 120 calendar days prior to the first anniversary of the date that the Corporation issued its Proxy Materials for the previous year’s annual meeting of shareholders; provided, however, that in the event that the date of the annual meeting is more than 30 calendar days before or more than 60 calendar days after the first anniversary of the previous year’s annual meeting of shareholders, the Proxy Notice, to be timely, must be delivered to or mailed and received at the principal executive offices of the Corporation not later than (A) 150 calendar days prior to the date of such annual meeting or (B) if the first public announcement of the date of such annual meeting is less than 150 calendar days prior to the date of such annual meeting, 10 calendar days following the day on which public announcement is first made by the Corporation of the date of such meeting.

(ii)     The Corporation shall not be required to include, pursuant to this Regulation 14(d), any Shareholder Nominee in the Proxy Materials (A) for which the Secretary of the Corporation receives a Nomination Notice (whether or not subsequently withdrawn) pursuant to which the nominating shareholder has nominated a person for election to the Board of Directors pursuant to the advance notice requirements for shareholder nominees for director set forth in Regulation 14(c), (B) whose election as a member of the Board of Directors would cause the Corporation to be in violation of these Regulations, the Articles of Incorporation of the Corporation, the rules and listing standards of the principal U.S. exchange upon which the Common Stock of the Corporation is listed, any applicable state or federal law, rule or regulation, or the Corporation’s publicly disclosed policies and procedures, (C) who is or has been within the past three years, an officer or director of a competitor, as defined in Section 8 of the Clayton Antitrust Act of 1914, as amended, (D) who is a named subject of a pending criminal proceeding or has been convicted in such a criminal proceeding within the past 10 years (excluding traffic violations and other minor offenses) or (E) who is subject to any order of the type specified in Rule 506(d) of Regulation D promulgated under the Securities Act of 1933, as amended, or any successor provision.

(iii)     The maximum number of Shareholder Nominees appearing in the Proxy Materials with respect to an annual meeting of shareholders shall not exceed 20% of the number of directors in office as of the last day on which the Proxy Notice may be delivered or received or, if such amount is not a whole number, the closest whole number below 20%, and in any event, not less than two Shareholder Nominees. In the event that one or more vacancies for any reason occurs on the Board of Directors after the last day on which the Proxy Notice may be delivered or received but before or as of the annual meeting of shareholders and the Board of Directors resolves to reduce the size of the Board of Directors in connection therewith, the maximum number of Shareholder Nominees included in the Proxy Materials shall be calculated based on the number of directors in office as so reduced. Shareholder Nominees that were submitted by an Eligible Shareholder for inclusion in Proxy Materials pursuant to this Regulation 14(d) but either are subsequently withdrawn after the last day on which the Proxy Notice may be delivered or received or whom the Board of Directors itself determines to nominate for election shall, for the purposes of this Regulation 14(d)(iii), count as Shareholder Nominees appearing in the Proxy Materials. Each Eligible Shareholder shall rank each Shareholder Nominee it submitted for inclusion in the Proxy Materials and in the event that the number of Shareholder Nominees submitted by Eligible Shareholders pursuant to this Regulation 14(d) exceeds this maximum number, the highest ranked Shareholder Nominee from the Eligible Shareholder owning the greatest number of shares of stock of the Corporation will be selected for inclusion in the Proxy Materials first, followed by the highest ranked Shareholder Nominee of the Eligible Shareholder holding the next greatest number of shares of stock of the Corporation, and continuing on in that manner until the maximum number of Shareholder Nominees is reached.

(iv)     For purposes of this Regulation 14(d), an Eligible Shareholder shall be deemed to own only those outstanding shares of Common Stock of the Corporation as to which the shareholder possesses both (A) the full voting and investment rights pertaining to the shares and (B) the full economic interest in (including the opportunity for profit and risk of loss on) such shares; provided that the number of shares calculated in accordance with clauses (A) and (B) shall not include any shares (1) sold by such shareholder or any of its affiliates in any transaction that has not been settled or closed, (2) borrowed by such shareholder or any of its affiliates for any purposes or purchased by such shareholder or any of its affiliates pursuant to an agreement to resell, or (3) subject to any option, warrant, forward contract, swap, contract of sale, other derivative or similar agreement entered into by such shareholder or any of its affiliates, whether any such instrument or agreement is to be settled with shares or with cash based on the notional amount or value of shares of outstanding Common Stock of the Corporation, in any such case which instrument or agreement has, or is intended to have, or if exercised would have, the purpose or effect of (x) reducing in any manner, to any extent or at any time in the future, such shareholder’s or its affiliates’ full right to vote or direct the voting of any such shares, or (y) hedging, offsetting or altering to any degree gain or loss arising from the full economic ownership of such shares by such shareholder or affiliate. Further, for purposes of this Regulation 14(d), an Eligible Shareholder shall be deemed to own shares held in the name of a nominee or other intermediary so long as the shareholder retains the right to recall the shares for voting purposes on no less than five business days’ notice, represents that they will vote such shares at the applicable shareholder meeting and possesses the full economic interest in the shares. An Eligible Shareholder’s ownership of shares shall be deemed to continue during any period in which the shareholder has delegated any voting power by means of a proxy, power of attorney or other instrument or arrangement that is revocable at any time by the shareholder. The terms “owned,” “owning” and other variations of the word “own” shall have correlative meanings. Whether outstanding shares of the Common Stock of the Corporation are owned for purposes of this Regulation 14(d) shall be determined by the Board of Directors or a committee thereof, in its reasonable discretion. For the purposes of this Regulation 14(d)(iv), the term “affiliate” or “affiliates” shall have the meaning ascribed thereto under the rules and regulations of the Securities Exchange Act of 1934, as amended. No shares of stock of the Corporation may be attributed to more than one group constituting an Eligible Shareholder and no shareholder or beneficial owner, alone or together with any of its affiliates, may be a member of more than one group constituting an Eligible Shareholder. Furthermore, two or more funds that are (A) under common management and investment control, (B) under common management and funded primarily by the same employer or (C) a “group of investment companies,” as such term is defined in the Investment Company Act of 1940, as amended, shall be treated as one shareholder for purposes of determining Eligible Shareholder status.

(v)     An Eligible Shareholder must have owned 3% or more of the Corporation’s issued and outstanding Common Stock continuously for at least three years (the “Required Shares”) as of each of the date the Proxy Notice is delivered to or received by the Corporation, the date the Proxy Notice is required to be delivered to or received by the Corporation in accordance with this Regulation 14(d) and the record date for determining shareholders entitled to vote at the annual meeting, and must continue to hold the Required Shares through the date of the annual meeting. Within the time period specified in this Regulation 14(d) for delivery of the Proxy Notice, an Eligible Shareholder must provide the following information in writing to the Secretary of the Corporation: (A) one or more written statements from the record holder of the shares (and from each intermediary through which the shares are or have been held during the requisite three-year holding period) verifying that, as of a date within three calendar days prior to the date the Proxy Notice is delivered to or received by the Corporation, the Eligible Shareholder owns, and has owned continuously for the preceding three years, the Required Shares, and the Eligible Shareholder’s agreement to provide, within five business days after each of the date the Proxy Notice is required to be delivered to or received by the Corporation and the record date for the annual meeting, written statements from the record holder and intermediaries verifying the Eligible Shareholder’s continuous ownership of the Required Shares through each of the date the Proxy Notice is required to be delivered to or received by the Corporation and the record date, along with a written statement that the Eligible Shareholder will continue to hold the Required Shares through the date of the annual meeting; (B) the Required Information, together with the written consent of each Shareholder Nominee to being named in the Proxy Statement as a nominee; (C) a representation that (1) the Eligible Shareholder acquired the Required Shares in the ordinary course of business and did not acquire any of the Required Shares with the intent to change or influence control of the Corporation, and does not presently have such intent, (2) the Eligible Shareholder has not nominated and will not nominate for election to the Board of Directors at the annual meeting any person other than the Shareholder Nominee(s) being nominated pursuant to this Regulation 14(d), (3) the Eligible Shareholder has not engaged and will not engage in, and has not and will not be a “participant” in another person’s, “solicitation” within the meaning of Rule 14a-1(l) under the Securities Exchange Act of 1934, as amended, or any successor provision, in support of the election of any individual as a director at the annual meeting other than its Shareholder Nominee or a nominee of the Board of Directors, (4) that the Shareholder Nominee(s) is or are eligible for inclusion in the Proxy Materials under Regulation 14(d)(ii) and (5) the Eligible Shareholder will not distribute to any shareholder any proxy for the annual meeting other than the form distributed by the Corporation, (D) an undertaking that the Eligible Shareholder agrees to (1) assume all liability stemming from any legal or regulatory violation arising out of the Eligible Shareholder’s communications with the shareholders of the Corporation or out of the information that the Eligible Shareholder provided to the Corporation, (2) comply with all other laws and regulations applicable to any solicitation in connection with the annual meeting, and (3) provide to the Corporation prior to the election of directors such additional information as requested with respect thereto, including any other certifications, representations or undertakings as the Corporation may reasonably request, (E) in the case of a nomination by a group of shareholders that together is an Eligible Shareholder, the designation by all group members of one group member that is authorized to act on behalf of all such members with respect to the nomination, (F) an undertaking that the Eligible Shareholder agrees to immediately notify the Corporation if the Eligible Shareholder ceases to own any of the Required Shares prior to the date of the applicable annual meeting and (G) in the case of a nomination by an Eligible Shareholder that includes a group of funds whose shares are aggregated for purposes of constituting an Eligible Shareholder, an undertaking that the Eligible Shareholder agrees to provide all documentation and other information reasonably requested by the Corporation to demonstrate that the funds satisfy Regulation 14(d)(iv). If the Eligible Shareholder does not comply with each of the applicable representation, agreements and undertakings set forth in this Regulation 14(d)(v), or the Eligible Shareholder provides information to the Corporation regarding a nomination that is untrue in any material respect or omitted to state a material fact necessary in order to make a statement made, in light of the circumstances under which it was made, not misleading, the Shareholder Nominee(s) nominated by such Eligible Shareholder shall be deemed to have been withdrawn and will not be included in the Proxy Materials.

(vi)     The Eligible Shareholder may provide to the Secretary of the Corporation, at the time the information required by this Regulation 14(d) is first provided, a written statement (the “Statement”) for inclusion in the Proxy Materials, not to exceed 500 words, in support of the Shareholder Nominee’s candidacy. Notwithstanding anything to the contrary contained in this Regulation 14(d), the Corporation may omit from the Proxy Materials any information or Statement that it, in good faith, believes is materially false or misleading, omits to state any material fact or would violate any applicable law or regulation. If multiple members of a shareholder group submit a statement for inclusion, the statement received by the Eligible Shareholder owning the greatest number of shares will be selected.

(vii)     On or prior to the date the Proxy Notice is required to be delivered or received by the Corporation as specified in this Regulation 14(d), a Shareholder Nominee must deliver to the Secretary of the Corporation the written questionnaire required of directors and officers. The Shareholder Nominee must also deliver to the Corporation such additional information as the Corporation may request to permit the Board of Directors to determine if the Shareholder Nominee is independent under the rules and listing standards of the principal U.S. exchange upon which the Corporation’s Common Stock is listed, any applicable rules of the Securities and Exchange Commission, any publicly disclosed standards used by the Board of Directors in determining and disclosing the independence of its directors. If the Board of Directors determines in good faith that the Shareholder Nominee is not independent under any of these standards, the Shareholder Nominee will be deemed to have been withdrawn and will not be included in the Proxy Materials. If a Shareholder Nominee or an Eligible Shareholder fails to continue to meet the requirements of this Regulation 14(d) or if the Eligible Shareholder fails to meet the all of the requirements of the notice provisions set forth in Regulation 14(d)(v) or if a Shareholder Nominee dies, becomes disabled or is otherwise disqualified from being nominated for election or serving as a director prior to the annual meeting of shareholders: (A) the Corporation may, to the extent feasible, remove the name of the Shareholder Nominee and the Statement from its proxy statement, remove the name of the Shareholder Nominee from its form of proxy and/or otherwise communicate to its shareholders that the Shareholder Nominee will not be eligible for nomination at the annual meeting of Shareholders; and (B) the Eligible Shareholder may not name another Shareholder Nominee or, subsequent to the date on which the Proxy Notice is required to be delivered to or received by the Corporation, otherwise cure in any way any defect preventing the nomination of the Shareholder Nominee at the annual meeting of Shareholders. On or prior to the date the Proxy Notice is required to be delivered to or received by the Corporation as specified in this Regulation 14(d), a Shareholder Nominee must deliver to the Secretary of the Corporation a written representation and agreement that such person (i) is not and will not become a party to any agreement, arrangement or understanding with, and has not given any commitment or assurance to, any person or entity as to how such person, if elected as a director of the Corporation, will act or vote on any issue or question that has not been disclosed to the Corporation, (ii) is not and will not become a party to any agreement, arrangement or understanding with any person or entity other than the Corporation with respect to any direct or indirect compensation, reimbursement or indemnification in connection with service or action as a director that has not been disclosed to the Corporation, and (iii) will comply with all the Corporation corporate governance, conflict of interest, confidentiality and stock ownership and trading policies and guidelines, and any other the Corporation policies and guidelines applicable to directors. If the Shareholder Nominee fails to comply with any of the requirements included in this paragraph or this Regulation 14(d), the Shareholder Nominee will be deemed to have withdrawn and will not be included in the Proxy Materials.

(viii)     Notwithstanding the provisions of this Regulation 14(d), unless otherwise required by law or otherwise determined by the Board of Directors, if (A) the Eligible Shareholder or (B) a qualified representative of the Eligible Shareholder does not appear at the applicable annual meeting to present its Shareholder Nominee or Shareholder Nominees, such nomination or nominations shall be disregarded, and no vote on such Shareholder Nominee or Shareholder Nominees will occur, notwithstanding that proxies in respect of such vote may have been received by the Corporation. For purposes of this Regulation 14(d)(viii), to be considered a qualified representative of an Eligible Shareholder, a person must be authorized by a writing executed by such Eligible Shareholder or an electronic transmission delivered by such Eligible Shareholder to act for such Eligible Shareholder as proxy at the applicable annual meeting and such person must produce such writing or electronic transmission, or a reliable reproduction of the writing or electronic transmission, at the applicable annual meeting.

(ix)     Notwithstanding anything in this Regulation 14(d) to the contrary, in the event that the number of directors to be elected to the Board of Directors is increased by the Board of Directors, and there is no public announcement by the Corporation naming all of the nominees for director or specifying the size of the increased Board of Directors at least 130 calendar days prior to the first anniversary of the preceding year’s annual meeting, a Proxy Notice shall also be considered timely, but only with respect to nominees for any new positions created by such increase and only to the extent the increase in the size of the board increases the number of nominees permitted under Regulation 14(d)(v), if it shall be delivered to or received by the Secretary at the principal executive offices of the Corporation not later than the close of business on the tenth calendar day following the day on which such public announcement is first made by the Corporation.

(x)     This Regulation 14(d) shall be the exclusive method for shareholders to include nominees for director in the Corporation’s proxy materials.

(e)     In addition to other information required to be provided pursuant to this Regulation 14, to be in proper written form, each Nomination Notice and Proxy Notice must set forth or include (the following, collectively referred to as the “Required Information”): (i) the name and address, as they appear on the Corporation’s books, of the shareholder or group of shareholders giving ~~the~~such notice and of the beneficial owner, if any, on whose behalf the nomination is made; (ii) a representation that the shareholder or group of shareholders giving ~~the~~such notice is a holder of record of stock of the Corporation entitled to vote at such annual meeting and intends to appear in person or by proxy at the annual meeting to nominate the person or persons specified in ~~the~~such notice; (iii) the class and number of shares of stock of the Corporation owned beneficially and of record by the shareholder or group of shareholders giving ~~the~~such notice and by the beneficial owner, if any, on whose behalf the nomination is made; (iv) a description of all arrangements or understandings between or among any of (A) the shareholder or group of shareholders giving ~~the~~such notice, (B) the beneficial owner on whose behalf ~~the~~such notice is given, (C) each nominee, and (D) any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the shareholder or group of shareholders giving ~~the~~such notice; (v) such other information regarding each nominee proposed by the shareholder or group of shareholders giving ~~the~~such notice as would be required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission had the nominee been nominated, or intended to be nominated, by the Board of Directors; ~~and~~ (vi) the signed consent of each nominee to serve as a director of the Corporation if so elected~~.~~ and (vii) in the case of a Proxy Notice, if the Eligible Shareholder so elects, a Statement.

(f)     The presiding officer of any annual meeting ~~may, if the facts warrant,~~shall have the power to determine and declare to the meeting whether a nomination was made in accordance with the procedures prescribed by the Code of Regulations, and if the presiding officer should so determine that ~~a~~such nomination was not made in

~~accordance~~compliance with ~~this~~the Code of Regulations ~~14~~, ~~and if he or she should so determine, he or she will so~~ declare to the meeting~~, and the~~ that no action shall be taken on such nomination and such defective nomination ~~will~~shall be disregarded. Notwithstanding the foregoing provisions of this Regulation 14, a shareholder must also comply with all applicable requirements of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder with respect to the matters set forth in this Regulation 14.

76 South Main Street

Akron, Ohio 44308

Ketan K. Patel

Vice President, Corporate Secretary & Chief Ethics Officer

March 31, 2017

Dear Shareholder:

You are cordially invited to attend the 2017 FirstEnergy Corp. Annual Meeting of Shareholders on Tuesday, May 16, 2017, at 8:00 a.m., Eastern time, at the John S. Knight Center, 77 E. Mill Street, Akron, Ohio. If you plan to attend this meeting, you must register in advance. For information on how to register, see “Attending the Annual Meeting” section of the “Questions and Answers about the Annual Meeting” of the proxy statement.

As you may recall, you previously consented to accessing FirstEnergy’s annual reports and proxy statements on the Internet instead of receiving paper copies. The annual report, proxy statement and all other proxy material related to the 2017 FirstEnergy Corp. Annual Meeting of Shareholders may be accessed and viewed at www.ViewMaterial.com/FE.

The Notice of Annual Meeting of Shareholders is printed on the back of this letter. The notice and proxy statement contain important information about proxy voting and the business to be conducted at the meeting. We encourage you to read it carefully before voting. Your Board of Directors recommends that you vote “FOR” the election of the nominees in Item 1, “FOR” Items 2, 3 and 5 through 8, for “EVERY YEAR” in Item 4 and “AGAINST” each of the shareholder proposals, which are Items 9 through 11.

Enclosed is your proxy card, which provides instructions to appoint your proxy and vote your shares. We encourage you to take advantage of the Internet or telephone voting options. Instructions regarding Internet and telephone voting are provided on the enclosed proxy card and are available at www.ViewMaterial.com/FE. Please note that since you already have consented to accessing FirstEnergy’s annual reports and proxy statements on the Internet, it is not necessary when voting your shares to again provide consent.

If you wish to receive a paper copy of the annual report and proxy statement with your proxy card in the future, or if you would like a paper copy of this year’s materials, please call Shareholder Services at (800) 736-3402, or call Corporate Election Services at (800) 516-1564, or access the website www.SendMaterial.com and follow the instructions provided, or send an email to papercopy@SendMaterial.com with your 11-digit control number in the email’s subject line.

This notice is being mailed to shareholders on or about March 31, 2017.

Your vote and support are important to us. Thank you in advance for voting promptly.

Sincerely,

Important Note Regarding Voter Participation. Please take time to vote your shares!

Pursuant to applicable rules, if your shares are held in a broker account, you must provide your broker with voting instructions for all matters to be voted on at the Annual Meeting of Shareholders except for the ratification of PricewaterhouseCoopers LLP as FirstEnergy Corp.’s independent registered public accounting firm and the proposal to amend the Company’s Amended Articles of Incorporation to increase the number of shares of authorized common stock. Your broker does not have the discretion to vote your shares on any other matters without the specific instruction from you to do so.

Notice of Annual Meeting of Shareholders

Date and Time	Location	Record Date
Tuesday, May 16, 2017 8:00 a.m. ET	John S. Knight Center 77 E. Mill Street Akron, OH 44308	March 20, 2017

Annual Meeting of Shareholders Agenda

●	Elect the 13 nominees to the Board of Directors named in the proxy statement to hold office until the 2018 annual meeting of shareholders and until their successors shall have been elected;
●	Ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for 2017;
●	Approve, on an advisory basis, named executive officer compensation;
●	Approve, on an advisory basis, the frequency of future advisory votes to approve named executive officer compensation;
●	Approve a management proposal to amend the Company’s Amended Articles of Incorporation to increase the number of shares of authorized common stock from 490,000,000 to 700,000,000;
●	Approve a management proposal to amend the Company’s Amended Articles of Incorporation and Amended Code of Regulations to replace existing supermajority voting requirements with a majority voting power threshold;
●	Approve a management proposal to amend the Company’s Amended Articles of Incorporation and Amended Code of Regulations to implement majority voting for uncontested director elections;
●	Approve a management proposal to amend the Company’s Amended Code of Regulations to implement proxy access;
●	Vote on three shareholder proposals, if properly presented at the Meeting; and
●	Take action on other business that may come properly before the Meeting and any adjournment or postponement thereof.

Please carefully review this notice, the annual report and the proxy statement and vote your shares by following the instructions on your proxy card/voting instruction form to ensure your representation at the Meeting. Only shareholders of record as of the close of business on March 20, 2017, or their proxy holders, may vote at the Meeting. If you plan to attend the meeting, you must register in advance. See the “Attending the Annual Meeting” section of the “Questions and Answers about the Annual Meeting” in the proxy statement for instructions on how to register.

On behalf of the Board of Directors,

Ketan K. Patel

Vice President, Corporate Secretary & Chief Ethics Officer

Akron, Ohio

    This notice is being mailed to shareholders on or about March 31, 2017.

ELECTRONIC ACCESS OF FUTURE PROXY MATERIALS

c/o Corporate Election Services P.O. Box 3230 Pittsburgh, PA 15230

To assist us in reducing the cost of mailing proxy materials, you can consent to access all future proxy statements, annual reports and other related materials via the Internet (no paper copies would be received unless applicable regulations require delivery of printed materials.) To consent, please follow the instructions provided when you vote by Internet or telephone.

Or, if voting by mail, check the box at the bottom of the reverse side of this proxy/voting instruction form and return it in the envelope provided.

Your vote must be received by 7:00 a.m., Eastern time, on Tuesday, May 16, 2017, to be counted in the final tabulation, except for participants in the FirstEnergy Corp. Savings Plan. If you are a participant in the FirstEnergy Corp. Savings Plan, your vote must be received by 6:00 a.m., Eastern time, on Monday, May 15, 2017, to be counted in the final tabulation.

Your vote is important! Even if you plan to attend our annual meeting in person, please cast your vote as soon as possible by:

Internet Access the Internet site and cast your vote: www.cesvote.com	OR	QR Code Scan with a mobile device	OR	Telephone Call Toll-Free: 1-888-693-8683	OR	Mail Return your proxy/voting instruction form in the postage-paid envelope provided

If you vote by telephone or Internet, please do not return your proxy/voting instruction form.

ê Please sign and date the proxy/voting instruction form below and fold and detach at the perforation before mailing.  ê

Proxy/Voting Instruction Form

This proxy/voting instruction form is solicited by the Board of Directors for the Annual Meeting of Shareholders on May 16, 2017

The undersigned appoints Ketan K. Patel, Daniel M. Dunlap, and Jennifer L. Geyer as proxies with the power to appoint their substitutes; authorizes them to represent and to vote, as directed on the reverse side, all the shares of common stock of FirstEnergy Corp. which the undersigned would be entitled to vote if personally present at the Annual Meeting of Shareholders to be held on May 16, 2017, at the John S. Knight Center, 77 E. Mill Street, Akron, Ohio at 8:00 a.m., Eastern time, or at any adjournment or postponement thereof; and authorizes them to vote, at their discretion, on other business that properly may come before the meeting.

If applicable, as a participant and “named fiduciary” in the FirstEnergy Corp. Savings Plan, this form also serves as voting instructions to State Street Bank and Trust Company, as Trustee for shares held in the Plan. The Trustee will vote all shares as instructed by Plan participants and the shares for which the Trustee does not receive timely voting instructions will be voted by the Trustee in the same proportion as the shares held under the Plan for which the Trustee receives voting instructions.

Date:

Signature

Signature

Sign above as name(s) appear on this proxy/voting instruction form. If signing for a corporation or partnership or as an agent, attorney or fiduciary, indicate the capacity in which you are signing.

Please date, sign and mail promptly if you are not voting by telephone or Internet.

ADMISSION CARD

If you plan to attend the Annual Meeting, you must register in advance by following the instructions included in the “Questions and Answers about the Annual Meeting” section of the proxy statement. Also, if you plan to attend the Annual Meeting, please follow the related instructions when voting by telephone or Internet, or if voting by mail, check the box at the bottom of this proxy/voting instruction form and return it in the envelope provided.

Please bring this card if you choose to attend the Annual Meeting.

FirstEnergy Corp.

Annual Meeting of Shareholders

Tuesday, May 16, 2017, at 8:00 a.m. Eastern Time

John S. Knight Center

77 E. Mill Street, Akron, OH

For personal use of the named shareholder(s) – not transferable.

If you registered to attend the Annual Meeting, please present this card at the reception desk upon arrival and please bring a valid form of government-issued photo identification for admission to the Annual Meeting.

YOUR VOTE IS IMPORTANT

Regardless of whether you plan to attend the Annual Meeting of Shareholders, please ensure your shares are represented at the meeting by promptly voting by telephone or Internet or by returning your proxy/voting instruction form in the enclosed envelope.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Shareholders to be held on May 16, 2017. FirstEnergy Corp.’s proxy statement and annual report are available at www.ReadMaterial.com/FE.

ê Please sign and date the proxy/voting instruction form below and fold and detach at the perforation before mailing.  ê

When properly executed, your proxy/voting instruction form will be voted in the manner you direct. If you do not specify your choices, your shares will be voted FOR all the nominees listed in Item 1, FOR Items 2, 3, 5, 6, 7 and 8, EVERY YEAR on Item 4 and AGAINST Items 9 through 11. Your Board of Directors recommends a vote FOR all the nominees listed in Item 1, FOR Items 2, 3, 5, 6, 7 and 8 and EVERY YEAR on Item 4.

1.	Election of Directors:	☐	FOR all nominees listed below	☐	WITHHOLD AUTHORITY
			(except as indicated to the contrary below)		to vote for all nominees listed below

Nominees:	(01) Paul T. Addison	(02) Michael J. Anderson	(03) William T. Cottle	(04) Steven J. Demetriou
	(05) Julia L. Johnson	(06) Charles E. Jones	(07) Donald T. Misheff	(08) Thomas N. Mitchell
	(09) James F. O’Neil III	(10) Christopher D. Pappas	(11) Luis A. Reyes	(12) George M. Smart
(13) Dr. Jerry Sue Thornton
To withhold authority to vote for individual Nominee(s), write the name(s) or number(s) on the line below:

2.		Ratify the Appointment of the Independent Registered Public Accounting Firm	☐	FOR	☐	AGAINST	☐	ABSTAIN
3.		Approve, on an Advisory Basis, Named Executive Officer Compensation	☐	FOR	☐	AGAINST	☐	ABSTAIN
4.	Approve, on an Advisory Basis, the Frequency of Future Advisory Votes to Approve Named Executive Officer Compensation	☐ EVERY YEAR	☐	EVERY 2 YEARS	☐	EVERY 3 YEARS	☐	ABSTAIN
5.		Approve a Management Proposal to Amend the Company’s Amended Articles of Incorporation to Increase the Number of Shares of Authorized Common Stock from 490,000,000 to 700,000,000	☐	FOR	☐	AGAINST	☐	ABSTAIN
6.		Approve a Management Proposal to Amend the Company’s Amended Articles of Incorporation and Amended Code of Regulations to Replace Existing Supermajority Voting Requirements with a Majority Voting Power Threshold	☐	FOR	☐	AGAINST	☐	ABSTAIN
7.		Approve a Management Proposal to Amend the Company’s Amended Articles of Incorporation and Amended Code of Regulations to Implement Majority Voting for Uncontested Director Elections	☐	FOR	☐	AGAINST	☐	ABSTAIN
8.		Approve a Management Proposal to Amend the Company’s Amended Code of Regulations to Implement Proxy Access	☐	FOR	☐	AGAINST	☐	ABSTAIN
Your Board of Directors recommends a vote AGAINST Items 9 through 11.
9.		Shareholder Proposal Requesting an Annual Report on Lobbying Policies and Payments	☐	FOR	☐	AGAINST	☐	ABSTAIN
10.		Shareholder Proposal Requesting a Report on Climate Change Strategy	☐	FOR	☐	AGAINST	☐	ABSTAIN
11.		Shareholder Proposal Requesting Implementation of Simple Majority Voting	☐	FOR	☐	AGAINST	☐	ABSTAIN

☐	Check this box if you consent to accessing, in the future, the annual report, proxy statement and any other related material via the Internet (no paper copies unless applicable regulations require delivery of printed proxy materials).
☐	If you plan to attend the Annual Meeting in-person on May 16, 2017, in Akron, Ohio, check this box to register in advance.

SIGN ON THE REVERSE SIDE.